                           INNOVASIVE DEVICES, INC.
                               734 FOREST STREET
                      MARLBORO, MASSACHUSETTS 01752-3032

                                                                   June 6, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual and Special Meeting of Stockholders of Innovasive Devices, Inc. (the "Company"), which will be held on Friday, June 27, 1997 at 10:00 A.M., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts.

  The following Notice of Annual and Special Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend the meeting.

  We look forward to seeing you.

                                          Sincerely,

                                          RICHARD D. RANDALL
                                          President and Chief Executive
                                           Officer

                           INNOVASIVE DEVICES, INC.
                               734 FOREST STREET
                      MARLBORO, MASSACHUSETTS 01752-3032

             NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 1997

  The Annual and Special Meeting of Stockholders of Innovasive Devices, Inc. (the "Company") will be held at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts, on June 27, 1997 at 10:00 A.M., for the following purposes:

  1. To elect three directors, each to serve for a term of three years, and to elect one director to serve for a term of two years;

  2. To approve the acquisition of MedicineLodge, Inc.;

  3. To approve the Company's 1996 Omnibus Stock Plan as amended by the Board of Directors;

  4. To approve the Company's 1996 Non-Employee Directors Stock Option Plan as amended by the Board of Directors;

  5. To ratify the Board of Directors' selection of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

  6. To transact such other business as may properly come before the meeting and any or all adjournments thereof.

  Stockholders of record at the close of business on April 30, 1997 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          ROSLYN G. DAUM
                                          Clerk

Dated: June 6, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED.

                           INNOVASIVE DEVICES, INC.
                               734 FOREST STREET
                      MARLBORO, MASSACHUSETTS 01752-3032

                              PROXY STATEMENT FOR
                  ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock ("Common Stock") of Innovasive Devices, Inc. (hereinafter referred to as the "Company") in connection with the solicitation of proxies to be voted at the Annual and Special Meeting of Stockholders to be held on June 27, 1997 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual and Special Meeting.

  A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the meeting, by written notice to the Clerk of the Company, by sending a later dated proxy, or by revoking it in person at the meeting.

  The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is June 6, 1997. The Company's Annual Report to Stockholders for the year ended December 31, 1996 is being mailed together with this Proxy Statement.

  Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on April 30, 1997 (the "record date") will be entitled to vote at the meeting. There were 7,265,571 shares of Common Stock outstanding and entitled to vote on the record date.

  Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, if a quorum is present, is required for the election of directors. If a quorum is present, approval of the other matters which are before the meeting will require the affirmative vote at the meeting of the holders of a majority of votes cast with respect to such matters.

  For purposes of the matters before the Annual and Special Meeting, under the Company's By-Laws, a quorum consists of a majority of the issued and outstanding shares entitled to vote on such matters as of the record date. Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes but will not be deemed to be voting on such matters, and therefore will not be counted as negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

  The Company's stockholders have no appraisal or dissenters' rights with respect to the matters to be acted upon at the meeting.

  The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company or MedicineLodge, Inc. ("MLI") since the date hereof. If, however, any material change occurs during the period that the Proxy Statement is required to be delivered, this Proxy Statement will be amended or supplemented accordingly. All information regarding MLI in this Proxy Statement is based solely on information supplied by MLI and the principal shareholders of MLI and other sources the Company believes to be reliable. Immediately following the acquisition of MLI, MLI will own approximately 20.5% of the Company's outstanding Common Stock. Prior to the acquisition, there was no affiliation between the Company and MLI.

          STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
                          AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 30, 1997 by (a) each director and nominee for director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) each person known by the Company to own beneficially 5% or more of its Common Stock and (d) all current directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners.

                                                         SHARES     PERCENTAGE
                                                      BENEFICIALLY      OF
   EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES            OWNED     COMMON STOCK
   ------------------------------------------         ------------ ------------
   Richard D. Randall(1).............................    225,051        3.0
   James E. Nicholson................................    411,351        5.7
   James V. Barrile(2)...............................    180,555        2.9
   Joseph A. Ciffolillo(3)...........................     71,926          *
   Thomas C. McConnell(4)............................    931,363       12.8
   Robert R. Momsen(5)...............................    678,227        9.3
   Howard D. Palefsky(6).............................    848,936       11.6
   Karen L. Mattocks(7)..............................     12,778          *
   Philip H. Heitlinger(8)...........................     11,110          *
   Richard B. Caspari(9).............................          0          0
   Alan Chervitz(10).................................          0          0
   5% STOCKHOLDERS
   ---------------
   Collagen Corporation..............................    843,936       11.6%
    2500 Faber Place,
    Palo Alto, CA 94303
   Entities affiliated with InterWest Partners(11)...    675,727        9.3
    3000 Sand Hill Road,
    Building 3, Suite 255
    Menlo Park, CA 94025
   New Enterprise Associates VI, Limited                 928,863       12.7
    Partnership......................................
    2490 Sand Hill Road,
    Menlo Park, CA 94025
   Delphi Ventures II, L.P.(12)......................    587,443        8.1
    3000 Sand Hill Road,
    Building 1, Suite 135
    Menlo Park, CA 9025
   S. Richard Penni..................................    485,612        6.7
    100 Hancock Street, N.
    Quincy, MA 02171
   All current executive officers and directors as a
    group (13 persons)(13)...........................  3,332,976       43.8

--------
  * Less than 1.0% of the outstanding Common Stock.
 (1) Includes 204,667 shares which Mr. Randall may acquire within 60 days of April 30, 1997 by exercise of options.
 (2) Includes 2,777 shares which Mr. Barrile may acquire within 60 days of April 30, 1997 by exercise of options.
 (3) Consists of 53,872 shares held by an investment company of which Mr. Ciffolillo is the president and 18,054 shares which Mr. Ciffolillo may acquire within 60 days of April 30, 1997 by exercise of options.

    Mr. Ciffolillo may be deemed to share voting and investment power with respect to the shares held by the investment company. He disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.
 (4) Consists of 2,500 shares which Mr. McConnell may acquire within 60 days of April 30, 1997 by exercise of options and 928,863 shares held by New Enterprise Associates VI, Limited Partnership with respect to which Mr. McConnell may be deemed to share voting and investment power by virtue of his status as a general partner of NEA Partners VI, Limited Partnership, the general partner of New Enterprises Associates VI, Limited Partnership. Mr. McConnell disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein.
 (5) Consists of 2,500 shares which Mr. Momsen may acquire within 60 days of April 30, 1997 by exercise of options, 671,363 shares held by InterWest Partners V, L.P. ("IWP") and 4,364 shares held by InterWest Investors V, L.P. ("IWI"). Mr. Momsen is a general partner of InterWest Management Partners V, L.P., the general partner of IWP, and a general partner of IWI and accordingly may be deemed to share voting and investment power with respect to these shares. Mr. Momsen disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interest therein.
 (6) Consists of 2,500 shares held directly by Mr. Palefsky, 2,500 shares which Mr. Palefsky may acquire within 60 days of April 30, 1997 by exercise of options and 843,936 shares held by Collagen Corporation. Mr. Palefsky is Chairman of the Board of Collagen Corporation and, accordingly may be deemed to share voting and investment power with respect to such shares. Mr. Palefsky disclaims beneficial ownership of these shares.
 (7) Includes 8,334 shares which Ms. Mattocks may acquire within 60 days of April 30, 1997 by exercise of options.
 (8) Consists of shares which Mr. Heitlinger may acquire within 60 days of April 30, 1997 by exercise of options.
 (9) Dr. Caspari is a nominee for director of the Company and does not currently own any Common Stock of the Company. Upon his election as a director and approval by the stockholders of the acquisition of MLI, upon which his election is conditioned, Dr. Caspari will be granted options to purchase 10,000 shares of the Company's Common Stock pursuant to the Company's 1996 Non-Employee Director Stock Option Plan. Dr. Caspari will also be granted options to purchase 40,000 shares of the Company's Common Stock pursuant to the terms of a Consulting Agreement. As a principal stockholder of MLI, Dr. Caspari will be entitled beneficially to his pro rata portion of the shares of Common Stock which will be issued by the Company as consideration for the purchase of MLI's assets. Dr. Caspari and his wife, Judith Caspari, together own approximately 19.5% of the shares of MLI which are expected to be outstanding at the time the Acquisition is closed, assuming the exercise of all outstanding MLI stock options, which will represent a beneficial interest in 368,329 shares of the Common Stock of the Company upon closing of the Acquisition. See "ACQUISITION OF MEDICINELODGE, INC. (Item 2)".
(10) Mr. Chervitz is a nominee for director of the Company and does not currently own any Common Stock of the Company. Upon his election as a director and upon approval by the stockholders of the acquisition of MLI, upon which his election is conditional, Mr. Chervitz will be granted options to purchase 35,000 shares of the Company's Common Stock pursuant to the Company's 1996 Omnibus Stock Plan. As a principal stockholder of MLI, Mr. Chervitz will be entitled beneficially to his pro rata share of the shares of Common Stock issued by the Company as consideration for the purchase of MLI's assets. Mr. Chervitz owns approximately 14.6% of the shares of MLI which are expected to be outstanding at the time the Acquisition is closed, assuming the exercise of all outstanding MLI stock options, which will represent a beneficial interest in 275,022 shares of the Common Stock of the Company upon closing of the Acquisition. See "ACQUISITION OF MEDICINELODGE, INC. (Item 2)".
(11) Consists of 671,363 shares held by IWP and 4,364 shares held by IWI.
(12) Consists of 584,452 shares held by Delphi Ventures II, L.P. and 2,991 shares held by Delphi BioInvestments II, L.P.
(13) Includes 2,273,526 shares beneficially owned by entities affiliated with Messrs. Ciffolillo, McConnell, Momsen and Palefsky, for which they disclaim beneficial ownership except to the extent of their proportionate interest therein and 2,500 shares held directly by Mr. Palefsky. Also includes 349,105 shares which the executive officers and directors may acquire within 60 days of April 30, 1997 by exercise of options.

                             ELECTION OF DIRECTORS

                              (ITEM 1 OF NOTICE)

  There are currently six members of the Board of Directors. The Board has fixed the number of directors for the ensuing year at eight and has nominated Thomas C. McConnell and Robert R. Momsen for re-election and Richard B. Caspari and Alan Chervitz for election to the Board of Directors. In the case of Dr. Caspari and Mr. Chervitz such nomination is conditional upon approval by the stockholders of the acquisition of MedicineLodge, Inc. (See Item 3). Each of Messrs. McConnell, Momsen and Caspari have consented to serve, if elected at the meeting, for a three-year term expiring at the time of the Annual Meeting in 2000 and when his successor is elected and qualified. Mr. Chervitz has consented to serve, if elected at the meeting, for a two-year term expiring at the Annual Meeting in 1999 and when his successor is elected and qualified. The shares represented by the enclosed proxy will be voted to elect the nominees unless such authority is withheld by marking the proxy to that effect. The nominees have agreed to serve, but in the event any becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute. The Board of Directors of the Company unanimously recommends that stockholders of the Company vote FOR the election of the foregoing nominees.

  The following information is furnished with respect to each nominee for election as a director.

    NAME AND AGE                  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
AS OF APRIL 30, 1997       DURING LAST FIVE YEARS; DIRECTORSHIPS OF PUBLIC COMPANIES
--------------------       ---------------------------------------------------------
Thomas C. McConnell,     Mr. McConnell has been a director of the Company since
 42..................... February 1995. He joined New Enterprise Associates, a venture capital firm, in 1985 and has been a general partner since
                         1989. He is also a director of Conceptus, Inc., Applied
                         Imaging Corporation, Cardio Thoracic Systems and Sequana
                         Therapeutics, Inc., a maker of diagnostics for gene
                         identification.
Robert R. Momsen, 50.... Mr. Momsen has been a director of the Company since February
                         1994. He joined InterWest Partners, a venture capital firm, in
                         1981 and has been a general partner since 1982. He is also a director of ArthroCare Corporation, a manufacturer of
                         arthroscopic surgical equipment, Ventritex, Inc., a
                         manufacturer of implantable cardiac defibrillators, COR
                         Therapeutics, Inc., a developer of cardiovascular
                         pharmaceuticals, Integ, a developer of blood free fructose monitoring, Coulter Pharmaceutical, a developer of cancer
                         pharmaceuticals, and Urologix.
Richard B. Caspari,      Dr. Caspari has been a partner of Tuckahoe Orthopaedic
 M.D., 55............... Associates since 1973, and the president and a member of the
                         Board of Directors of Orthopaedic Research of Virginia since
                         1981. He is a founding member of the Arthroscopy Association of North America and served as its president in 1991. From
                         1984 to 1986 Dr. Caspari was president of Precision Surgical
                         Instruments Inc., a developer and manufacturer of arthroscopic devices. He served on the Board of Directors of Arthrotek, a subsidiary of Biomet from 1991 to 1996, and currently serves on the Board of Directors of Lifenet, Inc., an organ and
                         tissue transplantation non-profit organization, and Heloair,
                         Inc., a helicopter charter company. Dr. Caspari joined the
                         Board of Directors of MedicineLodge, Inc. in 1996.
Alan Chervitz, 35....... Mr. Chervitz has been a director of MedicineLodge, Inc. since
                         January 1994. He joined MedicineLodge, Inc. in August of 1993 as a co-founder and has served as President and CEO of
                         MedicineLodge, Inc. since January 1996. He also served as
                         Executive VP/General Manager of MedicineLodge, Inc. from 1993 to January 1996. Prior to joining MedicineLodge, Inc., he
                         served as President and Chief Executive Officer of Ortho
                         Dynamics, Inc. from August 1989 through December 1993. Mr.
                         Chervitz also served as a director of Medisys Technologies,
                         Inc. from January 1992 through 1996. Mr. Chervitz is also
                         manager of GCL, L.C., a Wyoming limited liability company.

  The following table contains similar information about the other directors of the Company, whose terms do not expire at the 1997 Annual and Special Meeting and who consequently are not nominees for election in 1997:

    NAME AND AGE                     PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
 S OF APRIL 30, 1997A          DURING LAST FIVE YEARS; DIRECTORSHIPS OF PUBLIC COMPANIES
--------------------           ---------------------------------------------------------
 Richard D. Randall, 45..  Mr. Randall has been President, Chief Executive Officer and a director of the Company since February 1994. He currently serves as a director of Target Therapeutics, Inc. ("Target"), a
                           developer of neurovascular devices. He was employed by Target from June 1989 to January 1994, during which time he served as
                           President, Chief Executive Officer and Chairman. Mr. Randall
                           currently serves as Chairman of the Board of Directors of
                           Conceptus, Inc. ("Conceptus"), a developer of minimally invasive devices for reproductive medical applications. He was also acting President and acting Chief Executive Officer of Conceptus from December 1992 to July, 1993. Mr. Randall was also a
                           director of Neuro Navigational Corporation, a minimally invasive neurosurgery company (from which office Mr. Randall resigned effective March 20, 1997).
 James E. Nicholson, 58..  Mr. Nicholson, a co-founder of the Company, has been a director of the Company since the Company's inception in September 1991.
                           He also served as Chief Technical Officer from February 1994 to
                           April 1997 and President and Chief Executive Officer from
                           inception to February 1994. Since April 1997 Mr. Nicholson has
                           been a consultant to the Company. He was founder and President of Nicholson Associates, Inc., a surgical device company which was formed in June 1990 and merged into the Company in May 1992.
                           Mr. Nicholson was also a co-founder of Mitek Surgical Products,
                           Inc., a bone anchor manufacturer, and served as its President from 1985 to 1990. He currently serves as a director of
                           Physiometrix, Inc.
 Joseph A. Ciffolillo,     Mr. Ciffolillo has been a director of the Company since February
  58.....................  1994. Now retired, from 1987 to March 1995, he was Chief
                           Operating Officer of Boston Scientific Corporation ("Boston
                           Scientific"), a manufacturer and marketer of minimally invasive medical devices. From March 1995 until his retirement in April
                           1996, he was Executive Vice President--Office of the Chairman,
                           for Boston Scientific Venture Group, the venture capital
                           division of Boston Scientific. He is also a director of CompDent
                           Corporation, a dental health maintenance organization.
 Howard D. Palefsky, 50..  Mr. Palefsky has been a director of the Company since September
                           1995. He was Chief Executive Officer of Collagen Corporation
                           from 1978 through 1996 and currently serves as Chairman of
                           Collagen Corporation's Board. He is also a director of Target
                           Therapeutics, Inc., Calgene, Inc., an agricultural biotechnology company and Sequana Therepeutics, Inc., a maker of diagnostics for gene identification.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

  The Audit Committee, which periodically meets with management and the Company's independent accountants, reviews the results and scope of the audit and other services provided by the Company's independent accountants, the need for internal auditing procedures and the adequacy of internal controls. The directors currently serving on the Audit Committee are Messrs. McConnell and Palefsky. The Audit Committee met once during fiscal 1996.

  The Compensation Committee establishes salaries for officers and incentives and other forms of compensation for officers and other key employees; administers the various incentive compensation and benefit plans; and recommends policies relating to such plans. The directors currently serving on the Compensation Committee are Messrs. Ciffolillo and Momsen. The Compensation Committee met three times during fiscal 1996.

  During fiscal 1996, the Board of Directors of the Company held seven meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he served.

                             DIRECTOR COMPENSATION

  The Company's directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Under the Company's 1996 Non-Employee Director Stock Option Plan each non-employee director serving as such on the date of the Annual Meeting of the Board of Directors is entitled to receive on such date an option to purchase 2,500 shares of Common Stock (subject to vesting over four annual periods), exercisable at a price per share equal to fair market value on the date of grant. Any non-employee director, upon his or her first election to the Board of Directors, is entitled to receive an option to purchase 10,000 shares of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This report, prepared by the Compensation Committee of the Company's Board of Directors (the "Committee"), addresses the Company's executive compensation policies and the basis on which fiscal 1996 executive officer compensation determinations were made. The Committee designs and approves all components of executive pay.

  To ensure that executive compensation is designed and administered in an objective manner, the Committee's members are all non-employee directors. During fiscal 1996, the Committee members were Messrs. Ciffolillo and Momsen.

 Compensation Philosophy

  The Company's executive compensation policies are intended to attract, retain, motivate and reward executives who can lead the Company in achieving its long-term growth and earnings goals. The objective of the Committee is to implement a compensation program that will provide appropriate incentives while, at the same time, encouraging executive officers to increase their equity ownership in the Company and thereby align their interests with those of the Company's stockholders. The compensation program consists primarily of three components, namely (a) base salary, (b) bonus and (c) stock options. Each of these factors are further described below. In addition, executive officers are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan, 401(k) plan and group medical, disability and life insurance programs. The Committee believes that executive compensation packages should be viewed as a whole in order to assess properly their appropriateness.

  In establishing total compensation packages for the Company's executive officers, the Committee takes into account the compensation packages offered to executives of other medical device design and manufacturing companies of similar stature. The Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Committee seeks to maintain total compensation within the broad middle range of comparative pay. The Committee generally meets quarterly and at other times that it deems are necessary and, from time to time, confers with outside advisors concerning acceptable industry practices. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company and the Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights.

 Salary

  Base salaries are reviewed annually. It is the Committee's intention to pay slightly below-market base salary but provide a significant equity ownership opportunity to create incentives for the Company's executive officers to maximize the Company's growth and success while increasing stockholders' value over the long term. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company.

  Richard D. Randall's base salary was increased from $150,000 to $175,000 on April 1, 1996, an increase of 16.67%. This increase was largely based on his contributions to the Company's meeting its growth and profit objectives.

 Bonus

  Executive bonuses are determined in accordance with achievement of the Company's goals for the most recent fiscal year. The amounts are intended to reward management for achieving certain milestones set out at the beginning of the fiscal year. Among these are growth in operating profit, sales and earnings. The cash bonus for the Chief Executive Officer is also influenced by his ability to execute strategic plans determined by the Board of Directors, including merger and acquisition programs.

 Stock Options

  As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company's stockholders. Stock options that the Committee has granted to executive employees generally vest over a four year period from the date of grant at the rate of 25% per fiscal year, commencing at the end of the year in which they are granted. The Committee also granted in 1996 special options to sales employees, including certain executive marketing and sales officers of the Company, which were exercisable only after ten years unless the individual sales targets of the recipients were achieved. If individual sales targets were achieved, the exercisability of the options would accelerate to the standard four-year vesting schedule for sales employees (20% after the first and second year and 30% after the third and fourth year). The 1996 sales targets of the executive officers of the Company to whom these special options were granted were not achieved, so the options granted to such officers are not exercisable until 2006. Option exercise prices are set at 100% of the fair market value of the stock at the date of the grant and expire after ten years. The Committee has absolute discretion to determine the recipients and the number of options to be awarded. Each award is at the Committee's discretion and is not subject to any specific formula or criteria. The Committee generally awards options on an annual basis. The number of shares for which options were granted to executive officers in fiscal 1996 was determined by the Committee based upon several factors, including the executive's position, his or her past and future expected performance, the comparative data described above, and the number of shares under options previously granted. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

 Section 162(m)

  Section 162(m) of the Internal Revenue Code which became effective January 1, 1994, generally limits the deductibility of annual compensation for certain officers to $1 million. It is the general intention of the Committee to assure that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interest of the shareholders. The Committee will review its policy concerning Section 162(m) on a year-by-year basis.

                                          Compensation Committee

                                          Joseph A. Ciffolillo
                                          Robert R. Momsen

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

  The following performance graph assumes an investment of $100 on June 7, 1996 (the day following the date the Company's Common Stock was first registered under Section 12 of the 1934 Act) and compares the changes thereafter in the market price of the Company's Common Stock with a broad market index (Standard & Poor's SmallCap 600) and an industry index (Standard & Poor's Health Care--Medical Products). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the initial public offering date and the fiscal year-end dates and do not reflect fluctuations between those dates.


      [COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN CHART APPEARS HERE]


                              06/07/96    12/31/96
                              --------    --------
INNOVASIVE DEVICES, INC.        100           62
S&P SMALL CAP 600               100          105
S&P HEALTH CARE                 100          113


  THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN INFORMATION ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BY IMPLICATION OR BY ANY REFERENCE IN ANY SUCH FILING TO THIS PROXY STATEMENT.

                        EXECUTIVE OFFICER COMPENSATION

  The following summary compensation table sets forth the compensation paid or accrued for services rendered in fiscal 1996, 1995 and 1994 to the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                       ANNUAL COMPENSATION           AWARDS
                                 -------------------------------- ------------
                                                     OTHER ANNUAL  SECURITIES   ALL OTHER
        NAME AND          FISCAL            BONUS(S) COMPENSATION  UNDERLYING  COMPENSATION
   PRINCIPAL POSITION      YEAR  SALARY ($)   ($)       ($)(1)    OPTIONS (#)     ($)(2)
   ------------------     ------ ---------- -------- ------------ ------------ ------------
Richard D. Randall......   1996   170,096    35,000        --        44,444          195
President and Chief        1995   150,000       --         --           --           244
Executive Officer          1994   149,940       --         --       244,445          195
James E. Nicholson......   1996   131,000       --         --           --           --
Chief Technical Officer    1995   130,000       --         --           --           --
                           1994   128,269       --         --           --           --
James V. Barrile........   1996   122,212    25,000        --        11,111          167
Vice President, Finance
 and                       1995   110,000       --         --           --           209
Administration             1994   108,210       --         --           --           139
Philip H. Heitlinger....   1996    80,615       --      39,234       11,111           84
Vice President of Sales
 and                       1995    80,000       --      16,237          --        15,981(3)
Marketing                  1994    67,018    10,000     13,200       13,333          162
Karen L. Mattocks.......   1996    99,558       --      17,039        6,667          128
Vice President of Clini-
 cal                       1995    95,906       --       4,040        4,444          160
Marketing and Education    1994    94,603       --         --        13,334          117

--------
(1) The amounts indicated under "Other Annual Compensation" consist of sales commissions paid pursuant to achievement of specified goals as set forth in an established compensation plan.
(2) The amounts indicated under "All Other Compensation" indicate annual contributions by the Company towards group term life insurance for the Named Executive Officers. These amounts are included as reportable income in each individual's Form W-2.
(3) Consists of $104 of group term life insurance premiums and $15,877 for reimbursement of moving expenses.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

  The following table shows all stock option grants to the Named Executive Officers during fiscal 1996.

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                ANNUAL RATE OF STOCK
                                                                                               PRICE APPRECIATION FOR
                          NUMBER OF SHARES  PERCENT OF TOTAL OPTIONS                               OPTION TERM (1)
                         UNDERLYING OPTIONS   GRANTED TO EMPLOYEES   EXERCISE PRICE EXPIRATION -----------------------
  NAME                      GRANTED (#)          IN FISCAL YEAR        PER SHARE       DATE        5%          10%
  ----                   ------------------ ------------------------ -------------- ---------- ----------- -----------
Richard D. Randall......       44,444(2)              23%                $6.75       2/20/06   $   188,443 $   477,773
James E. Nicholson......          --                  --                   --            --            --          --
James V. Barrile........       11,111(2)               6%                 6.75       2/20/06        47,111     119,443
Philip H. Heitlinger....       11,111(3)               6%                 6.75       2/20/06        47,111     119,443
Karen L. Mattocks.......        6,667(3)               3%                 6.75       2/20/06        28,268      71,670

--------
(1) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.
(2) These options vest in four (4) equal annual installments, commencing on February 20, 1997, the first anniversary of the date of grant, subject to continuing employment.
(3) Consists of 6,667 options for Mr. Heitlinger and Ms. Mattocks which vest January 1, 2006. The remaining 4,444 options granted to Mr. Heitlinger vest under the terms stated in note (2).


                         FISCAL YEAR-END OPTION VALUES

  The following table sets forth information regarding the number of options exercised in fiscal 1996 and the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of the unexercised options issued by the Company and held by the Named Executive Officers on December 31, 1996.

                                                  NUMBER OF SHARES      VALUE OF UNEXERCISED
                                                     UNDERLYING             IN-THE-MONEY
                            SHARES             UNEXERCISED OPTIONS(#)        OPTIONS($)
                         ACQUIRED ON   VALUE   ------------------------ ----------------------
  NAME                   EXERCISE (#) REALIZED   VESTED     UNVESTED      VESTED    UNVESTED
  ----                   ------------ -------- ----------- ------------ ---------- --------------
Richard D. Randall......      --          --       142,667     146,222  $  864,562 $  661,219
James E. Nicholson......      --          --           --          --          --         --
James V. Barrile........      --          --           --       11,111         --      11,111
Philip H. Heitlinger....      --          --         6,666      17,778      40,396     51,513
Karen L. Mattocks.......    4,444     $22,487        5,000      15,001      30,300     57,191

                      ACQUISITION OF MEDICINELODGE, INC.

                              (ITEM 2 OF NOTICE)

  At the Annual Meeting and Special Meeting, stockholders of the Company will be asked, among other things, to consider and vote upon a proposal to approve the acquisition by the Company of certain assets, and the assumption by the Company of certain liabilities, of MedicineLodge, Inc. ("MLI"), a Delaware corporation, in exchange for the issuance of a maximum of 1,885,000 shares (the "Innovasive Shares") of Common Stock (the "Share Issuance"). The acquisition (the "Acquisition") is more fully described elsewhere in this Proxy Statement. The Acquisition will be effected pursuant to an Asset Purchase Agreement dated as of February 4, 1997 (the "Asset Purchase Agreement") by and among the Company, MLI and certain shareholders of MLI (the "MLI Shareholders"), a copy of which is attached as Annex I.

  The Board of Directors of the Company has unanimously approved the Share Issuance and the Acquisition and unanimously recommends that stockholders of the Company vote FOR approval of the Share Issuance and Acquisition. In addition, the Company has received an opinion from its financial advisor, Piper Jaffray, Inc. ("Piper Jaffray") that the Acquisition is fair, from a financial point of view, to the stockholders of the Company. See "Summary of The Proposed Acquisition and the Share Issuance--Opinion of the Company's Financial Advisor" and the copy of such fairness opinion attached hereto as Annex II.

         MARKET PRICE OF THE COMPANY'S STOCK AND DIVIDEND INFORMATION

  The Company's Common Stock is traded on the Nasdaq National Market. The table below lists the quarterly range of the high and low per share closing bids of the Company's Common Stock on the Nasdaq National Market during the periods indicated.

   FISCAL PERIOD                                                   HIGH    LOW
   -------------                                                  ------- -----
   Third Quarter--1996 (1)....................................... $12 1/2 $8
   Fourth Quarter--1996..........................................   9 1/2  6 7/8
   First Quarter--1997...........................................  12 3/8  7 3/4

--------
(1) The Company's Common Stock began trading on the Nasdaq National Market on June 6, 1996, the date of the commencement of the Company's initial public offering.

  On February 3, 1997, the last trading day prior to the public announcement that the Company intended to acquire MLI and had executed and delivered the Asset Purchase Agreement, the high and low sales prices per share of the Company's Common Stock on the Nasdaq National Market were $10 1/8 and $9 1/2, respectively. On May 28, 1997, the latest practicable date before the printing of the Proxy Statement, the high and low sales price per share of the Company's Common Stock was $10 3/8.

  The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain all earnings for the operation and expansion of its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

  As of April 30, 1997, the record date, the approximate number of stockholders of record of the Company was 90.

            OWNERSHIP OF MLI COMMON STOCK AND DIVIDEND INFORMATION

  MLI Common Stock is not publicly traded. The following chart sets forth the respective direct interests in MLI to be held by its owners at the closing of the Acquisition assuming the exercise of all outstanding options.

                                                    NUMBER OF      % OF TOTAL
                                                  COMMON SHARES   COMMON SHARES
   NAME OF SHAREHOLDER                           AND EQUIVALENTS AND EQUIVALENTS
   -------------------                           --------------- ---------------
   Judith B. Caspari............................       72,650(1)       1.98%
   Richard B. Caspari...........................      643,960         17.56
   Alan Chervitz................................      535,211         14.59
   T. Wade Fallin...............................      241,000          6.57
   E. Marlowe Goble.............................    1,729,333(1)      47.15
   Stephen J. Snyder............................      219,939(2)       6.00
   Other Shareholders...........................      225,380          6.15
                                                    ---------        ------
     Total......................................    3,667,473        100.00%

--------
(1) Includes 1,650,000 shares and 50,000 shares of MLI's Series A Preferred Stock owned by E. Marlowe Goble and Judith B. Caspari, respectively, each share of which is convertible into one share of MLI's Common Stock.
(2) Consists of shares owned by Dr. Snyder individually and as trustee for the Stephen J. Snyder and Lee Ann Snyder Family Trust.

  MLI has never declared or paid any cash dividends on its Common Stock or Preferred Stock.

          SUMMARY OF THE PROPOSED ACQUISITION AND THE SHARE ISSUANCE

  The following summary describes the material provisions of the Acquisition and the Share Issuance. Stockholders are urged to review the complete text of the Asset Purchase Agreement, which is attached to this Proxy Statement as Annex I and is incorporated herein by reference.

GENERAL

  The Company proposes to acquire from MLI substantially all of its operating assets and will assume substantially all of its operating liabilities. In consideration of the Acquisition, the Company will issue to MLI 1,885,000 shares of the Company's Common Stock. The Acquisition will be effected pursuant to the Asset Purchase Agreement described more fully below. See "-- The Asset Purchase Agreement". The number of shares to be issued by the Company to MLI was arrived at by a process of negotiation involving the Company and MLI, taking into account, among other factors, the ranges of valuation proposed for MLI by the Company's financial advisor and the anticipated trading price of the Company's shares. The consummation of the Acquisition is not contingent or conditional on the Company's stock price.

THE COMPANIES INVOLVED IN THE ACQUISITION

  Innovasive Devices, Inc., a Massachusetts corporation, designs, develops, manufactures and markets proprietary tissue repair systems which facilitate the repair of soft tissue injuries. The Company's executive offices are located at 734 Forest Street, Marlborough, Massachusetts 01752-3032 and its telephone number is (508) 460-8229.

  MedicineLodge, Inc., a Delaware corporation, primarily designs, develops and manufactures proprietary implantable medical devices and related instrumentation used in minimally invasive arthroscopic procedures to repair injuries of the knee. MLI's executive offices are located at 152 South 600 West, Logan, Utah 84321 and its telephone number is (801) 753-7675.

  Innovasive Acquisition Corp., a Massachusetts corporation, will be a wholly-owned subsidiary of the Company, to be formed for the purpose of acquiring the assets of MLI in the Acquisition. The principal executive office of Innovasive Acquisition Corp. will be located at 734 Forest Street, Marlborough, Massachusetts 01752-3032 and its telephone number will be (508-460-8229).

THE CLOSING

  The closing of the transactions contemplated by the Asset Purchase Agreement (the "Closing") will take place as soon as possible after the satisfaction or waiver of the conditions set forth in the Asset Purchase Agreement (the "Closing Date"), which includes, among other things, the approval of the Share Issuance and the Acquisition by the Company's stockholders.

BACKGROUND OF THE ACQUISITION

  The Company first met with MLI in February, 1996 to gain information regarding the technologies under development by MLI and to explore with MLI the possibility that the Company could license or distribute MLI products that were complementary to the Company's product offering. The attendees at that first meeting, including the Company's President and Chief Technical Officer and MLI's President and Chairman, concluded that each company would pursue independent paths.

  After completing its initial public offering in June, 1996, the Company was financially stronger and in a better position to pursue outside opportunities. In October, 1996 the Company decided to resume discussions with MLI and had its Chief Technical Officer call the Chairman of MLI. The Chairman was unavailable but MLI's President returned the call and agreed to meet in early November to share information pertaining to new product development progress and to discuss the possibility of licensing or distribution arrangements.

  In early November, 1996 the President and Chief Technical Officer of the Company met with the Chairman, the President and the Vice President of Research and Development for MLI. Although there were not substantive discussions regarding the form of the ongoing working relationship, both companies had a high level of interest in continuing these conversations due to operational and technological synergies. While both companies were targeting the sports medicine/arthroscopy market within orthopaedics, the Company's patent and product portfolio was primarily focused on shoulder repair and MLI's patents and product development efforts were directed toward knee repair. The Company's strategic plan was to expand its clinical platform to include knee repair and believed that a collaboration with MLI would accelerate that path. In addition, MLI possessed metallic-based manufacturing capabilities that could be of value to the Company. The Company also became more aware of MLI's capabilities with bioabsorbable materials and the strength of its management team. MLI had not yet invested in the sales and marketing infrastructure required to market its products and understood that a broad product offering was necessary to build a cost effective and efficient sales channel. The Company had an established sales effort in the United States and several other countries.

  The Company met again with MLI in late November at the Arthroscopic Association of North America (AANA) conference to more closely review product development efforts and MLI's plans for its business. The Chief Financial Officer and Vice President of Research and Development of the Company met with the President and Vice President of Research and Development of MLI. After returning from AANA, the Company's senior management team met and concluded that an acquisition would be preferable to a licensing or distribution arrangement. The Company contacted MLI to schedule a meeting to begin negotiations concerning a combination. A meeting was held on December 5, 1996 at which the Company made a proposal to acquire MLI for approximately 1.2 million shares of the Company's Common Stock. MLI rejected the proposal and stated that the number of shares should be higher to reflect the relative values of the two companies. On December 20, 1996 the Company's President and Chief Financial Officer met with the President, Vice President of Research and Development and a shareholder of MLI to continue negotiations. At this meeting the two companies agreed, subject to due diligence and acceptable definitive agreements, to a combination based on the issuance of approximately 1.9 million shares of the Company's Common Stock in exchange for stock or substantially all of the assets of MLI. Discussions and negotiations continued through December, 1996 and January, 1997. In the meantime, the Company and MLI conducted due diligence reviews of the other. The efforts culminated with the signing of a definitive Asset Purchase Agreement on February 4, 1997.

RECOMMENDATION OF THE COMPANY'S BOARD AND REASONS FOR THE ACQUISITION

  The Company's Board has authorized the Asset Purchase Agreement and related Share Issuance and unanimously recommends that holders of the Common Stock vote FOR approval of the Share Issuance and the Acquisition. The recommendation of the Company's Board is based upon the Board's conclusion that the Acquisition is in the best interests of and is fair to the Company and its stockholders. In reaching such conclusion, the Company's Board considered and relied upon the following factors:

  . Benefit of additional technology and products compatible, both strategically and technically, with the Company's current products. In order to more broadly service the needs of the Company's customer base, the Company had established a strategic goal of expanding its product offering to include devices to repair knee related injuries. The Company introduced its COR(TM) System in the fourth quarter of 1996 to repair cartilage defects in the knee. With the Acquisition, the Company will broaden its knee offering to include unique technologies and a comprehensive solution for the arthroscopic repair of the anterior cruciate ligament.

  . Benefit of additional management, marketing, technical and consulting support for the Company's products and operations. MLI has a metallic-based manufacturing capability that complements the Company's expertise with polymer-based products. MLI's management team is experienced in the sports medicine/arthroscopic market and has focused its research and development resources primarily on product solutions for the knee, which will broaden the Company's product offering in the sports medicine/arthroscopy markets. In addition to the management team, the surgeons associated with MLI have successfully demonstrated the ability to conceptualize and commercialize products within the sports medicine/arthroscopy market and will continue to work with the Company in this capacity as consultants to the Company after the Acquisition.

  . Benefit of estimated operating synergies (incremental revenue and expense savings) relating to a combined selling and marketing force, combined administrative functions and a complementary research and development team. Although there can be no assurance that the operating synergies will be achieved, management has estimated that annual operating synergies could range from approximately $50,000 to approximately $4,000,000 during the period 1997 to 2000, depending on internal and external factors.

  . The favorable opinion of Piper Jaffray as to the fairness to the stockholders of the consideration to be paid in the Acquisition, and the Board's determination that the 1,885,000 shares to be issued in the Acquisition, taking into account the ranges of valuation of MLI proposed by Piper Jaffray and the anticipated trading price of the shares to be issued in the Share Issuance, was reasonable.

  The Company's Board also identified and considered the following potential negative factors associated with the Acquisition:

  . The risks associated with the Company's ability to complete development of MLI's existing products and enhancements on a timely and cost effective basis, which will depend on completion of product designs, maintaining sources of reliable, quality materials, development of new materials and manufacturing processes and timely regulatory approval.

  . The risks associated with actions which may be taken by the federal, state and foreign regulatory agencies having oversight of the Company's and MLI's products, which may have the effect of delaying or preventing commercial sale of MLI products or may require time consuming or expensive testing, a trial or reports.

  . The investment which will be required to develop, market and sell MLI's products which will be derived from the Company's operating income and the proceeds from its initial public offering, making some of these funds unavailable for other corporate purposes.

  . The risk that the MLI products, which have not yet been offered for commercial sale, will not be accepted in the marketplace.

  The Board recognized these risks as those associated with most new product development programs.

  The Company's Board did not find it practical to quantify or assign relative values to the specific factors considered with respect to the Acquisition. Instead, the Company's management and Board reviewed the overall business plan of MLI and applied qualitative assessments to determine the strategic and operational benefit to the Company from the Acquisition. The synergies, for the most part, relate to the complementary product portfolios and the ability to provide an expanded line of orthopaedic products for the Company's direct sales force. The Company also considered the possibility that certain unique products developed by MLI could enhance sales of complementary products manufactured by MLI and the Company that are likely to be subject to greater competitive pressure. The Board did not consider the potential negative factors, which it views as inherent in any early stage company, to outweigh the favorable factors which it considered.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

  Piper Jaffray was engaged by the Company pursuant to an engagement letter dated December 11, 1996, to render to the Company's Board its opinion as to the fairness, from a financial point of view, to the Company of the consideration involved in the Acquisition. Piper Jaffray delivered to the Company's Board on February 4, 1997, its written opinion (the "Piper Opinion") to the effect that, as of the date thereof and based on and subject to the assumptions, factors and limitations set forth therein, the consideration to be paid by the Company in the Acquisition was fair, from a financial point of view, to the Company. A copy of the Piper Opinion which sets forth the assumptions made, factors considered and limits of its review, is attached to this Proxy Statement as Annex II and is incorporated herein by reference. The following summary, which addresses the material portions of the Piper Opinion, is qualified in its entirety by reference to the full text of the Piper Opinion. The Company's stockholders are urged to read such opinion carefully and in its entirety.

  Piper Jaffray was not requested to and did not make any recommendation to the Company's Board as to the form or amount of the consideration to be paid by the Company in the Acquisition, which was determined through negotiations between the Company and MLI. The opinion of Piper Jaffray was directed to the Company's Board and does not constitute a recommendation to any of the Company's stockholders as to how such stockholder should vote at the Company's Annual and Special Meeting of Stockholders. Piper Jaffray was not requested to opine as to, and its opinion does not address, the Company's underlying business decision to proceed with or effect the Acquisition.

  In arriving at its opinion, Piper Jaffray reviewed, among other things, (i) the Asset Purchase Agreement, (ii) certain proprietary information relative to MLI, (iii) certain internal financial planning information of MLI and relative to the combined company after the Acquisition furnished by management of MLI,
(iv) to the extent publicly available, the financial terms of certain acquisition transactions involving companies operating in industries deemed relevant to those in which MLI operates, (v) certain publicly available information relative to the Company, (vi) certain internal financial planning information of the Company and relative to the combined company after the Acquisition furnished by management of the Company, and (vii) certain financial and securities data of the Company and companies deemed similar to the Company. In addition, Piper Jaffray engaged in discussions with members of management, principals and shareholders of MLI and with members of management, accountants and counsel of the Company concerning the respective financial condition, current operating results and business outlook of MLI, the Company and the combined company after the Acquisition. These discussions included information with respect to estimated operating synergies of the combined companies, including incremental revenue and operating expense savings in selling and marketing, general and administrative, and research and development activities. Piper Jaffray also visited the headquarters of MLI and the Company.

  In delivering its opinion to the Company's Board on February 4, 1997, Piper Jaffray prepared and delivered to the Company's Board certain written materials containing a summary of various analyses and other information material to the Piper Opinion.

  The following is a summary of these materials:

  Overview of the Acquisition. Piper Jaffray reviewed the principal terms of the Acquisition. Piper Jaffray noted that the Acquisition, if consummated, would enable the Company to (i) address new markets, (ii) broaden its product offerings, (iii) leverage its direct sales force, and (iv) enhance the clinical marketing initiative with the physician principals of MLI.

  Stock Price Analysis. Piper Jaffray reviewed the trading activity, including share price and trading volume, of the Company's Common Stock for the period June 6, 1996 (the date of the Company's initial public offering), to January 31, 1997. In addition, Piper Jaffray compared the indexed performance of the Company's Common Stock for the period June 6, 1996 to January 31, 1997 to both a composite index made up of the Comparable Companies (as defined below) and the NASDAQ Composite Index. The Comparable Companies were: Biomet Inc., DePuy Inc., Orthologic Corp., Sofamor/Danek Group Inc., Spine-Tech Inc. and Stryker Corp. Piper Jaffray noted that the price of the Company's Common Stock had underperformed the indexed performance of both the Comparable Companies and the NASDAQ Composite for the period. Based on the closing price of the Company's Common Stock on January 31, 1997 of $9.50 and the proposed issuance of 1,885,000 shares of the Company's Common Stock in the Acquisition, Piper Jaffray calculated an implied purchase price for the Acquisition of $17.9 million.

  Discounted Cash Flow Analysis. Piper Jaffray estimated the present value of the projected future cash flows of MLI on a stand-alone basis using internal financial planning data prepared by management of the Company for the years ending December 31, 1997 through 2000 and certain variants thereof including those giving effect to certain synergies the Company might expect to achieve following the Acquisition. Piper Jaffray applied a range of terminal value multiples to projected year 2000 operating income of 12.0x to 16.0x and a range of discount rates of 30.0% to 40.0%. This analysis yielded a range of estimated present values of MLI equity of approximately (i) $19.6 million to $35.7 million without giving effect to the expected synergies, and (ii) $32.5 million to $59.0 million giving effect to such synergies. These equity value ranges compared to an implied purchase price for MLI of $17.9 million calculated by Piper Jaffray as described under "Stock Price Analysis" above.

  Pro Forma Analysis. Piper Jaffray analyzed the potential effect on projected annual earnings or losses per share of the Company's Common Stock for the three year period ending December 31, 1999 resulting from the Acquisition, based on the pro forma combined projected results of the Company and MLI for such periods included in internal financial planning data provided by management of the Company. This combined company data reflects the Company's management's estimates of revenue and operating synergies in a combined company, including operating expense savings, as well as the immediate write-off of in-process research and development purchased from MLI. Piper Jaffray observed that the Acquisition contemplated by the Asset Purchase Agreement would be neither accretive nor dilutive on an earnings per share basis in the year ending December 31, 1997 and would be accretive to the Company on an earnings per share basis in the year ending December 31, 1998 and 1999.

  Contribution Analysis. Piper Jaffray compared the contribution of the Company and MLI to projected pro forma combined total revenue, gross profit, operating income and net income (fully taxed) for fiscal years 1997, 1998 and 1999, using internal financial planning data prepared by management of the Company for the years ending December 31, 1997 through 1999 and certain variants thereof including those giving effect to certain synergies the Company might expect to achieve following the Acquisition. For such periods, Piper Jaffray noted that (i) assuming no synergies, MLI would contribute 12.8% to 28.2% of pro forma combined total revenue, 14.3% to 28.0% of pro forma combined gross profit, 31.9.% to 39.1% of pro forma combined operating income, and 21.8% of pro forma combined net income, and (ii) giving effect to such synergies, MLI would contribute 15.9% to 29.7% of pro forma combined total revenue, 15.5.% to 29.5% of pro forma combined gross profit, 43.4% to 58.2.% of pro forma combined operating income, and 29.9% to 34.1% of pro forma combined net income. Piper Jaffray compared these historical and projected contribution percentages to 20%, the approximate pro forma ownership (on a fully diluted basis) of the combined company by holders of MLI Common Stock and Preferred Stock resulting from the Acquisition.

  Comparable Public Company Analysis. Piper Jaffray compared certain financial information and valuation ratios relating to the Company and MLI to corresponding data and ratios from the Comparable Companies. Piper Jaffray used a comparable company analysis to analyze MLI's and the Company's operating performance, and projected future performance and the Company's market valuation relative to the Comparable Companies. Given MLI's early stage of development and the lack of meaningful revenue and income, Piper Jaffray was unable to make any meaningful comparison of MLI's valuation ratios to corresponding ratios for the Comparable Companies.

  Comparable Acquisition Analysis. Piper Jaffray reviewed recent acquisition transactions involving companies operating in the orthopaedic industry. This review produced ten transactions for which information was publicly available (the "Comparable Transactions"). Piper Jaffray calculated enterprise value to net sales and to operating income and equity value to net income and to book value for each of the Comparable Transactions. Given MLI's early stage of development and the lack of meaningful revenue and income, Piper Jaffray was unable to make any meaningful comparison of valuation ratios for MLI to corresponding ratios for the Comparable Transactions.

  The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the processes underlying its opinions. Each of the analyses described above (excluding those which did not result in meaningful comparisons) supported Piper Jaffray's conclusion as to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Acquisition. In reaching its conclusion as to fairness of the consideration to be paid in the Acquisition pursuant to the Asset Purchase Agreement and in its presentation to the Company's Board, Piper Jaffray did not rely on any single analysis or factor described above, or assign relative weights to the analyses or factors considered by it. The analyses of Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any comparable analysis as a comparison was identical to the Company, MLI or the Acquisition contemplated by the Asset Purchase Agreement. Accordingly, an analysis of the results is not mathematical, rather it involves complex considerations and judgments concerning differences in the various characteristics considered.

  For purposes of its opinion, Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial and other information made available to it and did not assume responsibility for the independent verification of such information. Piper Jaffray relied upon the assurances of the Company's and MLI's managements that the information provided by the Company and MLI had a reasonable basis and, with respect to financial planning data and other business outlook information, reflected the best available estimates, and that they were not aware of any information or fact that would make the information provided to Piper Jaffray incomplete or misleading. In arriving at its opinion, Piper Jaffray did not perform, nor was it furnished, any appraisal or valuation of specific assets or liabilities of the Company and MLI and expressed no opinion regarding the liquidation value of any entity. Piper Jaffray assumed, with the consent of the Company, that the Acquisition will qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code and as a purchase transaction under generally accepted accounting principles. Piper Jaffray also assumed, with the consent of the Company, that the assets and liabilities to be received from MLI in the Acquisition represent all of the operations of MLI as a going concern and accordingly did not undertake to consider specific assets or liabilities of MLI, but rather considered the business of MLI as a whole on a going concern basis. No limitations were imposed by the Company on the scope of Piper Jaffray's investigation or the procedures to be followed in rendering its opinion. Piper Jaffray expressed no opinion as to the price at which shares of the Company's Common Stock have traded or may trade at any future time. The opinion was based upon information available to Piper Jaffray and the facts and circumstances as they existed were subject to evaluation on the date of the opinion. Events occurring after such date could materially affect the facts and assumptions used in preparing the opinion.

  Piper Jaffray, as a customary part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, underwritings and other distributions of securities, private placements and evaluations for estate, corporate and other purposes. The Company's Board selected Piper Jaffray because of its experience with medical device companies generally and familiarity with the Company in particular. Piper Jaffray has provided investment banking services to the Company in the past for which it received a fee. Piper Jaffray acted as co-manager of the initial public offering of the Company's Common Stock in 1996. Piper Jaffray makes a market in the Common Stock of the Company and also provides research coverage of the Company. In the ordinary course of its securities business, Piper Jaffray actively trades the Company's Common Stock for its own account or the account of its customers, and may accordingly from time to time hold a long or short position in such security.

  For its services to the Company's Board in connection with the Acquisition, the Company agreed to pay Piper Jaffray $125,000 in cash upon rendering the Piper Opinion. The fee is not contingent upon the consummation of the Acquisition. The Company also agreed to pay the reasonable out-of-pocket expenses of Piper Jaffray and to indemnify Piper Jaffray against certain liabilities incurred (including liabilities under the federal securities laws) in connection with the engagement of Piper Jaffray to the Company.

THE ASSET PURCHASE AGREEMENT

  The Purchase. Pursuant to the Asset Purchase Agreement, the Company (or one or more direct or indirect wholly-owned subsidiaries of the Company), will acquire from MLI substantially all of its operating assets and will assume substantially all of its operating liabilities. In consideration of the Acquisition, the Company will issue to MLI 1,885,000 shares of the Company's Common Stock. The Company will not acquire certain excluded assets and will not assume certain excluded liabilities which are referred to in the Asset Purchase Agreement. See "--The Excluded Assets and Liabilities". The shares of the Company's Common Stock to be delivered to MLI will represent approximately 20.5% of the Company's issued and outstanding shares of Common Stock as of the Closing. 188,500 shares of the Company's Common Stock to be delivered to MLI at the Closing will be deposited into escrow with a bank acceptable to the Company and MLI to be available to the Company, for a one year period following the Closing, to satisfy certain indemnified claims that may arise subsequent to the Closing. See "--Indemnification; Escrow Agreement".

  The Excluded Assets and Liabilities. The Company will not assume the following assets of MLI (the "Excluded Assets"): (i) $15,000 of cash; (ii) an Asset Purchase Agreement dated September 14, 1994 among MLI, GCL, L.C., a Wyoming limited liability company wholly-owned by E. Marlowe Goble and Alan Chervitz, two principal shareholders of MLI ("GCL"), and Mitek Surgical Products, Inc. and related rights to manufacture certain Mitek products; (iii) a Settlement Agreement dated April 10, 1996 between MLI and Mitek Surgical Products, Inc.; (iv) the MedicineLodge, Inc. trademark; and (v) two suture anchor products which are currently the subject of an offer of sale by MLI to a third party. If the third party declines the offer, the excluded products referenced in (v) above will be transferred to the Company at the Closing. In addition, the Company will not assume obligations of MLI other than those shown on MLI's 1996 year end balance sheet (excluding tax liabilities) and those arising in MLI's ordinary course of business prior to the Acquisition. The Asset Purchase Agreement specifically excludes the following liabilities (the "Excluded Liabilities"): (i) any liabilities for taxes relating to MLI's operations prior to the Closing or the transactions contemplated by the Asset Purchase Agreement; (ii) costs incurred by MLI or the MLI Shareholders in connection with the Acquisition which MLI shall pay prior to Closing; (iii) liabilities with respect to judgments or pending or threatened litigation other than those arising in the ordinary course of MLI's business; (iv) any broker's or finder's fees or commissions incurred by MLI or the MLI Shareholders, (v) any and all debt due to shareholders, employees or affiliates of MLI, (vi) liabilities arising out of any transactions in the equity securities of the MLI or any affiliates of MLI, including stock issuances, sales, transfers, redemptions, purchases, retirements or grants or issuances of options, warrants or other convertible securities, or (vii) liabilities, obligations and commitments relating to discharged employees of MLI. The Company's Board believes that the Excluded Assets include no material income producing assets of MLI, and that the exclusion of the Excluded Liabilities will benefit the Company by excluding liability for non-operating liabilities associated with MLI's activities prior to the Acquisition.

  Representations and Warranties. The Asset Purchase Agreement contains various representations and warranties of MLI and the MLI Shareholders relating to: (i) the corporate existence, standing and powers of MLI; (ii) the capital structure and ownership of shares of MLI; (iii) the subsidiaries and other investments of MLI; (iv) the due authorization and capacity of MLI and each of the MLI Shareholders to enter into the Asset Purchase Agreement and related agreements; (v) the recent financial statements of MLI; (vi) the absence of undisclosed liabilities pertaining to MLI; (vii) the absence of certain changes or events between the execution of the Asset Purchase Agreement and the Closing; (viii) the absence of any litigation involving MLI;
(ix) compliance with law by MLI; (x) the absence of any conflicting agreement to which the MLI Shareholders or MLI is a party or the necessity of third-party consents; (xi) tax matters concerning MLI; (xii) employee benefit plans and issues of MLI; (xiii) the material contracts of MLI; (xiv) labor matters;
(xv) environmental matters; (xvi) the status of copyrights, patents, trademarks and other intellectual property rights of MLI; (xvii) the principal customers of MLI; (xviii) the absence of investment banking, broker or finder fees; (xix) insurance policies of MLI; (xx) title to and the absence of liens on assets; (xxi) the condition of fixed assets and compliance with relevant law; (xxii) leasehold property of MLI; (xxiii) inventory of MLI; (xxiv) existing warranties and claims thereunder of MLI; and (xxv) the investment intent of MLI and the MLI Shareholders.

  The Asset Purchase Agreement also contains various representations and warranties of the Company relating to (i) the corporate existence, standing and powers of the Company; (ii) the capital structure and ownership of shares of the Company; (iii) the due authorization of the Company to enter into the Asset Purchase Agreement and related agreements; (iv) the financial statements of the Company, the Company's quarterly reports to the SEC on Form 10-Q, and the Company's Prospectus related to its initial public offering; (v) the absence of undisclosed liabilities of the Company, (vi) the absence of material adverse changes to the business of the Company; (vii) the absence of investment banking, broker or finder fees except to Piper Jaffray, Inc.;
(viii) the due authorization and issuance of the Innovasive Shares; (ix) compliance with law by the Company; and (x) litigation matters.

  Business of MLI Pending the Acquisition. Pending the consummation of the Acquisition, and except as otherwise consented to or approved in advance by the Company in writing, MLI has agreed that it will conduct its business in the ordinary course. MLI specifically agreed that it shall not (i) fail to maintain its corporate existence; (ii) amend its charter documents or change its capitalization, except for conversion of existing preferred stock to common stock; (iii) issue equity or additional rights to its equity; (iv) incur indebtedness except as described in a financial plan agreed upon between MLI and the Company, or acquire or sell any of its assets or businesses; (v) fail to preserve its goodwill and business relationships with suppliers, distributors and customers; (vi) fail to confer on a regular basis with representatives of the Company; (vii) enter into or amend any employee-related agreements; (viii) increase the compensation payable to any of its directors, officers, employees, shareholders, consultants or other representatives; (ix) adopt or amend any employee benefit plans or related arrangements; (x) fail to keep its assets in good repair and working condition; (xi) fail to maintain its books in its usual and ordinary manner; (xii) fail to pay when due all taxes, assessments and governmental charges; (xiii) change its method of management; (xiv) modify, amend, cancel or terminate any material contract;
(xv) make any material change in its accounting methods or practices; (xvi) settle or compromise any suit or claim or threatened suit or claim; (xvii) enter into certain types of contracts; or (xviii) use any device in human clinical trials or in commercial sales based upon a regulatory exemption promulgated by the Federal Drug Administration except in certain circumstances.

  Business of the Company Pending the Acquisition. Pending the consummation of the Acquisition, unless MLI shall consent in writing, the Company has agreed that it shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of its capital stock of any class, except pursuant to exercises of currently outstanding stock options and the grant of up to 225,000 shares of the Company's Common Stock pursuant to the 1996 Omnibus Stock Plan or the 1996 Non-Employee Director Stock Option Plan, or (ii) increase the compensation to any of its directors, officers, employees, shareholders, consultants or other representatives.

  Additional Agreements. MLI and the Company have agreed to certain additional agreements with respect to the Acquisition. MLI shall afford to the Company and its representatives access to its books, records and other documents subject to certain confidentiality covenants. MLI agrees to maintain its insurance until the Closing Date. MLI, (or if the Innovasive Shares have been distributed to the shareholders of MLI, such shareholders owning a majority of the Innovasive Shares), shall have the right to nominate up to two directors to the Company's Board of Directors. So long as MLI or its current shareholders own in the aggregate at least 10% but less than 15% of the issued and outstanding shares of Common Stock, they shall have the right to nominate one director. If MLI or its current shareholders own in the aggregate 15% or more of the issued and outstanding of Common Stock they shall have the right to nominate two directors. MLI agrees that it will not compete with or interfere with the business of the Company in the development, manufacture or sale of devices used in sports medicine or arthroscopy, for a period of four years from the Closing Date. MLI agrees that neither it or any of its affiliates shall use the name "MedicineLodge" and the registered trade name or logo associated therewith in the field of sports medicine or arthroscopy. Except as required by obligations under existing license agreements, MLI's shareholders agree not to license any technology that is included in the assets to be acquired by the Company in the Acquisition.

  Indemnification; Escrow Agreement. Subject to certain terms and conditions set forth in the Asset Purchase Agreement, the Company on the one hand, and the MLI Shareholders and MLI on the other, have agreed to indemnify each other against any and all actions, suits, claims, proceedings, costs, losses, damages, judgements, amounts paid in settlement and reasonable expenses resulting from any breach of a representation or warranty, any breach of an agreement or non-fulfillment of covenant contained in the Asset Purchase Agreement. The maximum aggregate liability of MLI or the MLI Shareholders is limited to an amount equal to 10% of the value of the Innovasive Shares (valued at the time of any indemnifying payment); however, any claims, damages or expenses arising from the failure of MLI to discharge certain liabilities that the Company will not assume in the Acquisition shall not be so limited. The representations and warranties contained in the Asset Purchase Agreement, (except for those relating to tax liabilities and common law fraud) survive the Closing for one year whereupon they expire together with any right to indemnification, except to the extent of claims made prior to said expiration date. The survival period for breaches of the tax representations and common law fraud survive as long as the statutory or common law statute of limitations for such claims.

  In order to secure the indemnification obligations of the MLI Shareholders and MLI under the Asset Purchase Agreement, the MLI Shareholders and MLI have agreed to place an aggregate of 10% of the Innovasive Shares into escrow (the "Escrow") pursuant to the terms of an Escrow Agreement in the form agreed to by the parties which will be executed at the Closing (the "Escrow Agreement"). The Company may seek to recover losses from MLI or the MLI Shareholders only if and to the extent such losses exceed $150,000. Upon a submission of a notice of a claim by the Company to MLI and the escrow agent, the escrow agent will reserve the number of shares from the Escrow necessary to satisfy such claim. Such reserved shares shall be distributed to the Company upon resolution of the claim. If no claim or notice of a potential claim is made pursuant to the Escrow Agreement within one year of the Closing, the Innovasive Shares held in escrow shall be released to MLI or, if it has dissolved, to its shareholders. With the exception of claims arising out of liabilities not assumed by the Company in the Acquisition, MLI and the MLI Shareholders shall have no liability to the Company for any losses that exceed the Escrow.

  Conditions to the Acquisition. The Company's consummation of the Acquisition is subject to the satisfaction of the following conditions: (i) MLI shall have performed in all material respects its respective agreements contained in the Asset Purchase Agreement; (ii) the representations and warranties of MLI contained in the Asset Purchase Agreement shall be true and correct in all material respects; (iii) the Company shall have received a favorable legal opinion from counsel to MLI; (iv) MLI shall have received all consents, orders and approvals legally or contractually required for the consummation of the Acquisition; (v) certain principals of MLI shall have entered into employment agreements with the Company and all existing agreements between MLI and such employees shall have been canceled or terminated; (vi) certain consultants to MLI shall have entered into consulting agreements with the Company and all existing agreements between MLI and such consultants shall have been canceled or terminated; (vii) MLI shall have obtained and delivered to the Company a Phase I Environmental Report for its Logan, Utah facility; (viii) the Company shall have entered into a new lease for MLI's Logan, Utah facility; (ix) MLI shall have obtained all necessary tax clearance certificates; (x) the absence of changes which would have a material adverse affect on the assets being purchased in the Acquisition; (xi) all of MLI's outstanding stock options and warrants shall have been terminated or exercised; (xii) delivery to the Company of MLI's audited financial statements for the years ended December 31, 1995 and 1996; and (xiii) the Company's shareholders shall have approved the Acquisition and the Share Issuance.

  MLI's consummation of the Acquisition is subject to the satisfaction of the following conditions: (i) the Company shall have performed in all material respects its respective agreements contained in the Asset Purchase Agreement;
(ii) the representations and warranties of the Company contained in the Asset Purchase Agreement shall be true and correct and all materials respects; (iii) the Company shall have received all consents orders and approvals legally required for the consummation of the Acquisition; (iv) the Company shall have entered into a new lease for MLI's Logan, Utah facility; (v) the Company's stockholders shall have approved the Acquisition and the Share Issuance; (vi) MLI shall have received a favorable opinion from counsel to the Company; (vii) the Company and the MLI Shareholders shall have entered into a Registration Rights Agreement; (viii) the Company shall have issued and delivered the Innovasive Shares; (ix) the Company shall have entered into stock option agreements with certain principals of MLI; (x) MLI and the MLI Shareholders shall have received an opinion from the Company's counsel to the effect that the Acquisition will be treated for Federal income tax purposes as a tax-free reorganization; and (xi) the Company shall have assumed MLI's outstanding debt or repaid such debt.

  Termination; Amendment and Waiver. The Asset Purchase Agreement may be terminated (i) at any time prior to the Closing Date by mutual consent of the Company and MLI; (ii) at any time after July 31, 1997 by the Company or MLI so long as such party has not breached its obligations if the Acquisition has not been consummated on or before such date; (iii) by the Company or MLI if any governmental entity has issued an order or ruling enjoining, restraining or otherwise prohibiting the Acquisition; and (iv) unilaterally by the Company or MLI if the other party has breached a representation, warranty, covenant or obligation contained in the Asset Purchase Agreement.

  At any time prior to the Closing, the Company and MLI may (i) extend the time for the performance of any of the obligations or other acts to be performed by the other party pursuant to the Asset Purchase Agreement, (ii) waive any inaccuracies in a representation or warranty of the other party contained in the Asset Purchase Agreement or any documents delivered pursuant to the Asset Purchase Agreement; or (iii) waive compliance within any agreements or conditions of the other party contained in the Asset Purchase Agreement. If a material condition of the Acquisition is waived by the Company, the Company will resolicit stockholder approval before consummating the Acquisition.

  The Asset Purchase Agreement may be amended by an agreement in writing among the parties thereto at any time prior to the Closing.

  Fees and Expenses. All fees and expenses incurred in connection with the Asset Purchase Agreement will be paid by the party incurring such expenses, whether or not the Acquisition is consummated.

REGULATORY FILINGS AND APPROVALS

  Other than compliance with applicable state corporate laws and Federal and state securities laws, the Company is not aware of any governmental or regulatory requirements for consummation of the Acquisition.

RESTRICTIONS ON SALES OF THE INNOVASIVE SHARES BY MLI; REGISTRATION OF THE INNOVASIVE SHARES FOR RESALE

  The Innovasive Shares shall be issued to MLI in the Acquisition without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to exemptions from registration available under Regulation D and Section 4(2) promulgated under the Securities Act, and may be transferred by MLI (or its shareholders) only if (i) the offer and sale of such shares is in compliance with the registration requirements of the Securities Act and applicable state securities laws or (ii) pursuant to and in compliance with applicable exemptions under or from all such United States federal and state laws.

  The Company has agreed that, after June 6, 1997, it will file a registration statement to register the Innovasive Shares to be issued in the Acquisition with the Securities and Exchange Commission on Form S-3 promulgated under the Securities Act. The Company will bear the expenses of such registration and up to $10,000 of counsel fees for MLI or its stockholders, if the Innovasive Shares have theretofore been distributed to MLI's stockholders as part of MLI's plan of liquidation. Each party has agreed to indemnify the other against certain liabilities under the Securities Act.

ACCOUNTING TREATMENT

  It is expected that the Acquisition will be accounted for as a purchase transaction in accordance with generally accepted accounting principles.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  It is a condition of MLI's obligations to consummate the Acquisition that MLI shall have received an opinion from Choate, Hall & Stewart, counsel to the Company, to be based on customary representations from the Company, MLI and the MLI Shareholders, to the effect that the Acquisition will qualify as a tax-free reorganization.

  The Acquisition will not result in the realization of any gain or loss for Federal income tax purposes to the Company's current stockholders, who will continue to hold their shares in the Company. Similarly, the Acquisition will not directly result in any realization of any gain or loss to the Company or its subsidiaries.

  The preceeding discussion is included for general information with the respect to the principal Federal income tax consequences for the Company and its stockholders. It does not describe all potentially relevant tax considerations, and is based upon Federal income tax laws as in effect on the date hereof; future legislation, regulations, administrative rulings, or court decisions may affect the anticipated Federal income tax consequences.

CERTAIN ARRANGEMENTS

  At the Closing, Drs. E. Marlowe Goble, Richard B. Caspari and Stephen J. Snyder, who are currently shareholders of MLI, will become consultants to the Company under Consulting Agreements terminating four years after the Closing, and will be granted 40,000, 40,000 and 35,000 Non-Qualified Stock Options, respectively, from the Company pursuant to the Company's 1996 Omnibus Stock Plan in consideration of the consulting services they will be performing. The consulting services to be provided by Drs. Goble, Caspari and Snyder will include review and advice to the Company concerning new products and improved procedures in the field of arthroscopy and sports medicine. At the Closing, Alan Chervitz and T. Wade Fallin, who are currently shareholders of MLI, will become employees of the Company pursuant to four year Employment Agreements and will be granted 35,000 and 25,000 Incentive Stock Options, respectively, from the Company pursuant to the Company's 1996 Omnibus Stock Plan. Daniel Justin, a shareholder of MLI, will become an employee of the Company following the Closing and will be granted pursuant to the Company's 1996 Omnibus Stock Plan an Incentive Stock Option from the Company. All of the options described above will vest over a four year period in accordance with the Company's standard policy. The other existing employees of MLI are expected to become employees of the Company or its subsidiaries and will be eligible to receive stock options from the Company from time to time in the future.

  Subject to stockholder approval of the Acquisition and the Share Issuance and election by the stockholders, Richard B. Caspari and Alan Chervitz will become directors of the Company. Dr. Caspari is entitled, pursuant to the Company's 1996 Non-Employee Director Stock Option Plan, to receive an option, which will vest over four years, to purchase 10,000 shares of the Company's Common Stock upon his election to the Company's Board of Directors.

  E. Marlowe Goble and Alan Chervitz are the sole owners of GCL. At the Closing, the Company will enter a lease as lessee with GCL as lessor for the property located in Logan, Utah, which is currently occupied by MLI, on terms which the Company believes are consistent with the current market for similar properties.

  MLI has licensed seven inventions from E. Marlowe Goble for technology used in anterior cruciate ligament repair which are patented or subject to pending patent applications. Dr. Goble is a principal shareholder of MLI and will upon completion of the Acquisition own a beneficial interest in 888,778 shares of the Company's Common Stock. The licenses between MLI and Dr. Goble require MLI to pay royalties to Dr. Goble equal to 4% of the net sales of products which incorporate the technology described in the patents and patent applications. Royalties are payable until the expiration of the applicable patents. Only minimal royalties have accrued and are payable to date with respect to these inventions. The Company will acquire the license from Dr. Goble and will assume MLI's royalty obligations after the consummation of the Acquisition.

  MLI has licensed three inventions from Justwin Medical, Inc. ("Justwin Medical") for technology used in meniscal repair which are patented or subject to pending patent applications. Daniel Justin, who will become an employee of the Company following the Acquisition, is an owner of Justwin Medical and will be eligible to receive options for shares of the Company's Common Stock. The licenses between MLI and Justwin Medical require MLI to pay royalties to Justwin Medical equal to 6% of the net sales of products which incorporate the technology described in the patents and patent applications. In order for MLI to retain the licensed technology, certain minimum royalties are payable. Royalties are payable until the expiration of the applicable patents. No royalties have accrued or are payable to date with respect to these inventions. The Company will acquire the license from Justwin Medical and will assume MLI's royalty obligations after the consummation of the Acquisition. The Board of Directors of the Company approved the licenses with Dr. Goble and Justwin Medical in connection with the Acquisition.

  The Company's Board of Directors has authorized a loan to MLI of up to $500,000 to be used by MLI for working capital pending consummation of the Acquisition. The loan will bear interest at 10.5% and is due 30 days after demand, but in no event before June 16, 1997. The loan has been guaranteed by Dr. Goble, Dr. Caspari and Mr. Chervitz. As of April 30, 1997, the outstanding principal balance of the loan was $200,000.

                        BUSINESS OF THE COMPANY AND MLI

  The Company and MLI operate in the soft tissue repair segment of the sports medicine/arthroscopic surgery market. The Company and MLI market their respective products and related instruments principally to sports medicine surgeons and orthopaedic specialists who treat and repair soft tissues, within and around joints, which have been damaged by traumatic injury or degenerative disease.

                      INFORMATION CONCERNING THE COMPANY

                                   BUSINESS

GENERAL

  The Company designs, develops manufactures and markets proprietary tissue repair systems which facilitate the repair of soft tissue injuries. The Company's tissue repair systems are designed to be used in either open surgical or minimally invasive arthroscopic procedures. Performing repairs arthroscopically offers several benefits, including reduced patient trauma and shorter rehabilitation times, resulting in an expedited return to full physical activity. The Company's initial products consisted of the ROC(TM) (Radial Osteo Compression) family of suture fasteners and related arthroscopic instruments which are marketed for use in the sports medicine/arthroscopy segment of the orthopaedic market. The Company's suture fastener, a bone anchor with an attached suture, is deployed into bone and used to secure soft tissue, such as ligaments and tendons, to the bone. The Company has expanded its product offering to include the ROC XS(TM) and Mini ROC(TM) suture fastener systems for soft bone and small joint indications and the COR(TM) system for the repair of osteochondral defects.

  The Company's products are based on unique and proprietary technologies which afford them many advantages when compared to the most widely-used metal bone anchors. The unique radial osteo compression method of attachment has allowed the Company to develop a family of suture fasteners which are efficacious in a broad variety of bone densities and sizes. The ROC design allows for placement of suture fasteners in close proximity for precise positioning, which enhances tissue to bone reattachment. ROC suture fasteners require as little as 6mm (approximately 1/4 inch) of depth, making them well-suited for small joint tissue repair. ROC suture fasteners are not forced, hammered or screwed into the bone and therefore are particularly suitable for placement in smaller, more fragile bones. ROC suture fasteners are polymer-based and can be removed and replaced with another ROC suture fastener in the event a revision or a second surgery is required. Based on its existing designs, the Company is developing and currently testing next generation suture fasteners using bioabsorbable composites, which degrade and absorb into surrounding tissue, and collagen-based biomaterial composites, which remodel into surrounding tissue. In addition, the Company is pursuing opportunities to apply its core technologies outside of orthopaedics in areas such as uro/gynecology, maxillo-facial trauma repair and plastic surgery.

CURRENT PRODUCTS AND APPLICATIONS

  The Company currently markets a family of suture fastener products cleared by the FDA for clinical applications for the shoulder, knee, wrist, hand and ankle. In addition, the Company markets a family of arthroscopic instruments, including the IDeal Suture Grasper and the IDeal Knot Pusher. All of the Company's current products have received 510(k) clearance or have been exempted by the FDA from the 510(k) clearance process. The following chart sets forth the product release date, current applications and features and benefits of the Company's current products:

                          INITIAL                   CURRENT
       PRODUCT          RELEASE DATE             APPLICATIONS                           FEATURES AND BENEFITS
       -------          ------------             ------------                           ---------------------
2.8mm ROC              March 1995     shoulder, knee, foot and ankle      .all polymer design
Suture Fastener                                                           .revisable
                                                                          .available for open and arthroscopic repair
3.5mm ROC              May 1994       shoulder, knee, foot and ankle      .primary fastener for soft bone
Suture Fastener                                                           .revision fastener for 2.8mm ROC
                                                                          .all polymer design
                                                                          .revisable
                                                                          .available for open and arthroscopic repair
1.9mm ROC              April 1996     shoulder, hand and wrist            .primary fastener for small bones
Suture Fastener                                                           .all polymer design
                                                                          .revisable
                                                                          .5mm fastener length
2.3mm ROC              May 1996       shoulder, hand and wrist            .revision fastener for 1.9mm ROC
Suture Fastener                                                           .all polymer design
                                                                          .revisable
                                                                          .5mm fastener length
3.5mm ROC XS           May 1996       shoulder                            .primary fastener for soft bone
Suture Fastener                                                           .revision fastener for 3.5mm ROC
                                                                          .all polymer design
IDeal Suture           January 1995   open and arthroscopic tissue        .15, 30, 45 and 60 degree angles
Grasper                               suturing                            .arthroscopically sutures tissue without needle
IDeal Knot             September 1994 open and arthroscopic knot tying    .delivers all types of knots
Pusher                                                                    .tip spreads to tighten knots
3.5mm ROC              November 1996  bladder neck suspension             .all polymer design
                                                                          .revisable
                                                                          .available for arthroscopic repair
3.5mm ROC XS           February 1997  bladder neck suspension             .all polymer design
                                                                          .added holding strength in soft bone
6mm COR set            September 1996 Grafting of bone plugs in the knee  .cutter allows for precise cutting of bone plugs
                                                                          .bone plugs are cleanly transferred to donor site
                                                                          .no handling of plugs required
Soft Tissue Retractor  December 1995  establishing surgical site for open .stainless steel design
                                      surgical procedures                 .multiple size and location retractor arms
                                                                          .clears surgical view

  The Company markets its fasteners and instruments as part of its complete IDeal Arthroscopic Tissue Repair System, but each of the components may be purchased separately. The Company also offers customized, reusable drill guides, drills, ROC handles and awls as part of its standard instrument set used to deploy the ROC family of suture fasteners. The Company markets this instrument set in a standard tray which is universal to all the ROC suture fasteners. The universal tray allows the hospital to standardize its soft tissue fixation using a single cost effective instrument set.

  In October 1996, the Company launched the Innovasive COR System which facilitates the open or arthroscopic repair of articular cartilage defects using bone grafting techniques.

PRODUCT DEVELOPMENT

  The Company has a variety of new products in various stages of development designed to address a number of clinical needs. The Company does not currently have FDA clearance to market any of these products, other than the bladder neck suspension products described below. See "--Non-Arthroscopy/Sports Medicine Applications."

 NEXT GENERATION SUTURE FASTENERS

  Bioabsorbable ROC Suture Fasteners. The Company has been developing bioabsorbable suture fasteners employing the ROC technology. Suitable bioabsorbable materials have been identified, fasteners have been manufactured and pre-clinical testing is under way. The goal is to develop a suture fastener with mechanical properties similar to the ROC fastener in a format that will degrade and absorb into surrounding tissue after the damaged tissue has securely reattached to the bone.

  Collagen Biomaterial Tissue Repair System. The Company has a collaborative agreement with Collagen Corporation to develop tissue repair systems using the biomaterial collagen. Products are being designed to degrade into by-products which will be reincorporated, or remodeled, into surrounding tissues, such as cartilage or bone. The initial project, a collagen suture fastener, is in pre-clinical testing.

 MENISCAL AND CARTILAGE REPAIR

  The meniscus is a pad of spongy cartilage tissue which acts as a shock absorber between the two major bones which form the knee. The surfaces of the knee bones are covered by articular cartilage that also cushion the joint. Tears of the meniscus and damage to the articular cartilage are two common orthopaedic injuries. Conventional techniques for meniscal and cartilage repair may be rather tedious, time-consuming and accompanied by risks of complications.

  Meniscal Repair. Tears of the meniscus are currently treated primarily by arthroscopic menisectomy, the removal of torn tissue. Partial menisectomies can be performed in a matter of minutes with limited risks of complications and often result in short-term functional improvements of the knee due to the removal of attached and detached tissue fragments. However, menisectomies may lead to greater knee instability and accelerate the onset of degenerative knee disease. An alternative treatment for tears of the meniscus is meniscal suture repair, which involves the repeated passing of long needles and suture through the tight confines of the knee joint to reapproximate the torn tissue.

  The Company intends to expand its product offering to knee applications with the development of an arthroscopic system designed to repair the torn meniscus. This product is currently in pre-clinical testing and is designed to replace current suturing techniques.

 NON-ARTHROSCOPY/SPORTS MEDICINE APPLICATIONS

  The Company believes that a significant market opportunity is available for its existing products and core proprietary technologies outside of the arthroscopy/sports medicine market. The Company has received FDA clearance to market its ROC XS suture fastener for the uro/gynecological application set forth below and will seek FDA clearance for its devices for the other non-arthroscopy/sports medicine applications. No assurance can be given as to when or whether the Company will receive such clearances.

  Uro/Gynecology. Female urinary incontinence can result when the bladder sags from its original position and alters the architecture of the urinary retention structures within the urinary tract. Pain and reproductive problems can occur when the uterus sags from its normal position and impinges upon adjacent tissue structures. The Company believes that its suture fasteners can be delivered in an open or minimally invasive laparascopic approach to attach and elevate the sagging bladder neck or uterus to the pubic bone. The Company intends to seek a marketing partner to distribute the bladder neck suspension products, allowing the Company to concentrate on its core market.

  Reconstructive and Endoscopic Plastic Surgery. Reconstructive plastic surgery typically requires the reattachment of bone and tissue to surrounding bone. Occasionally, tissue must be removed and replaced for aesthetic considerations. The Company believes its proprietary fixation technology can be developed to provide a means to reattach bone and tissue structures using conventional or biomaterial fracture fixation plates. The Company also believes that suture fasteners using its proprietary ROC technology in a minimally invasive endoscopic procedure can be developed to attach sagging tissue which cause facial wrinkles. If products are developed for endoscopic plastic surgery using Collagen Corporation's proprietary technology, Collagen Corporation would have the right to distribute such products under its distribution agreement with the Company. See "--Relationship with Collagen Corporation."

RESEARCH AND DEVELOPMENT

  The Company's objective is to continue to develop innovative products for the sports medicine/arthroscopy market and to maximize the potential of its core proprietary technology in nonorthopaedic markets. The Company's research and development department currently consists of six engineers with substantial design experience in the field of arthroscopy. During the fiscal years ended December 31, 1996, 1995 and 1994, the Company incurred expenses of $2.7 million, $1.6 million and $1.2 million, respectively, in connection with its research and development efforts.

  The Company's research and development department is continually engaged in assessing new tissue repair device technologies and techniques which are applicable to the Company's business strategy. The research and development engineers spend a significant amount of time with surgeon advisors and members of the Company's Medical Advisory Board in evaluating new product ideas. The Company has collaborative arrangements with university-based research centers for pre-clinical design testing. In the future, the Company's research and development efforts may include the identification of new technologies developed by others and the acquisition or licensing of new technologies and product lines and extensions.

SALES AND MARKETING

  The Company's sales and marketing strategy is to focus its efforts on arthroscopic/sports medicine surgeons through a combination of direct sales calls, clinical workshops and presentations at medical meetings and symposiums. The Company's products are marketed domestically to approximately 7,400 arthroscopic surgeons and sports medicine specialists. The Company's clinical sales agents and marketing personnel meet with surgeons to conduct product demonstrations, attend surgical procedures and provide training. Sales and marketing personnel also attend numerous domestic and foreign medical conventions each year where they exhibit and demonstrate the Company's products.

  The Company markets its products to surgeons in the United States through a network of ten clinical employee sales representatives, 55 independent sales agents and three regional sales managers. In addition to its field sales force, as of April 30, 1997 the Company employed a staff of eleven corporate marketing, sales and customer service support staff employees. This staff manages clinical training workshops, sales management, print and video promotion, sales data analysis, convention management and international marketing. The Company ships to and invoices its hospital customers directly.

  The Company markets its products internationally through established distributors of orthopaedic medical devices. The Company's products are sold directly to stocking distributors who sell the products to hospitals and clinics. For the year ended December 31, 1996, international sales accounted for 26.8% of net sales.

  The Company also works with a Clinical Advisory Group (the "CAG") of twenty surgeons located across the United States. The members of the CAG are opinion leaders in the field of arthroscopy and sports medicine and are affiliated with professional athletic teams, collegiate athletic departments and major orthopaedic hospitals. The Company relies on the CAG to conduct workshops at which new surgeons train on the use of the Company's products, evaluate products clinically prior to their general market release, present the Company's products at conferences, assist in creating training videos and advise the Company on new surgical and product techniques.

MANUFACTURING AND QUALITY CONTROL

  The manufacture of the Company's devices and instrument consists of inspection, assembly, testing and packaging of components that have been molded, machined or manufactured to the Company's specifications by outside contractors. The Company maintains a high level of quality control and inspects each lot of components to ensure that they comply with the Company's exacting specifications. The Company abides by the FDA's Good Manufacturing Practices and the requirements of foreign regulatory agencies. Samples of sterilized products are sent to a certified laboratory to validate that sterilization procedures have been adequately performed. After this validation, the products are shipped to customers.

  Most purchased components are available from more than one vendor. For certain of these components, there are relatively few alternative sources of supply and establishment of additional or replacement suppliers for such components cannot be accomplished quickly. Many components are injection molded using Company owned molds. Many polymer components have only one mold and replacement of the molds can take 12 to 16 weeks. Any bioabsorbable materials used in future products will likely be available from a single source. Any supply interruption from single source vendors could have a material adverse effect on the Company's ability to supply products.

  There is risk that certain suppliers may terminate sales of certain materials to companies that manufacture medical devices in an attempt to limit their potential product liability exposure. If the polymers which are used to manufacture the Company's ROC suture fasteners become unavailable, the Company would be required to identify a new polymer material for the suture fasteners and certify the quality and suitability of the new material. In addition, a new 510(k) clearance would have to be obtained to market products manufactured from the new materials. This process could take a substantial period of time and there is no assurance that the Company would be able to identify, certify or obtain clearance for the new polymer based fasteners.

RELATIONSHIP WITH COLLAGEN CORPORATION

  The Company is a party to a Research and Development Agreement, a Manufacturing and Supply Agreement and a Distribution Agreement with Collagen Corporation, a leading developer of implantable bovine collagen. Pursuant to these agreements, the Company and Collagen Corporation have cross licensed their respective technologies relating to collagen materials and medical devices. Collagen Corporation holds approximately 11.6% of the Company's Common Stock. Pursuant to an agreement among the Company and certain of its stockholders, Collagen Corporation has the right to designate one member of the Company's Board of Directors so long as it holds at least five percent of the Company's outstanding Common Stock on a fully-diluted basis. Howard D. Palefsky, Chairman of the Board of Collagen Corporation, currently serves as Collagen Corporation's designee on the Company's Board of Directors.

  Under the Research and Development Agreement, the Company and Collagen Corporation have agreed to undertake the joint development of suture fasteners made from collagen-based materials, to be funded by the Company up to certain amounts as specified in an agreed project plan. The Research and Development Agreement contemplates subsequent development of collagen-based tissue fixation devices if the parties can agree on a project plan and budget for their development. Any technology jointly developed pursuant to a project plan is to be owned jointly by the parties. Until October 17, 2000, the parties have agreed to work exclusively together with respect to the development of products covered by the agreement. With respect to products for which a project plan has been approved by the parties prior to October 17, 2000 and for which there is funding through completion of development, Collagen Corporation and the Company have agreed not to commence the development of competing products until after the second anniversary of the first commercial sale of such products.

  The Manufacturing and Supply Agreement provides that Collagen Corporation will be the exclusive supplier to the Company for products manufactured from collagen and developed under the Research and Development Agreement. If Collagen Corporation is unable to supply such products, the Company is entitled to develop a second source of supply. The Manufacturing and Supply Agreement remains in effect with respect to a product until either the Distribution Agreement between Collagen Corporation and the Company relating to such product terminates or expires or until the Manufacturing Agreement is terminated by reason of default or as the result of the bankruptcy or insolvency of a contracting party.

  The Distribution Agreement provides that Collagen Corporation will have exclusive distribution rights to the Company's 3.5mm, 2.8mm and 1.9mm ROC suture fasteners and collagen-based products developed under the Research and Development Agreement which are labeled for facial plastic surgery or dermatology applications. Under the agreement, the Company will have exclusive distribution rights to collagen-based products developed under the Research and Development Agreement which are labeled for orthopaedic applications. Each party must sell a minimum number of units of products in its exclusive field to maintain exclusivity; otherwise, the other party gains co-exclusive rights to market and distribute products in that field. Under the agreement, a distributing party will purchase products from a manufacturing party at various discounts from the actual average selling price of the products, and Collagen Corporation is required to pay royalties to the Company with respect to Collagen Corporation's net sales or products for which development was funded by the Company pursuant to the Research and Development Agreement.

PATENTS AND PROPRIETARY TECHNOLOGY

  The Company believes that a key element of its competitive advantage depends on its ability to develop and maintain proprietary aspects of its technology. To this end, the Company files patent applications to protect technology, inventions and improvements that it believes are significant to the growth of its business. As of March 21, 1997 the Company, had 8 issued patents and more than 50 U.S. and foreign patent applications pending. These issued patents and pending patent applications cover its radial osteo compression (ROC) technology, surgical tools and methods, its COR cartilage repair technology, and various surgical tools, systems and methods.

  In 1996, the Company received a notice alleging that instruments based on one of its patents may infringe the patent of a third party. The only products currently manufactured by the Company using the Company's patent are its knot pusher and laparascopic scissors. Based on advice of its patent counsel, Pandiscio & Pandiscio, P.C., the Company does not believe that its knot pusher or laparascopic scissors infringe the cited third party patent and intends to defend vigorously its position. The Company has not received any recent notices relating to this claim. However, should one arise, the Company may not be able to successfully defend against an infringement claim and there can be no assurance that the Company will not become subject to other patent infringement claims or litigation or interference proceedings. Moreover, there can be no assurance that current and potential competitors and other third parties have not filed or in the future will not file applications for, or have not received or in the future will not receive, patents and will not obtain additional proprietary rights relating to materials or processes used or proposed to be used by the Company. Accordingly, there can be no assurance that the Company's products have not, do not or will not infringe any patents or other proprietary rights of third parties.

  The Company typically requires its employees, consultants and advisors to execute appropriate confidentiality agreements in connection with their employment, consulting or advisory relationships with the Company. The Company also typically requires its employees, consultants and certain advisors to agree to disclose and assign to the Company all inventions conceived of on Company time, using Company property or which relate to the Company's business. There can be no assurance, however, that the foregoing agreements will effectively prevent disclosure of the Company's confidential information or provide meaningful protection for the Company's confidential information if there is unauthorized use or disclosure. Furthermore, no assurance can be given that competitors will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's proprietary technology.

COMPETITION

  The Company faces strong competition in the marketplace from metal bone anchors sold by large corporations with orthopaedic divisions. Mitek Surgical Products, Inc. ("Mitek"), a division of Johnson & Johnson, the Zimmer and Linvatec divisions of Bristol-Meyers Squibb Company, Dyonics, Inc. ("Dyonics"), a subsidiary of Smith & Nephew, Inc., and Arthrotek Inc., a division of Biomet, Inc., all compete in the Company's market with metal suture anchors. Dyonics currently sells an all plastic design as well as a bioabsorbable suture fastener. These competitors have significantly greater financial, manufacturing, marketing, distribution and technical resources than the Company. Mitek, which sells a metal barbed anchor, currently has the largest share of the suture fastener market. In addition, Mitek recently introduced a bioabsorbable anchor. The Company also faces competition from smaller companies developing new metallic anchor systems, including Arthrex Inc., Li Medical, Inc. and Orthopaedic Biosystems Ltd., Inc.

  The Company believes that its products compete favorably against its competitions based on a number of factors, including the Company's proprietary radial osteo compression design which permits adequate holding strength in both large and small bones and can be modeled from plastic, bioabsorbable polymers and biomaterial; the revisability of the Company's fasteners; the availability of a proprietary arthroscopic delivery system for its products; and the small profile of the Company's products when inserted into bone, which permits its fasteners to be deployed in the small bones of the wrist, hand, ankle and foot. However, there can be no assurance that the Company's competitors will not succeed in developing products and technologies that are more effective or less costly than those that have been or may be developed by the Company.

GOVERNMENT REGULATION

  Clinical testing, manufacture and sale of the Company's products, including the ROC suture fasteners, the IDeal suture graspers and IDeal knot pusher are subject to regulation by the FDA and corresponding state and foreign regulatory agencies. Pursuant to the Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates the clinical testing, manufacture, labeling, distribution and promotion of medical devices. Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant pre-market clearance or pre-market approval for devices, withdrawal of marketing approvals and criminal prosecution. The FDA also has the authority to request repair, replacement of refund of the cost of any device manufactured or distributed by the Company.

  In the United States, medical devices are classified into one of three classes (i.e., Class I, II, or III) on the basis of the controls deemed necessary by the FDA to reasonably ensure their safety and effectiveness. Class I devices are subject to general and special controls (e.g., performance standards, postmarket surveillance, patient registries and FDA guidelines). Generally, Class III devices are those which must receive premarket approval by the FDA to ensure their safety and effectiveness (e.g., life-sustaining, life-supporting and implantable devices, or new devices which have been found not to be substantially equivalent to legally marketed devices).

  Before a new device can be introduced in the market, the Company must generally obtain FDA clearance or approval through either clearance of a 510(k) notification or approval of a Premarket Approval (a "PMA"). A 510(k) clearance will be granted if the submitted information establishes that the proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or a Class III medical device for which the FDA has not called for PMAs. The FDA recently has been requiring more rigorous demonstration of substantial equivalence than in the past, including in some cases requiring submission of clinical trial data. The FDA may determine that the proposed device is not substantially equivalent to a predicate device or that additional information is needed before a substantial equivalence determination can be made. It generally takes from four to 12 months from submission to obtain 510(k) premarket clearance, but the process may take longer. The FDA may determine that a proposed device is not substantially equivalent to a legally marketed device or that additional information is needed before a substantial equivalence determination can be made. A "not substantially equivalent" determination or a request for additional information could prevent or delay the market introduction of new products that fall into this category and could have a material adverse effect on the Company's business, financial condition or results of operations. For any of the Company's devices that are cleared through the 510(k) process, modifications or enhancements that could significantly affect the safety or effectiveness of the device or that constitute a major change to the intended use of the device will require a new 510(k) submission.

  A PMA application must be filed if a proposed device is not substantially equivalent to a legally marketed Class I or Class II device, or if it is a Class III device for which the FDA has called for PMAs. A PMA application must be supported by valid scientific evidence which typically includes extensive information (including relevant bench tests, laboratory and animal studies and clinical trial data) to demonstrate the safety and effectiveness of the device. The PMA application also must contain a complete description of the device and its components; a detailed description of the methods, facilities and controls used to manufacture the device; and the proposed labeling, advertising literature and training materials (if any). The PMA process can be expensive, uncertain and lengthy. A number of devices for which FDA approval has been sought by other companies have never been approved for marketing. Modifications to a device that is the subject of an approved PMA, its labeling, or manufacturing process may require approval by the FDA or PMA supplements or new PMAs.

  If human clinical trials of a device are required and the device presents a "significant risk," the sponsor of the trial (usually the manufacturer or the distributor of the device) will have to file an investigational device exemption ("IDE") application prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and laboratory testing. If the IDE application is approved by the FDA and one or more appropriate Institutional Review Boards ("IRBs"), human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a "nonsignificant risk" to the patient, a sponsor may begin the clinical trial after obtaining approval for the study by one or more appropriate IRBs without the need for FDA approval. Sponsors of clinical trials are permitted to sell investigational devices distributed in the course of the study provided that compensation does not exceed recovery of the costs of manufacture, research, development and handling. An IDE supplement must be submitted to and approved by the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness or the rights, safety or welfare of human subjects.

  To date, all of the Company's products have received 510(k) clearance or have been exempted by the FDA from the 510(k) clearance process. The Company has made modifications to its devices which the Company believes do not require the submission of new 510(k) notices. There can be no assurance, however, that the FDA would agree with any of the Company's determinations not to submit a new 510(k) notice for any device modification, or would not require the Company to submit a new 510(k) notice for any of the changes made to the device. If the FDA requires the Company to submit a new 510(k) notice for any device modification, the Company may be prohibited from marketing the modified device until the 510(k) notice is cleared by the FDA. There can be no assurance that any proposed modification will be cleared on a timely basis, if at all.

  The Company anticipates that its bioabsorbable suture fasteners under development will be considered a Class II device subject to the 510(k) clearance process. Based on discussions and a written response from the FDA, the Company believes the FDA has determined that clinical data will not be required for bioabsorbable fasteners provided the material selected for the device is well characterized and known to the FDA. This includes the PLA material currently selected for the bioabsorbable fastener. To comply with the 510(k) clearance process and avoid clinical evaluation, additional testing including in-vitro and in-vivo analysis will be required. To the Company's knowledge, collagen-based medical devices currently being marketed have required PMA approval. The Company anticipates that the FDA will require clinical trial data for its biomaterial suture fastener, regardless of which regulatory path the FDA ultimately requires. There can be no assurance the FDA will not determine that the Company's future products, including the bioabsorbable and biomaterial suture fasteners now in development, must adhere to the more costly, lengthy, and uncertain PMA approval process. There also can be no assurance that the Company will obtain FDA clearance or approval for such future products on a timely basis, if at all, or that the FDA will not impose limitations on the intended use of such products as a condition of clearance or approval. Any delay in receipt of, failure to obtain, or limitations on clearance or approval could have a material adverse effect on the Company's business, financial condition or results of operation.

  Any devices manufactured or distributed by the Company pursuant to FDA clearances or approvals are subject to pervasive and continuing regulation by the FDA and certain state agencies. Manufacturers of medical devices for marketing in the United States are required to adhere to applicable regulations setting forth detailed Good Manufacturing Practices ("GMP") requirements, which include testing, control and documentation requirements. Manufacturers must also comply with Medical Devices Reporting ("MDR") requirements that a firm report to the FDA any incident in which its product may have caused or contributed to a death or serious injury, or in which its product malfunctioned and, if the malfunction were to recur, it would be likely to cause or contribute to a death or serious injury. Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission. Current FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses.

  The Company is subject to routine inspection by the FDA and certain state agencies for compliance with GMP requirements, MDR requirements, and other applicable regulations. In October 1996, the FDA authorized changes to the GMP regulations which will likely increase the cost of compliance with GMP requirements. Changes in existing requirements or adoption of new requirements could have a material adverse effect on the Company's business, financial condition or results of operation.

  The Company is also subject to regulation in each of the foreign countries in which it sells its products in the areas of product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. Many of the regulations applicable to the Company's products in these countries are similar to those of the FDA. The national health organization of some countries require the Company's products to be qualified before they can be marketed in those countries. The Company relies on its international distributors to comply with these requirements. To date, the Company has not experienced significant difficulty in complying with these regulations.

  The Company is in the process of implementing policies and procedures which are intended to allow the Company to receive ISO 9001 certification. ISO 9001 standards for quality systems in manufacturing have been developed to ensure that companies know, on a worldwide basis, the standards of quality to which they will be held. The European Union has promulgated rules which require that medical products receive the CE mark by mid-1998. The CE mark is an intentional symbol of quality and compliance with applicable European medical device directives. Failure to receive CE mark certification will prohibit the Company from selling its products in Europe. There can be no assurance that the Company will be successful in meeting the certification requirements. ISO 9001 certification is one of the CE mark certification requirements.

  The Company is subject to numerous federal, state and local laws relating to such matters as safe working conditions and environmental protection. There can be no assurance that the Company will not be required to incur significant costs to comply with such laws and regulations in the future or that such laws or regulations will not have a material adverse effect upon the Company's business, financial condition or results of operations.

PRODUCT LIABILITY AND INSURANCE

  Medical device companies are subject to an inherent risk of product liability and other liability claims in the event that the use of their products results in personal injury. The Company maintains liability insurance coverage in the amounts deemed appropriate by management based upon the nature and risks of its business in general and its actual experience to date. There can be no assurance that a future claim will not exceed insurance coverage or that such coverage will continue to be available. In addition, any substantial increase in the cost of such insurance could have a material adverse effect on the Company's business, financial condition and results of operations.

EMPLOYEES

  As of April 30, 1997, the Company employed 63 individuals, 14 of whom were engaged in research and development and regulatory, 17 in manufacturing and quality assurance and 32 in marketing, sales and administrative positions. The Company also contracts with outside consultants. None of the Company's employees is covered by a collective bargaining agreement. The Company believes that it maintains good relations with its employees.

FACILITIES

  The Company's facility is located in Marlborough, Massachusetts and contains approximately 28,000 square feet, which is divided equally between offices, manufacturing and expansion space. The facility is leased through May 2002. The Company has options to renew the lease for a total of six additional years and has a right of first offer on additional space in the building.

LEGAL PROCEEDINGS

  The Company is not a party to any material legal proceedings.

                          INFORMATION CONCERNING MLI

                                   BUSINESS

GENERAL

  MLI designs, develops, manufactures and is in the early stages of marketing proprietary surgical implant systems which facilitate the repair of the anterior cruciate ligament ("ACL") of the knee. MLI's ACL repair systems are designed to be used in either open surgical or minimally invasive arthroscopic procedures. MLI has received 510(k) clearance on the products it intends to market.

  MLI's products are targeted primarily to sports medicine surgeons and orthopaedic specialists who treat sports injuries. This is the same market identified and discussed at more length in the information about the Company. See "Business of the Company and MLI" and "Information Concerning the Company--Business--General." Based on its existing designs, MLI is developing next generation devices which will further provide the surgeon with options for the repair of the ACL. MLI's strategy for establishing and maintaining a leadership position in the ACL market consists of developing a strong proprietary technology position for products which minimize surgical time and trauma and provide for ease of implantation of devices.

CURRENT PRODUCTS AND APPLICATIONS

  MLI is in the early stage of marketing a family of products cleared by the FDA for clinical applications primarily for the repair of the ACL. The following MLI products have received 510(k) clearance or are exempt from the 510(k) clearance process. The following chart summarizes the products, current applications and FDA clearance dates:

                          INITIAL             CURRENT
       PRODUCT          RELEASE DATE        APPLICATIONS           FEATURES AND BENEFITS
---------------------  -------------- ------------------------ ----------------------------
Cannulated              January 1996  ACL Bone-Tendon-Bone     .Design minimizes tissue
 Interference Screw                    Femoral and Tibial         trauma
 System
                                       Fixation                . Locking threads recure
                                                                 bone block fixation
Cross Pin Transverse   September 1996 ACL--Soft Tissue Graft   . Rigid fixation for soft
 Fixation System                       Femoral Fixation          tissue ACL grafts
                                                               . Easily revisable
Set Screw Transverse    August 1996   ACL Bone-Tendon-Bone     . A traumatic, adjustable
 Fixation System                       Femoral Fixation          ACL fixation
                                                               . Revisable with larger size
                                                                 screw
                                                               . Hardware easy to remove
Soft Tissue Screw and    July 1996    ACL--Soft Tissue Graft   . Low profile screws and
 Washer Fixation                       Femoral or Tibial         washers minimize tissue
 System                                Fixation                  irritation
                                                               . Washers shaped to conform
                                                                 to bone contours
Modular Staple          October 1996  ACL--Soft Tissue Graft   . Adjustable staple/washer
 Fixation System                       Tibial Fixation           increase fixation strength
                                                               . Novel staple remover
                                                                 operates easily and
                                                                 atraumatically
Expanded Body Suture      May 1996    Transosseous Suturing    . Expanded surface area
                                                                 increases strength of
                                                                 transosseous tissue
                                                                 repairs

  MLI intends to market its fixation devices and instruments as part of a comprehensive ACL Fixation System with each of the components and related instrumentation to implant devices being available for purchase separately.

PRODUCT DEVELOPMENT

  MLI has a variety of new products under development, none of which have received FDA clearance for marketing. These new products include meniscal repair implants and instrumentation, new devices and instrumentation for ACL repair and devices for arthroscopic tissue repair.

RESEARCH AND DEVELOPMENT

  MLI's objective has been to continue to develop innovative products for the sports medicine/arthroscopy market and to maximize the potential of its core proprietary technology. As of March 3, 1997, MLI's research and development department consisted of seven employees with substantial design and development experience in the field of orthopaedics. During the fiscal year ended December 31, 1996 and 1995, MLI incurred expenses of $562,302 and $385,944 respectively, in connection with its research and development efforts, and anticipates a substantial continuing commitment to ongoing programs.

  MLI's research and development department is continually engaged in assessing technologies and techniques which are applicable to MLI's business strategy. The research and development engineers spend a significant amount of time with surgeon advisors evaluating new product ideas. MLI has acquired or licensed new technologies from outside parties and anticipates that it will continue to explore opportunities for licensing products from other parties in the future.

SALES AND MARKETING

  Because of the early stage of MLI's development, MLI has not yet employed any sales or marketing personnel. However, MLI has exhibited its products at trade shows and surgeons who are consultants to MLI have made presentations at an orthopaedic surgeon conference on the use of the MLI products.

MANUFACTURING AND QUALITY CONTROL

  MLI's products are manufactured from components manufactured at MLI and by outside contractors to MLI's specifications. The manufacturing process at MLI consists primarily of component manufacturing, assembly, testing and packaging. Sterilization and some testing is also done by outside vendors. MLI maintains a high degree of quality control and inspects each lot of components to ensure that they comply with MLI's exacting specifications. MLI abides by the FDA's Good Manufacturing Practices and the requirements of state and federal regulatory agencies.

  Most components derived from outside contractors are available from more than one source. MLI believes that it could readily obtain components from other sources that are now derived from single source vendors. MLI's current products are manufactured from readily available materials. As with the Company, this may not be true for bioabsorbable materials and biomaterials that may be used in future products. If certain bioabsorbable and biomaterial materials become limited in supply or unavailable, MLI would have to develop alternative sources of supply, which could take a substantial period of time, and there is no assurance that such materials could be identified or approved.

INTELLECTUAL PROPERTY

  MLI believes that a key element of its competitive advantage depends on its ability to develop and maintain proprietary aspects of its technology. To this end, MLI files patent applications to protect technology, inventions, and improvements that it believes are significant to the growth of its business. MLI has filed for 38 U.S. and foreign patents for orthopaedic and sports medicine applications of which 27 have been issued, some of which have been licensed to others. There can be no assurance that current and potential competitors and other third parties have not filed or in the future will not file applications for, or have not received or in the future will not receive, patents and will not obtain additional proprietary rights relating to materials or processes used or proposed to be used by MLI. Accordingly, there can be no assurance that MLI's products have not, do not or will not infringe any patents or other proprietary rights of third parties.

  MLI typically requires its employees, consultants and advisors to execute appropriate confidentiality agreements in connection with their employment, consulting or advisory relationships with MLI. MLI also typically requires its employees, consultants and certain advisors to agree to disclose and assign to MLI all inventions conceived of on the company time, using company property or which relate to MLI's business. There can be no assurance, however, that the foregoing agreements will effectively prevent disclosure of MLI's confidential information or provide meaningful protection for MLI's confidential information if there is unauthorized use or disclosure. Furthermore, no assurance can be given that competitors will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to MLI's proprietary technology.

  Where appropriate, MLI has licensed technology from third parties, including its shareholders, consultants and competitors. MLI has licensed certain technology from E. Marlowe Goble, its principal stockholder, in circumstances where the technology has also been licensed by Dr. Goble to independent third parties. (Inventions of Dr. Goble relating to MLI's business that have not been subject to rights in third parties have been assigned by Dr. Goble to MLI.) MLI has also licensed technology from Justwin Medical, a corporation one of whose owners is Daniel Justin, who will become an employee of the Company following the Acquisition. The licenses from Dr. Goble and Justwin Medical will require MLI to pay royalties at a rate which MLI believes to be consistent with royalties which would be payable to independent inventors. Such royalties are based on a percentage of the net sales of products incorporating the licensed technology. Only minimal royalties have accrued and are payable to Dr. Goble and no royalties have accrued or are payable to Justwin Medical by MLI to this point. See "Summary of the Proposed Acquisition and the Share Issuance--Certain Arrangements".

  MLI has also licensed technology it has developed to third parties where it believes the technology is not central to its core business. When MLI has assigned its rights in technology to third parties, it has on occasion taken back a non-exclusive license from the assignee or licensee enabling MLI to use the technology in certain fields or for certain uses. MLI intends to continue to be opportunistic with technology, developing, licensing or assigning its inventions and acquiring and licensing technology from others to promote the achievement of its business strategies and objectives.

COMPETITION

  MLI faces strong competition in the marketplace from large corporations with orthopaedic divisions, Smith & Nephew Endoscopy Division, Arthrotek, Inc., a division of Biomet, Inc., the Linvatec division of Bristol Meyers Squibb Company, and Mitek Surgical Products, Inc. ("Mitek"), a division of Johnson & Johnson, all of which compete in the market of ACL repair. These competitors have significantly greater financial, manufacturing, marketing, distribution and technical resources than MLI. MLI also faces competition from smaller companies including Arthrex, Inc.

  MLI believes that its products compete favorably against its competitors based on a number of factors, including MLI's strong proprietary technology position which enables it to offer a multitude of different fasteners designed to address different patient requirements. However, there can be no assurance that MLI's competitors will not succeed in developing products and technologies that are more efficient or less costly than those that have been or may be developed by MLI.

PRODUCT LIABILITY AND INSURANCE

  Medical device companies are subject to inherent risk of product liability and other liability insurance claims in the event that the use of their product results in personal injury. MLI maintains liability insurance coverage in the amount deemed appropriate by management based upon the nature and risk of its business in general and its actual experience to date. There can be no assurance that a future claim will not exceed insurance coverage or that such coverage will continue to be available. In addition, any substantial increase in the cost of such insurance could have a material adverse effect on MLI's business, financial condition and results of operations. The Company believes such risk to be inherent in medical products companies.

CONTINUING COMMITMENT

  The Company recognizes that the Acquisition will involve a significant commitment of resources for product development and marketing and sales. The Company will use a portion of the proceeds of its initial public offering in June 1996, together with income from operations, to fund these commitments.

EMPLOYEES

  As of March 3, 1997, MLI employed 29 individuals, 11 of whom were engaged in research and development and regulatory and quality assurance, 16 in manufacturing and 2 in administrative positions. MLI also contracts with outside consultants.

FACILITIES

  MLI occupies two buildings in Logan, Utah that together contain approximately 11,500 square feet, in which MLI maintains its offices and manufacturing area. The buildings are currently leased from GCL at rent and upon terms the Company believes to be commercially reasonable and fair. Upon closing of the Acquisition, the Company will enter a new lease with GCL for a term of 3 years at comparable rent and terms. MLI also occupies a nearby facility in Logan, Utah in which MLI leases approximately 1,800 square feet. This space is leased from a third party landlord pursuant to a lease due to expire in October 1997. MLI has a right of first refusal in the event the landlord chooses to sell the facility.

LEGAL PROCEEDINGS

  MLI is not a party to any material legal proceedings.

          SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

  The selected historical financial data of the Company for each of the years in the five-year period ended December 31, 1996 have been derived from the audited historical financial statements of the Company incorporated by reference herein. The selected historical financial data of MLI for each of the years in the five-year period ended December 31, 1996 have been derived from the audited historical financial statements of MLI for each of the years in the two-year period ended December 31, 1996 included elsewhere herein, and from the unaudited historical financial statements of MLI for each of the years in the three-year period ended December 31, 1994. The selected historical financial data of the Company and MLI at March 31, 1997 and for the three months ended March 31, 1997 and 1996 have been derived from, and are qualified by reference to, the Company's and MLI's unaudited financial statements appearing herein or incorporated by reference, and which, in the opinion of management, include all adjustments consisting of normal recurring adjustments necessary for a fair statement of the results for the unaudited interim period.

  The selected pro forma financial data are derived from the unaudited pro forma condensed combined financial statements appearing elsewhere herein, which give effect to the Acquisition as a purchase. The pro forma data are presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the Acquisition been in effect for the period presented.

  This data should read in conjunction with the financial statements of each of the Company and MLI, and the related notes thereto, included elsewhere herein or incorporated by reference and in conjunction with the unaudited pro forma financial statements, including the notes thereto, appearing elsewhere in this Proxy Statement. See "Pro Forma Condensed Combined Financial Statements", "Financial Information of MLI" and "Financial Information of the Company".

                           INNOVASIVE DEVICES, INC.

                            SELECTED FINANCIAL DATA

                          THREE MONTHS ENDED         YEARS ENDED DECEMBER 31,
                              MARCH 31,       -------------------------------------------
                           1997      1996      1996     1995     1994     1993     1992
                          ------  ----------- -------  -------  -------  -------  -------
                              (UNAUDITED)      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Net sales (1)...........  $1,663    $   802   $ 4,353  $ 1,234  $   244  $   126  $   344
Cost of sales...........     510        338     1,611    1,000      465      263      --
                          ------    -------   -------  -------  -------  -------  -------
Gross profit (loss).....   1,153        464     2,742      234     (221)    (137)     344
Selling, general and
 administrative
 expenses...............   1,495      1,091     4,922    2,435    1,533      914      580
Research and development
 expenses (2)...........     830        582     2,667    1,597    1,172      922    2,589
                          ------    -------   -------  -------  -------  -------  -------
Loss from operations....  (1,172)    (1,209)   (4,847)  (3,798)  (2,926)  (1,973)  (2,825)
Interest income
 (expense), net.........     299         62       785       64       34     (238)       1
                          ------    -------   -------  -------  -------  -------  -------
Net loss................  $ (873)   $(1,147)  $(4,062) $(3,734) $(2,892) $(2,211) $(2,824)
                          ======    =======   =======  =======  =======  =======  =======
Pro forma net loss per
 share (3)..............  $(0.12)   $ (0.21)  $ (0.63) $ (0.76)
                          ======    =======   =======  =======
Shares used in computing
 pro forma net loss per
 share..................   7,261      5,457     6,465    4,939
                          ======    =======   =======  =======
                                                           DECEMBER 31,
                                   MARCH 31,  -------------------------------------------
                                     1997      1996     1995     1994     1993     1992
                                  ----------- -------  -------  -------  -------  -------
                                  (UNAUDITED)             (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents............            $ 5,126   $12,825  $ 5,052  $ 2,051  $   294  $   408
Working capital.........             21,907    22,841    4,857    1,628   (3,835)    (409)
Total assets............             24,633    25,363    6,399    3,099      869      639
Long-term note payable,
 less current portion...                --        --       --       --       --       906
Mandatorily redeemable
 convertible preferred
 stock..................                --        --    13,970    6,993      --       --
Stockholders' equity
 (deficit)..............            $22,936   $23,788  $(8,501) $(4,759) $(3,426) $(1,189)

--------
(1) Sales amount for the year ended December 31, 1992 represents amounts received pursuant to a collaborative research and development arrangement.
(2) Includes research and development costs payable to a related party of $222 and $200 for the three months ended March 31, 1997 and 1996, respectively, and $664 and $265 for the years ended December 31, 1996 and 1995, respectively, and a charge of $1,700 in connection with a termination of a development agreement in 1992.
(3) See Note 1 of Notes to Financial Statements which are included in the Company's Annual Report and incorporated herein by reference.
                              MEDICINELODGE, INC.

                            SELECTED FINANCIAL DATA

                          THREE MONTHS ENDED
                               MARCH 31                 YEARS ENDED DECEMBER 31,
                          -----------------------  --------------------------------------
                              1997       1996       1996     1995    1994   1993    1992
                          ------------  ---------  -------  ------  ------ -------  -----
                              (UNAUDITED)                    (IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Net sales (1)...........     $     283  $     369  $ 1,306  $  951  $3,819 $ 1,299  $  93
Cost of sales...........           270        189      645     457   1,946     694      9
                             ---------  ---------  -------  ------  ------ -------  -----
Gross profit............            13        180      661     494   1,873     605     84
Selling, general and
 administrative
 expenses...............           230         41      613     441   1,355     354    139
Research and development
 expenses...............           139         72      562     386     201     --     --
                             ---------  ---------  -------  ------  ------ -------  -----
Income (loss) from
 operations.............          (356)        67     (514)   (333)    317     251    (55)
Other income (expense),
 net (2)................            (8)        (7)     445      17     468     (47)   (20)
                             ---------  ---------  -------  ------  ------ -------  -----
Income (loss) from
 operations before
 provision (benefit) for
 income taxes...........          (364)        60      (69)   (316)    785     204    (75)
Provision (benefit) for
 income taxes (3).......           --         --       (24)   (118)    288     --     --
                             ---------  ---------  -------  ------  ------ -------  -----
Net income (loss) (4)...     $    (364) $      60  $   (45) $ (198) $  497 $   204  $ (75)
                             =========  =========  =======  ======  ====== =======  =====
                            MARCH 31                DECEMBER 31,
                          ------------  ------------------------------------------
                              1997       1996       1995     1994    1993   1992
                          ------------  ---------  -------  ------  ------ -------
                          (UNAUDITED)              (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents............     $      18  $     831  $   221  $  --   $    1 $    11
Working capital.........           147        365      352     635      72      78
Total assets............         1,091      1,794    1,076   1,824   1,298     395
Long-term note payable,
 less current portion...           514        532      455     499     707     442
Stockholders' equity
 (deficit)..............     $     334  $     470  $   371  $  570  $  118 $   (75)

--------
(1) For the three months ended March 31, 1997 and 1996, and the years ended December 31, 1996 and 1995, sales were principally derived from contract manufacturing services provided to third parties. In 1994, a significant percentage of MLI sales resulted from a contract manufacturing agreement for which rights were sold to a third party in December, 1994.
(2) Includes a gain on the sale of patent and technology rights of $275 and a gain from the sale of securities of $203 in 1996 and a gain on the sale of assets of $592 in 1994.
(3) An income tax provision was not provided for the years ended December 31, 1993 and 1992, as MLI operated as a limited liability company.
(4) Net income (loss) per share is not considered meaningful and therefore is not presented herein.

              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS    YEAR ENDED
                                                    ENDED MARCH 31, DECEMBER 31,
                                                         1997           1996
                                                    --------------- ------------
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
  Net sales........................................     $ 1,946        $5,659
  Loss from operations.............................      (1,545)       (5,429)
  Net loss.........................................      (1,254)       (4,199)
  Net loss per share...............................     $ (0.14)       $(0.50)
  Shares used in computing net loss per share......       9,146         8,350
                                                       MARCH 31,
                                                         1997
                                                    ---------------
PRO FORMA COMBINED BALANCE SHEET DATA:
  Cash and cash equivalents........................     $ 5,144
  Working capital..................................      21,754
  Total assets.....................................      26,646
  Long-term note payable, less current portion ....         514
  Stockholders' equity.............................     $23,892

                          COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

  The following table sets forth as of the date and for the period indicated selected historical per share data of the Company and MLI and the corresponding unaudited pro forma per share data giving effect to the proposed Acquisition. The data presented are based upon the historical financial statements and related notes of the Company incorporated by reference herein and the historical financial statements of MLI appearing elsewhere herein, and the pro forma condensed combined financial statements appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear elsewhere in this Proxy Statement. See "Pro Forma Condensed Combined Financial Statements", "Financial Information of the Company" and "Financial Information of MLI". These data are not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Acquisition had been consummated at the beginning of the period indicated.

                                                          PRO FORMA EQUIVALENT
                                                          COMBINED  PRO FORMA
                                                             PER     COMBINED
                                 COMPANY         MLI       COMPANY   PER MLI
                              HISTORICAL(4) HISTORICAL(1) SHARE(2)   SHARE(3)
                              ------------- ------------- --------- ----------
Book value per common share:
  December 31, 1996..........    $ 3.28        $ 0.18      $ 2.71     $ 1.82
  March 31, 1997.............    $ 3.16        $ 0.12      $ 2.61      $1.75
Cash dividends per common
 share:
  Year ended December 31,
   1996......................       --            --          --         --
  Quarter ended March 31,
   1997......................       --            --          --         --
Net loss per common share
 from continuing operations:
  Year ended December 31,
   1996......................    $(0.63)       $(0.09)     $(0.50)    $(0.34)
  Quarter ended March 31,
   1997......................    $(0.12)       $(0.34)     $(0.14)    $(0.09)

--------
(1) The calculation of book value per common share assumes the conversion to common stock of 1,700,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") as the Preferred Stock will be converted to common stock prior to the closing of the Acquisition. The calculation of historical net loss per common share excludes the effect of the Preferred Stock conversion as it is antidilutive.
(2) Assumes 1,885,000 shares are issued pursuant to the Asset Purchase
    Agreement.
(3) Equivalent pro forma combined book value per MLI share and the equivalent pro forma combined net loss per MLI share have been calculated by multiplying the respective pro forma combined per Company share amounts by a ratio of .67 of a share of Company Common Stock for each share of MLI common stock, including the assumed conversion of 1,700,000 shares of MLI Preferred Stock to MLI common stock. This ratio was derived from a comparison of the outstanding shares of MLI's capital stock and the shares to be issued as the Share Issuance.
(4) Net loss per common share has been calculated on a pro forma basis as historical net loss per share is not considered meaningful. Pro forma net loss per share is determined by dividing the net loss attributable to common stockholders by the weighted average number of common stock outstanding during the period, including the effect of the assumed conversion of all convertible preferred stock upon issuance. Actual conversion of the preferred stock occurred in June, 1996 upon the closing of the Company's initial public offering.

  Pursuant to Securities and Exchange Commission Staff Accounting Bulletin 83, common stock options and convertible preferred stock issued at prices below the offering price per share during the twelve month period prior to the initial filing of the Company's registration statement on Form S-1 have also been included in the calculation using the treasury stock method and the anticipated offering price of $12 per share of Common Stock, as if they were outstanding from the beginning of the period through March 31, 1996. For the period subsequent to March 31, 1996, common stock equivalents (stock options) have been excluded as they are anti-dilutive.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION
                          AND RESULTS OF THE COMPANY

  Stockholders are referred to a full presentation of Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company in the Annual Report for the year ended December 31, 1996 which is being forwarded to the stockholder's concurrently with this Proxy Statement, together with the audited financial statements and notes contained therein.

  Stockholders are also referred to a full presentation of Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company in the Quarterly Report on Form 10-Q for the three months ended March 31, 1997 and filed with the Securities and Exchange Commission on May 15, 1997.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION
                              AND RESULTS OF MLI

OVERVIEW

  Since it's inception in August 1992, MLI has been principally engaged in the development and manufacture of devices and instrumentation which are utilized in orthopedic procedures. MLI has also provided contract manufacturing services to third parties which has been the primary source of net sales since inception. MLI has a limited history of operations, and has experienced operating losses, resulting from a substantial level of expenses associated with research and development, regulatory matters and building manufacturing capabilities.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1996

  Net sales decreased $86,000 to $283,000 in the first quarter of 1997 from $369,000 in the first quarter of 1996. The decrease was primarily due to reduced levels of contract manufacturing sales resulting from MLI's continuing shift of manufacturing resources to the production of proprietary products which have not yet been released commercially.

  Gross profit decreased $167,000 to $13,000 in the first quarter of 1997 from $180,000 in the first quarter of 1996. As a percentage of net sales, gross profit decreased to 4.6% in the first quarter of 1997 from 48.8% in the first quarter of 1996. The decrease was primarily due to an increase in manufacturing costs attributable to MLI's initial investment in the production of its proprietary products.

  Selling, general and administrative expenses increased $189,000 to $230,000 in the first quarter of 1997 from $41,000 in the first quarter of 1996. The increase was primarily due to the addition of administrative staff and related costs, legal costs and promotional costs related to the preparation for the market release of MLI's proprietary products.

  Research and development expenses increased $67,000 to $139,000 in the first quarter of 1997 from $72,000 in the first quarter of 1996. The increase was primarily due to costs related to the expanded development effort of proprietary products including product testing and approval costs, legal costs and equipment and supply costs.

  As a result of the above, MLI incurred a net loss of $364,000 in the first quarter of 1997 as compared to net income of $60,000 in the first quarter of 1996.

YEARS ENDED DECEMBER 31, 1996 AND 1995

  Net sales increased to $1.3 million for the year ended December 31, 1996 from $951,000 for the year ended December 31, 1995. The increase was primarily due to the expansion of MLI's contract manufacturing customer base and increased sales to existing customers.

  Gross profit increased to $661,000 for the year ended December 31, 1996 from $494,000 for the year ended December 31, 1995. As a percentage of net sales, gross profit was 50.6% and 51.9% in 1996 and 1995 respectively. The decrease in the gross profit margin percentage was a result of a change in the mix of product sales and pricing pressure due to the competitive nature of contract manufacturing. The increase in gross profit dollars was due to the increase in sales volume.

  Selling, general and administrative expenses increased to $612,000 for the year ended December 31, 1996 from $441,000 for the year ended December 31, 1995. The increase was primarily due to the addition of management and staff personnel in support of MLI's development of its proprietary products.

  Research and development expenses increased to $562,000 for the year ended December 31, 1996 from $386,000 for the year ended December 31, 1995. The increase was due to product development, regulatory approval, and legal expenses associated with the expanded effort related to MLI's development of its proprietary products.

  Net interest and investment income increased to $161,000 for the year ended December 31, 1996 from $22,000 for the year ended December 31, 1995. The increase was due to a gain recognized on the sale of securities.

  Gain on sale of assets increased to $272,000 for the year ended December 31, 1996 from a loss of $11,000 for the year ended December 31, 1995. The increase was due to a gain recognized on the transfer of patent rights and technology to a third party.

  As a result of the above, the net loss decreased to $45,000 for the year ended December 31, 1996 from $198,000 for the year ended December 31, 1995.

YEARS ENDED DECEMBER 31, 1995 AND 1994

  Net sales decreased to $951,000 for the year ended December 31, 1995 from $3.8 million for the year ended December 31, 1994. The decrease was primarily due to the sale of MLI's suture anchor and driver technology to a third party pursuant to an Asset Purchase Agreement executed on December 5, 1994 (the "Purchase Agreement"). In 1994 a significant percentage of MLI's revenues were derived from such suture anchors and drivers.

  Gross profit decreased to $494,000 for the year ended December 31, 1995 from $1.9 million for the year ended December 31, 1994. As a percentage of net sales, gross profit was 51.9% and 49.0% in 1995 and 1994 respectively. The decrease in gross profit was due to the decrease in sales volume resulting from the sale of technology pursuant to the Purchase Agreement (the "Technology Sale") and the associated change in product mix.

  Selling, general and administrative expenses decreased to $441,000 for the year ended December 31, 1995 from $1.4 million for the year ended December 31, 1994. The decrease was primarily due to a reduction in personnel, facilities and legal costs associated with the Technology Sale.

  Research and development expenses increased to $386,000 for the year ended December 31, 1995 from $201,000 for the year ended December 31, 1994. The increase was primarily due to product development costs associated with the expanded effort related to MLI's development of its proprietary products.

  Net interest and investment income increased to $22,000 for the year ended December 31, 1995 from a net expense of $130,000 for the year ended December 31, 1994. Interest and investment income increased to $64,000 for the year ended December 31, 1995 from a nominal amount for the year ended December 31, 1994. The increase was due to a gain recognized on the sale of securities. Interest expense decreased to $41,000 for the year ended December 31, 1995 from $130,000 for the year ended December 31, 1994. The decrease was primarily due to a reduction of notes payable resulting from proceeds received from the Technology Sale.

  MLI recognized a loss on sale of assets of $11,000 for the year ended December 31, 1995 compared to a gain of $592,000 for the year ended December 31, 1994. The difference was due to the gain recognized on the Technology Sale in December, 1994.

  A net loss of $198,000 was incurred for the year ended December 31, 1995 as compared to net income of $497,000 for the year ended December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

  Since it's inception, MLI has financed its operations from the private sale of equity securities, the proceeds from secured notes payable, the proceeds from investment income, the sales of operating assets, and income generated from contract manufacturing.

  As of March 31, 1997, MLI had cash of $18,000 as compared to a balance of $831,000 at December 31, 1996. Cash used in MLI's operations amounted to $928,000 for the first quarter of 1997 primarily as a result of the net loss of $364,000 and a decrease in current liabilities of $511,000 representing the payment of an obligation recorded in 1996 to repurchase shares of MLI's common and preferred stock.

  Cash used for investing activities amounted to $96,000 for the first quarter of 1997 resulting from investments in capital equipment.

  Cash provided by financing activities for the first quarter of 1997 included proceeds of $228,000 from the sale and issuance of 150,000 shares of common stock.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1997 illustrates the effect of the Acquisition as if the Acquisition and the Share Issuance had occurred on March 31, 1997 and the unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997 illustrates the effect of the Acquisition as if the Acquisition and the Share Issuance had occurred on January 1, 1996.

  Under the terms of the Acquisition, the Company will purchase substantially all of the operating assets and assume substantially all of the operating liabilities of MLI in exchange for the issuance of 1,885,000 shares of the Company's Common Stock (the "Share Issuance"). The Acquisition is more fully described elsewhere in this Proxy Statement.

  The Pro Forma Condensed Combined Financial Statements are based on historical financial statements of the Company and MLI appearing elsewhere herein or incorporated by reference, after giving effect to the Acquisition using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the Pro Forma Condensed Combined Financial Statements. Significant pro forma adjustments recorded on the Pro Forma Condensed Combined Balance Sheet represent the allocation of the purchase price to the net assets acquired based upon their estimated fair value. The adjustments to fair value the net assets acquired totaled approximately $13.3 million, which primarily relate to the fair value allocated to in-process research and development. The excess of purchase price over the estimated fair value of net assets acquired amounted to $981,000 which has been accounted for as goodwill. Adjustments recorded on the Pro Forma Condensed Combined Statement of Operations relate to additional amortization expense resulting from the recording of goodwill and to the elimination of the tax benefit recorded by MLI. The Pro Forma Condensed Combined Financial Statements do not give effect to any transaction costs associated with the consummation of the Acquisition, except that the Pro Forma Condensed Combined Balance Sheet as of March 31, 1997 gives effect to such costs estimated at approximately $300,000.

  The Pro Forma Condensed Combined Financial Statements should be read in conjunction with the financial statements of MLI and of the Company appearing elsewhere herein or incorporated by reference. The Pro Forma Condensed Combined Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above or of results which may be attained in the future.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 MARCH 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                           INNOVASIVE    MEDICINE    PRO FORMA    PRO FORMA
                          DEVICES, INC. LODGE, INC. ADJUSTMENTS   COMBINED
                          ------------- ----------- -----------   ---------
          ASSETS
Current assets:
  Cash and cash equiva-
   lents.................   $  5,126      $   18      $   --        $5,144
  Marketable securities..     16,272         --                     16,272
  Accounts receivable,
   net...................        982         202                     1,184
  Inventories............        872         157                     1,029
  Other current assets...        352          13                       365
                            --------      ------      -------      -------
    Total current as-
     sets................     23,604         390                    23,994
Fixed assets, net........      1,004         626                     1,630
Other assets, net........         25          75          922 (b)    1,022
                            --------      ------      -------      -------
                            $ 24,633      $1,091      $   922      $26,646
                            ========      ======      =======      =======
  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable..........   $    --       $   74      $   --       $    74
  Accounts payable.......        678          84                       762
  Accounts payable to re-
   lated party...........        392         --                        392
  Accrued liabilities....        627          85          300(c)     1,012
                            --------      ------      -------      -------
    Total current liabil-
     ities...............      1,697         243          300        2,240
                            --------      ------      -------      -------
Note payable.............        --          514                       514
                            --------      ------      -------      -------
Stockholders' equity:
  Preferred stock........        --           17          (17)(d)      --
  Common stock...........          1          11          (11)(d)        1
  Additional paid-in cap-
   ital..................     39,928         926         (926)(d)   54,254
                                                       14,326 (a)
  Accumulated deficit....    (16,875)       (620)         620 (d)  (30,245)
                                                      (13,370)(e)
  Deferred compensation..       (118)                                 (118)
                            --------      ------      -------      -------
  Total stockholders' eq-
   uity..................     22,936         334          622       23,892
                            --------      ------      -------      -------
                            $ 24,633      $1,091      $   922      $26,646
                            ========      ======      =======      =======

  See accompanying notes to pro forma condensed combined financial statements.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       INNOVASIVE MEDICINE                PRO
                                        DEVICES,   LODGE,   PRO FORMA    FORMA
                                          INC.      INC.   ADJUSTMENTS  COMBINED
                                       ---------- -------- -----------  --------
Net sales.............................  $ 4,353    $1,306     $ --       $5,659
Cost of sales.........................    1,611       645                 2,256
                                        -------    ------     ----      -------
  Gross profit........................    2,742       661                 3,403
Selling, general and administrative
 expenses.............................    4,922       613       68 (f)    5,603
Research and development..............    2,667       562                 3,229
                                        -------    ------     ----      -------
  Loss from operations................   (4,847)     (514)     (68)      (5,429)
Other income, net.....................      785       445                 1,230
                                        -------    ------     ----      -------
  Net loss before tax benefit.........   (4,062)      (69)     (68)      (4,199)
                                        -------    ------     ----      -------
Income tax benefit....................      --         24      (24)(g)      --
                                        -------    ------     ----      -------
  Net loss............................  $(4,062)   $  (45)    $(92)     $(4,199)
                                        =======    ======     ====      =======
  Pro forma net loss per share........  $ (0.63)                        $ (0.50)
                                        =======                         =======
  Shares used in computing net loss
   per share..........................    6,465                           8,350
                                        =======                         =======

  See accompanying notes to pro forma condensed combined financial statements.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       INNOVASIVE MEDICINE                PRO
                                        DEVICES,   LODGE,   PRO FORMA    FORMA
                                          INC.      INC.   ADJUSTMENTS  COMBINED
                                       ---------- -------- -----------  --------
Net sales.............................   $1,663     $283      $ --       $1,946
Cost of sales.........................      510      270        --          780
                                         ------    -----      ----      -------
  Gross profit........................    1,153       13        --        1,166
Selling, general and administrative
 expenses.............................    1,495      230        17 (f)    1,742
Research and development..............      830      139        --          969
                                         ------    -----      ----      -------
  Loss from operations................   (1,172)    (356)      (17)      (1,545)
Other income (expense), net...........      299       (8)       --          291
                                         ------    -----      ----      -------
  Net loss............................   $ (873)   $(364)     $(17)     $(1,254)
                                         ======    =====      ====      =======
  Net loss per share..................   $(0.12)                        $ (0.14)
                                         ======                         =======
  Shares used in computing net loss
   per share..........................    7,261                           9,146
                                         ======                         =======

  See accompanying notes to pro forma condensed combined financial statements.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

1. PURCHASE PRICE

  The following is a summary of the purchase price and the allocation of the purchase price to the assets acquired:

 Purchase price:

Shares of common stock issued....................... 1,885,000 at $7.60 $14,326
Fair value of liabilities assumed...................                        757
Estimated transactions costs........................                        300
                                                                        -------
  Total purchase price..............................                    $15,383
                                                                        =======

 Allocation of the purchase price:

Asset value:
  Reported value of assets purchased................                    $ 1,032
  In-process research and development...............                     13,370
  Purchased goodwill................................                        981
                                                                        -------
                                                                        $15,383
                                                                        =======

  The fair value per share of the common stock to be issued by Company was calculated by reducing the closing price of the shares, on the day of the public announcement that the Company intended to acquire the assets of MLI, by a 25% marketability discount.

2. PRO FORMA ADJUSTMENTS

  The following pro forma adjustments are reflected in the unaudited pro forma condensed combined financial statements:

  (a) Adjustment of $14,326 reflects the fair value of the issuance of 1,885,000 shares of the Company's common stock of $14,626 for the net assets of MLI, net of transaction costs of $300.

  (b) Adjustment reflects (1) purchased goodwill of $981 which will be amortized on a straight-line basis over the estimated useful life of ten years and (2) the elimination of the recorded value on MLI's books of $53 related to start-up costs and $6 of deferred tax assets based upon an assessment of the realizability of these assets to the combined company.

  (c) Adjustment represents the estimated transaction costs.

  (d) Adjustment represents the elimination of the MLI equity accounts.

  (e) Adjustment reflects the purchased in-process research and development of $13,370 which will be charged to research and development expense on the closing date of the acquisition. This charge is reflected as an increase to the accumulated deficit and has been excluded from the pro forma condensed combined statement of operations as it is considered a nonrecurring item.

  (f) Adjustment reflects increased amortization due to the purchased goodwill of $25 for the quarter ended March 31, 1997 and $98 for the year ended December 31, 1996, net of the elimination of amortization expense relating to capitalized start-up costs recorded on the books of MLI of $8 for the quarter ended March 31, 1997 and $30 for the year ended December 31, 1996.

  (g) Adjustment reflects the elimination of the tax benefit recorded on the books of MLI.

3. PRO FORMA NET LOSS PER SHARE

  The pro forma combined net loss per share is based upon the pro forma weighted average number of common and common equivalent shares outstanding of the Company adjusted for the issuance of 1,885,000 shares of the Company's stock as of the beginning of the periods presented.

                     AMENDMENT TO 1996 OMNIBUS STOCK PLAN

                              (ITEM 3 OF NOTICE)

  On February 4, 1997, the Board of Directors of the Company adopted an amendment to the 1996 Omnibus Stock Plan (the "Omnibus Plan") increasing the maximum aggregate number of shares available for issuance thereunder from 250,000 to 800,000 shares. The purpose of the increase in the maximum aggregate number of shares available for issuance is to permit the continuing availability of stock options and Common Stock for grant in order to continue to attract and retain key employees and officers of, and consultants to, the Company. A copy of the Omnibus Plan as amended is attached hereto as Annex III.

  Approval by stockholders of the Omnibus Plan and the amendment increasing the number of shares issuable under the Omnibus Plan is sought in order to meet the stockholder approval requirements of (i) Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which requires stockholder approval of any increase in the number of shares that may be issued under an incentive stock option plan; (ii) Rule 16b-3 under the 1934 Act, which in the case of certain option plans that have been approved by stockholders, prevents the grant of options to directors, executive officers and certain other affiliates from being deemed "purchases" for purposes of the profit recapture provisions of Section 16(b) of that Act; and (iii) Section 162(m) of the Code, which among other qualifications requires stockholder approval of any option plan to exempt the spread (the difference between the exercise price and the market value at the time of exercise) of options from the limitation on deductibility under that section. The executive officers of the Company are eligible to receive options under the Omnibus Plan and will therefore benefit from approval of this amendment. The Board of Directors recommends approval of this amendment because it believes that the continuing availability of grants under the Omnibus Plan is an important factor in the Company's ability to attract and retain key employees, officers and consultants.

          AMENDMENT TO 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                              (ITEM 4 OF NOTICE)

  On February 4, 1997, the Board of Directors of the Company adopted an amendment to the 1996 Non-Employee Directors Stock Option Plan (the "Director Plan") increasing the maximum aggregate number of shares available for issuance thereunder from 100,000 to 150,000. The purpose of the increase in the maximum aggregate number of shares available for issuance is to permit the continuing availability of non-qualified stock options for grant in order to continue to attract and retain qualified directors of the Company. A copy of the Director Plan as amended is attached hereto as Annex IV.

  Stockholder approval of the Director Plan as amended is required by Rule 16b-3 under the 1934 Act. The Board of Directors recommends approval of this amendment so that the Director Plan will be an effective means of attracting and retaining non-employee directors and further aligning their interests with those of the stockholders by providing for or increasing their equity interests in the Company.

    DESCRIPTION OF THE COMPANY'S STOCK PLANS SUBJECT TO STOCKHOLDER ACTION

1996 OMNIBUS STOCK PLAN

  The Company's 1996 Omnibus Stock Plan (the "Omnibus Plan") was adopted by the Board of Directors on April 2, 1996 and approved by the stockholders on April 23, 1996 prior to the Company's initial public offering. The Omnibus Plan, as amended by the Board, currently provides for the issuance of a maximum of 800,000 shares of Common Stock, plus such additional number of shares that become available due to the forfeiture of options granted under the 1992 Stock Option Plan, (581,700 of which are currently available for grant) pursuant to the grant of incentive stock options to employees and non-qualified stock options or restricted stock to employees, consultants, directors and officers of the Company. The Omnibus Plan will remain in effect until April 1, 2006, subject to the Boards right to terminate it earlier.

  The Omnibus Plan is administered by the Compensation Committee of the Board of Directors, which consists of two (2) or more members of the Board who are "non-employee directors" and "outside directors" within the meaning of the 1934 Act and the Code, respectively. Current members are Messrs. Ciffolillo and Momsen. Subject to the provisions of the Omnibus Plan, the Compensation Committee has the authority to select the optionees or restricted stock recipients and determine the terms of the options or restricted stock granted, including: (i) the number of shares; (ii) the option exercise terms; (iii) the exercise or purchase price (which in the case of an incentive stock option cannot be less than the market price of the Common Stock as of the date of grant); (iv) the type and duration of transfer or other restrictions; and (v) the time and form of payment for restricted stock and upon exercise of options.

  Generally, an option is not transferable by the optionholder except by will or by the laws of descent and distribution. No incentive stock option may be exercised more than 90 days following termination of employment unless the termination is due to death or disability, in which case the option is exercisable for a maximum of one year after such termination.

  At April 30, 1997, there were outstanding under the Omnibus Plan options held by participants to purchase an aggregate of 218,300 shares of Common Stock. The exercise price of options granted to date were $10 per share, and such options expire between April 2006 and February 2007. Approximately 90 employees, directors and consultants are eligible to receive options under the Omnibus Plan. The last sale price of the Common Stock on April 30, 1997 as reported by the Nasdaq National Market was $10 per share.

  The following table sets forth the number of shares for which options have been granted to date under the Omnibus Plan and the Director Plan to each Named Executive Officer, the current executive officers as a group, the non-employee directors and the non-executive officer employees. For additional information as to options granted to the Named Executive Officers during 1996, see the Option Grants Table above.

                                                     OMNIBUS PLAN DIRECTOR PLAN
                                                     ------------ -------------
      Richard D. Randall...........................     25,000          n/a
      James E. Nicholson...........................     10,000          n/a
      James V. Barrile.............................     25,000          n/a
      Philip H. Heitlinger.........................     15,000          n/a
      Karen L. Mattocks............................     10,000          n/a
      Richard B. Caspari...........................          0          n/a
      Alan Chervitz................................          0          n/a
      Current executive officers as a group (7 per-
       sons).......................................    115,000          n/a
      Non-employee directors (4 persons)...........          0       40,000
      Non-executive officer employees (22 per-
       sons).......................................     77,800          n/a

1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The 1996 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on April 2, 1996 and approved by the stockholders on April 2, 1996 prior to the Company's initial public offering. The Director Plan, as amended by the Board, currently provides for the issuance of up to 150,000 shares of Common Stock of the Company pursuant to the grant of non-qualified stock options to directors who are not employees of the Company. At April 30, 1997, there were outstanding under the Director Plan options held by directors to purchase an aggregate of 40,000 shares of Common Stock. The exercise prices of options granted to date were $10 per share, and such options expire in April 2006. Four directors are eligible to receive options under the Director Plan. This will increase to five if Richard B. Caspari is elected pursuant to Item 1.

  On the date of the first Board meeting after the effectiveness of the Company's initial public offering on June 6, 1996, each non-employee director then serving received an option to purchase 10,000 shares of Common Stock, which will vest over a four-year period at the rate of 25% per year so long as the optionee remains a director. In addition, each new director who is not an employee of the Company elected after June 6, 1997 will receive upon his initial election to the Board of Directors an option to purchase 10,000 shares of Common Stock, which will vest over a period of four years at the rate of 25% per year provided that the optionee remains a director of the Company. At each annual meeting thereafter, each director then serving will receive 2,500 shares of Common Stock, which will vest over a four-year period at the rate of 25% per year if the optionee remains a director. The exercise price per share for all options granted under the Director Plan will be equal to the market price of the Common Stock as of the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable, only to the extent vested, within 180 days after the optionee ceases to serve as a director of the Company (except that if a director dies or becomes disabled while he or she is serving as a director of the Company, the option is exercisable until the earlier of the scheduled expiration date of the option or one year from the death or disability).

FEDERAL INCOME TAX INFORMATION

  Set forth below is a general summary of the federal income tax consequences to the Company and to recipients of options under the Company's stock option plans. The following summary is not intended to be exhaustive, does not address certain special federal tax provisions, and does not address state, municipal or foreign tax laws.

  Tax Treatment of Incentive Stock Options. Under Section 422 of the Code, an option holder incurs no federal income tax liability (other than alternative minimum tax, as described below) on either the grant or exercise of an incentive stock option ("ISO"). Provided that the stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on the subsequent sale of stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period, the option holder will be taxed, with respect to the gain realized, as if he or she had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and its fair market value on the date on which the option was granted. The balance of the gain realized will be taxed as capital gain, long-term or short-term depending on the holding period since the date of exercise. Unless an optionholder disposes of stock received on exercise of an option within the calendar year in which exercise occurred, the excess of the value of the stock at exercise over the option price will increase the option holders alternative minimum taxable income ("AMTI"). After a deductible, AMTI is subject to a 26-28% tax rate. The tax is payable only to the extent that it exceeds the optionholders "regular" tax liability and any portion of the excess attributable to the exercise of the incentive stock option is generally creditable against future taxes.

  The Company receives no tax deduction on the grant or exercise of an ISO, but is entitled to a tax deduction if the option holder recognizes ordinary compensation income on account of a premature disposition of ISO stock in the same amount and at the same time as the option holder's recognition of income.

  Tax Treatment of Non-Qualified Stock Options. Under Section 83 of the Code, option holders realize no taxable income when a non-qualified stock option ("NSO") is granted. Instead, the difference between the fair market value of the stock and the option price paid is taxed as ordinary compensation income, on or after the date on which the option is exercised. The difference is measured and taxed as of the date of exercise if the stock is not subject at that time to a "substantial risk of forfeiture," as defined in Section 83. To the extent that the stock is subject to a substantial risk of forfeiture, the difference is measured as of the date or dates on which the risk terminates. The Omnibus Plan permits the Compensation Committee to impose repurchase rights on stock acquired upon exercise of options that would constitute such a "substantial risk of forfeiture." If such repurchase rights are imposed, the option holder would recognize taxable income and incur a tax liability, and the optionee's holding period for tax purposes would commence, in the year or years that the substantial risk of forfeiture terminates with respect to the stock.

  Alternatively, an option holder holding an NSO may elect, within thirty days after the option is exercised, in accordance with Section 83(b), to be taxed on the difference between the option exercise price and the fair market value of the stock on the date of exercise even though the stock acquired is subject to a substantial risk of forfeiture. If the option holder makes this election, subsequent changes in the value of the Common Stock at the time the forfeiture provisions lapse will not result in ordinary compensation income to the option holder.

  The Company receives no tax deduction on the grant of an NSO, but is entitled to a tax deduction when the option holder recognizes taxable income on or after exercise of the option, in the same amount as the income recognized by the option holder.

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

                              (ITEM 5 OF NOTICE)

  On the recommendation of the Audit Committee, the Board of Directors has selected Price Waterhouse LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 1997. This firm has audited the accounts and records of the Company since 1991. A representative of Price Waterhouse LLP will be present at the Annual and Special Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

  The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors and persons who own more than ten percent of its Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that, during fiscal 1996, all such filing requirements were complied with, except that Richard D. Randall, the Chief Executive Officer of the Company, was late in filing a Form 4 in fiscal year 1996 relating to the purchase of 10,000 shares of Common Stock in October 1996 and Howard D. Palefsky, a director of the Company, was late in filing a Form 4 in fiscal year 1996 relating to the purchase of 2,500 shares of Common Stock in June 1996.

                    STOCKHOLDER PROPOSALS FOR 1997 MEETING

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be presented on or before March 10, 1997 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Vice President, Finance and Administration. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by the Company (File No. 0-28492) pursuant to the Exchange Act are incorporated by reference in this Proxy statement.

  1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (including all audited financial statements contained therein);

  2. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 (including all audited financial statements contained therein);

  3. The Company's Current Report on Form 8-K dated July 23, 1996;

  4. The Company's Quarterly Report on Form 10-Q dated May 15, 1997; and

  5. The Company's Registration Statement on Form S-1 (Registration No. 333-
3368) filed with the SEC on May 17, 1996.

  This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits or schedules to such documents unless such exhibits or documents are specifically incorporated herein by reference) are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request, without charge, directed to Innovasive Devices, Inc., 734 Forest Street, Marlboro, Massachusetts 01752-3032, Attention: Chief Financial Officer (telephone number: (508) 460-8229).

                                 OTHER MATTERS

  The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual and Special Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

  The Company will bear the cost of the solicitation of proxies by management, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

                                          By order of the Board of Directors

                                          Roslyn G. Daum
                                          Clerk

June 6, 1997

  The Board hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                 FINANCIAL INFORMATION OF MEDICINE LODGE, INC.

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report.............................................  F- 2
Balance Sheets as of December 31, 1996 and 1995..........................  F- 3
Statements of Operations for each of the years ended December 31, 1996 and 1995................................................................  F- 5
Statement of Changes in Stockholders' Equity for each of the years ended
 December 31, 1996 and 1995..............................................  F- 6
Statement of Cash Flows for each of the years ended December 31, 1996 and
 1995....................................................................  F- 7
Notes to Financial Statements............................................  F- 8
Condensed Balance Sheet as of March 31, 1997 (unaudited).................  F-11
Condensed Statement of Operations for each of the three month periods ended March 31, 1997 and 1996 (unaudited)...............................  F-12
Condensed Statement of Cash Flows for each of the three month periods ending March 31, 1997 and 1996 (unaudited)..............................  F-13
Notes to Unaudited Condensed Financial Statements........................  F-14

                        COOK DORIGATTI & COMPANY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS

                         INDEPENDENT AUDITORS' REPORT

To The Board of Directors and Shareholders
Medicine Lodge, Inc.
Logan, Utah

  We have audited the accompanying balance sheets of Medicine Lodge, Inc. as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medicine Lodge, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  Subsequent to December 31, 1996, Medicine Lodge, Inc. agreed to sale substantially all of its assets and liabilities. See Note 2.

                                          Cook Dorigatti & Company, P.C.

February 13, 1997

               632 North Main, Logan, Utah 84321 (801) 750-5566

                              MEDICINE LODGE, INC.

                                 BALANCE SHEETS

                          DECEMBER 31, 1995, AND 1996

                                     ASSETS

                                                           1995        1996
                                                        ----------  ----------
CURRENT ASSETS
  Cash................................................. $  221,192  $  831,036
  Accounts Receivable (Less Allowance for Doubtful Ac-
   counts of $18,000 and $25,650, Respectively)........    129,710     145,708
  Income Tax Receivable................................     92,000      16,000
  Deferred Income Tax..................................      6,000         --
  Inventory............................................    105,648     164,482
  Prepaid Expenses.....................................     19,578         --
  Note Receivable--Shareholder.........................     27,480         --
                                                        ----------  ----------
    TOTAL CURRENT ASSETS...............................    601,608   1,157,226
                                                        ----------  ----------
PROPERTY AND EQUIPMENT
  Office Furniture and Fixtures........................     68,708     135,522
  Machinery and Equipment..............................    498,279     735,647
  Accumulated Depreciation.............................   (188,958)   (300,181)
                                                        ----------  ----------
    PROPERTY AND EQUIPMENT--NET........................    378,029     570,988
                                                        ----------  ----------
OTHER ASSETS
  Deposits.............................................      1,400         --
  Deferred Income Taxes................................      5,000       6,000
  Start Up Costs (Net of Accumulated Amortization of
   $60,000 and $90,000, Respectively)..................     90,000      60,000
                                                        ----------  ----------
    TOTAL OTHER ASSETS.................................     96,400      66,000
                                                        ----------  ----------
      TOTAL ASSETS..................................... $1,076,037  $1,794,214
                                                        ==========  ==========


                See accompanying notes to financial statements.

                              MEDICINE LODGE, INC.

                          DECEMBER 31, 1995, AND 1996

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                      1995       1996
                                                   ---------- ----------
CURRENT LIABILITIES
  Accounts Payable................................ $   92,185 $  122,795
  Accrued Expenses and Payroll Taxes..............     34,420     82,128
  Note Payable--Stock Redemption..................        --     512,338
  Franchise Taxes Payable.........................      1,820      1,820
  Income Taxes Payable............................     19,405        --
  Deferred Income Taxes...........................     20,000        --
  Current Portion of Long Term Liabilities........     81,850     73,537
                                                   ---------- ----------
    TOTAL CURRENT LIABILITIES.....................    249,680    792,618
LONG TERM LIABILITIES
  Notes Payable and Capital Lease Obligation--
   Less Current Portion (Notes 3 and 4)...........    454,512    531,691
                                                   ---------- ----------
    TOTAL LIABILITIES.............................    704,192  1,324,309
                                                   ---------- ----------
STOCKHOLDERS' EQUITY
  Series A Convertible Preferred Stock $.01 Par
   Value
   Authorized--10,000,000 Shares
   Issued--2,175,000 and 1,700,000 Shares, Respec-
    tively........................................     21,750     17,000
  Common Stock, $.01 Par Value
   Authorized--10,000,000 Shares
   Issued--325,000 and 971,349 Shares, Respective-
    ly............................................      3,250      9,713
  Additional Paid-In Capital......................     47,539    698,854
  Retained Earnings (Deficit)........................ 299,306   (255,662)
                                                   ---------- ----------
    TOTAL STOCKHOLDERS' EQUITY....................    371,845    469,905
                                                   ---------- ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.. $1,076,037 $1,794,214
                                                   ========== ==========


                See accompanying notes to financial statements.

                              MEDICINE LODGE, INC.

                            STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED DECEMBER 31, 1995, AND 1996

                                                            1995        1996
                                                          ---------  ----------
SALES.................................................... $ 951,495  $1,306,303
COST OF SALES............................................   457,812     645,588
                                                          ---------  ----------
GROSS PROFIT.............................................   493,683     660,715
                                                          ---------  ----------
SELLING, GENERAL, ADMINISTRATIVE EXPENSES
  Salaries and Wages.....................................   390,810     589,189
  Depreciation and Amortization..........................   162,617     117,259
  Insurance..............................................    18,862      19,029
  Research and Development...............................   385,944     562,302
  Advertising............................................       325       9,829
  Legal and Accounting...................................    19,613      22,771
  Bank Charges...........................................       250         220
  Office Supplies........................................     9,211      16,683
  Bad Debts..............................................     4,000       7,650
  Rents..................................................    40,611      24,819
  Operating Supplies.....................................    94,279     116,386
  Repairs and Maintenance................................     9,788      66,503
  Shipping...............................................    24,703      26,528
  Consulting.............................................    12,181      50,364
  Telephone..............................................    10,068       9,662
  Payroll Taxes..........................................    48,650      52,811
  Taxes and Licenses.....................................    22,923       2,255
  Employee Benefits......................................    29,966      34,793
  Travel and Entertainment...............................    13,631      22,445
  Utilities..............................................    17,146      16,558
  Educational Seminars...................................       799       3,302
  Less Overhead Applied to Cost of Sales and Inventory...  (489,700)   (596,786)
                                                          ---------  ----------
    TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES...   826,677   1,174,572
                                                          ---------  ----------
OPERATING LOSS...........................................  (332,994)   (513,857)
                                                          ---------  ----------
OTHER REVENUES AND (EXPENSES)
  Interest and Investment Income.........................    63,586     218,497
  Gain (Loss) on Sale of Assets..........................   (10,746)    272,448
  Other Income...........................................     5,730      10,804
  Interest Expense.......................................   (41,352)    (57,167)
                                                          ---------  ----------
    TOTAL OTHER REVENUES AND (EXPENSES)..................    17,218     444,582
                                                          ---------  ----------
LOSS BEFORE INCOME TAXES.................................  (315,776)    (69,275)
INCOME TAX BENEFIT.......................................   117,595      24,000
                                                          ---------  ----------
NET LOSS................................................. $(198,181) $  (45,275)
                                                          =========  ==========

                See accompanying notes to financial statements.

                              MEDICINE LODGE, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                FOR THE YEARS ENDED DECEMBER 31, 1995, AND 1996

                                               ADDITIONAL RETAINED
                             PREFERRED COMMON   PAID-IN   EARNINGS
                               STOCK   STOCK    CAPITAL   (DEFICIT)    TOTAL
                             --------- ------  ---------- ---------  ---------
Balance at--January 1,
 1995.......................  $21,750  $3,250   $ 47,539  $ 497,487  $ 570,026
Net Loss....................      --      --         --    (198,181)  (198,181)
                              -------  ------   --------  ---------  ---------
BALANCE AT--DECEMBER 31,
 1995.......................   21,750   3,250     47,539    299,306    371,845
  Redemption of 475,000 Pre-
   ferred Shares and 19,267
   Common Shares............   (4,750)   (193)   (32,702)  (509,693)  (547,338)
  Issuance of 665,616 Common
   Shares (Including 257,653
   Shares Under Stock Op-
   tion)....................      --    6,656    684,017        --     690,673
  Net Loss..................                                (45,275)   (45,275)
                              -------  ------   --------  ---------  ---------
BALANCE AT--DECEMBER 31,
 1996.......................  $17,000  $9,713   $698,854  $(255,662) $ 469,905
                              =======  ======   ========  =========  =========


                See accompanying notes to financial statements.

                              MEDICINE LODGE, INC.

                            STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED DECEMBER 31, 1995, AND 1996

                                                            1995       1996
                                                          ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Loss................................................ $(198,181) $ (45,275)
 Adjustments to Reconcile Net (Loss) to
 Net Cash Provided by Operating Activities
  Bad Debts..............................................     4,000      7,650
  Deferred Income Tax Benefit............................  (137,000)   (15,000)
  Depreciation and Amortization..........................   162,617    144,363
  (Gain) Loss on Sale of Assets..........................    10,746   (272,448)
  Investment Income......................................   (52,348)  (202,915)
  (Increase) Decrease in:
   Accounts Receivable...................................   374,047    (23,648)
   Inventory.............................................   (52,418)   (58,834)
   Income Taxes and Other Current Assets.................   (37,133)    99,458
  Increase (Decrease) in:
   Accounts Payable......................................   (91,074)    30,610
   Accrued Expenses......................................   (30,728)    47,708
   Income Taxes and Other Taxes Payable..................   (69,225)   (19,405)
                                                          ---------  ---------
    NET CASH USED BY OPERATING ACTIVITIES................  (116,697)  (307,736)
                                                          ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchases of Property and Equipment.....................   (16,148)  (310,230)
 Proceeds from Disposals of Property, Equipment and
  Patents................................................    31,312    275,356
 Proceeds from Sale of Available-for-Sale Securities.....    57,348    202,915
 Collections of Notes Receivable.........................   625,000     25,000
                                                          ---------  ---------
    NET CASH PROVIDED BY INVESTING ACTIVITIES............   697,512    193,041
                                                          ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
 Issue of Common Stock...................................       --     690,673
 Payment of Notes Payable................................  (344,702)  (481,441)
 Payment of Capital Lease Obligation.....................   (14,921)    (4,979)
 Stock Redemption........................................       --     (35,000)
 Proceeds from New Debt..................................       --     555,286
                                                          ---------  ---------
    NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES.....  (359,623)   724,539
                                                          ---------  ---------
NET INCREASE IN CASH.....................................   221,192    609,844
CASH AT BEGINNING OF YEAR................................       --     221,192
                                                          ---------  ---------
CASH AT END OF YEAR...................................... $ 221,192  $ 831,036
                                                          =========  =========

                See accompanying notes to financial statements.

                             MEDICINE LODGE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1995, AND 1996

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business

  Medicine Lodge, Inc. (Company) is a Delaware corporation authorized to operate in Utah. It develops, manufactures, markets and distributes medical and orthopaedic products from its engineering, manufacturing, testing, regulatory approval, production, sterile packaging and market distribution facilities in Logan, Utah. The Company provides credit in the normal course of business to customers primarily located within the United States of America. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information. Credit losses, when realized, have been within the range of the Company's expectations and, historically, have not been significant.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market value. Full absorption costing is used for work in process, finished goods and cost of sales.

 Property and Equipment

  Property and Equipment are carried at cost. Depreciation of property and equipment is provided using the straight line method based on useful lives which range from five to seven years. Depreciation expense for 1995 was $132,617 and 1996 was $114,363.

 Amortization of Start Up Costs

  The start up costs of the Company are being amortized on a straight line basis over sixty months. Amortization expense was $30,000 for both 1995 and 1996.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

 Cash

  For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 1996.

  The Company has a concentration of credit risk for cash in banks that exceed insured limits which amounted to $121,000 and $731,000 at December 31, 1995 and 1996 respectively.

 Income Taxes

  The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (FAS 109). FAS 109 requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been included in the financial statements and tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the

                             MEDICINE LODGE, INC.

                          DECEMBER 31, 1995 AND 1996

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to be recovered or settled.

 Research and Development

  Research and development costs are charged to expense as incurred and amounted to $385,944 in 1995 and $562,302 in 1996. The research and development costs, respectively, consist of direct labor $203,153 and $362,656, outside research and development contracting $60,241 and $48,980, legal expenses and other research and development costs, $122,550 and $150,666 for 1995 and 1996. The Company is currently working on five product lines to be released in the early part of 1997. The Company plans to manufacture and market the product lines in the medical supply market. The products are based on patents currently owned by Medicine Lodge, Inc.

NOTE 2: SUBSEQUENT EVENT-SALE OF ASSETS

  Subsequent to year end the Company agreed to sale substantially all of its assets and liabilities to Innovasive Devices, Inc. The agreement will combine the companies in a tax-free reorganization in which Medicine Lodge's assets will be acquired for 1.885 million shares of Innovasive Devices, Inc., common stock.

  The transaction is expected to close during the second calendar quarter of 1997 and is subject to the approval of the shareholders of Innovasive Devices, Inc. Piper Jaffray, Inc., is serving as financial advisor to Innovasive Devices, Inc., and has issued a fairness opinion to the Board of Directors of Innovasive Devices, Inc., with respect to the proposed combination.

NOTE 3: DEBT

  The Company's long-term debt consists of the following:

                                                              1995      1996
                                                            --------  --------
     Secured note payable in equal monthly installments of
      $10,251.55 per month until May 2001 when the final
      payment of $226,916 is due. Interest rate is 8.6%.... $    --   $605,228
     Secured note payable in varying monthly installments
      plus interest at prime plus 1.5 percent due January
      2002. Currently the monthly payment is $8,231 and
      interest at December 31, 1995 was 10%................  441,383       --
     Less Current Portion..................................  (57,200)  (73,537)
                                                            --------  --------
                                                            $384,183  $531,691
                                                            ========  ========

  The following is a summary of principal maturities of long-term debt during the next five years:

     1997.............................................................. $ 73,537
     1998..............................................................   80,156
     1999..............................................................   87,371
     2000..............................................................   95,235
     2001..............................................................  268,929

  Interest expense and cash payments for interest were $41,352 for 1995, and $57,167 for 1996.

                             MEDICINE LODGE, INC.

                          DECEMBER 31, 1995 AND 1996


  The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of the same remaining maturities. At December 31, 1995, and 1996, the fair value of the long-term debt approximates the amounts recorded in the financial statements.

NOTE 4: CAPITAL LEASE

  The Company had equipment under a capital lease that originated in 1995 with a term of 48 months. It was stated on the balance sheet at a capitalized cost of $109,900. Accumulated depreciation of $30,700 has been recognized at December 31, 1995. During 1996 the leasing company rolled the lease into an installment note (See Note 3).

  This amount is stated on the balance sheet as follows:

                                                                   1995   1996
                                                                  ------- -----
     Current Portion............................................. $24,650 $ --
     Long-Term Portion...........................................  70,329   --
                                                                  ------- -----
     Obligation Under Capital Lease.............................. $94,979 $ --
                                                                  ======= =====

NOTE 5: INCOME TAXES

  The provision (benefit) for income taxes consists of the following components:

                                                              1995       1996
                                                            ---------  --------
     Current............................................... $  19,405  $ (9,000)
     Deferred..............................................  (137,000)  (15,000)
                                                            ---------  --------
                                                            $(117,595) $(24,000)
                                                            =========  ========

  The Company made net cash payments for income taxes of $107,450 in 1995, and $7,000 in 1996.

  Deferred taxes are attributable to the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. Significant components of deferred tax assets and liabilities were financial versus tax capitalization of leasehold improvements on month-to-month leases and installment notes receivable.

  The Company has a current net operating loss of approximately $100,000, that will be carried back to recover prior taxes paid. Any carry forward will expire in 2011.

NOTE 6: STOCK OPTIONS

  The Company's 1994 Stock Option Plan authorized 250,000 shares and granted options to purchase 130,380 shares of common stock to certain key employees. Exercise terms for options granted under this plan were determined at each grant date. None were exercised during the year, leaving 130,380 granted options outstanding at year end. These options are exercisable at $.10 per share and expire in 1999.

                              MEDICINE LODGE, INC.

                            CONDENSED BALANCE SHEET

                                 (IN THOUSANDS)

                                                        MARCH 31,  DECEMBER 31,
                                                          1997         1996
                                                       ----------- ------------
                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents...........................   $   18       $  831
  Accounts receivable, net of allowance for doubtful
   accounts of $18 at March 31, 1997 and $26 at
   December 31, 1996..................................      202          146
  Inventories.........................................      157          164
  Prepaid expenses....................................       29           16
                                                         ------       ------
    Total current assets..............................      406        1,157
Fixed assets, net.....................................      626          571
Other assets, net.....................................       59           66
                                                         ------       ------
                                                         $1,091       $1,794
                                                         ======       ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................   $   84       $  123
  Other current liabilities...........................       85          596
  Current portion of notes payable....................       74           74
                                                         ------       ------
    Total current liabilities.........................      243          793
                                                         ------       ------
Notes payable.........................................      514          531
                                                         ------       ------
Stockholders' equity:
  Preferred stock.....................................       17           17
  Common stock........................................       11           10
  Additional paid-in capital..........................      926          699
  Accumulated deficit.................................     (620)        (256)
                                                         ------       ------
    Total stockholders' equity........................      334          470
                                                         ------       ------
                                                         $1,091       $1,794
                                                         ======       ======


    The accompanying notes are an integral part of these condensed financial statements.

                              MEDICINE LODGE, INC.

                       CONDENSED STATEMENT OF OPERATIONS

                (IN THOUSANDS, EXCEPT PER SHARE DATA; UNAUDITED)

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                            --------------------
                                                              1997       1996
                                                            ---------  ---------
Net sales.................................................. $     283  $    369
Cost of sales..............................................       270       189
                                                            ---------  --------
  Gross profit.............................................        13       180
Selling, general and administrative expenses...............       230        41
Research and development...................................       139        72
                                                            ---------  --------
  Loss from operations.....................................      (356)       67
Other expense..............................................        (8)       (7)
                                                            ---------  --------
  Net income (loss)........................................ $    (364) $     60
                                                            =========  ========




    The accompanying notes are an integral part of these condensed financial statements.

                              MEDICINE LODGE, INC.

                       CONDENSED STATEMENT OF CASH FLOWS

                           (IN THOUSANDS, UNAUDITED)

                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                           --------------------
                                                             1997       1996
                                                           ---------  ---------
Cash flows from operating activities
  Net income (loss)....................................... $    (364) $     60
  Adjustments to reconcile net income (loss) to net cash
   used for operating activities
    Depreciation and amortization.........................        48        35
    Changes in assets and liabilities:
      Accounts receivable, net............................       (56)     (138)
      Inventories.........................................         7       (15)
      Prepaid expenses....................................       (13)      --
      Accounts payable....................................       (39)      (37)
      Other current liabilities...........................      (511)        3
                                                           ---------  --------
Net cash used for operating activities....................      (928)      (92)
                                                           ---------  --------
Cash flows from investing activities
  Purchases of fixed assets...............................       (96)       (4)
                                                           ---------  --------
Cash flows from financing activities
  Proceeds from issuance of common stock, net of issuance
   costs..................................................       228       --
  Payment of notes payable................................       (17)      (22)
                                                           ---------  --------
Net cash provided by (used for) financing activities......       211       (22)
                                                           ---------  --------
Net decrease in cash and cash equivalents.................      (813)     (118)
Cash and cash equivalents at beginning of period..........       831       221
                                                           ---------  --------
Cash and cash equivalents at end of period................ $      18  $    103
                                                           =========  ========



    The accompanying notes are an integral part of these condensed financial statements.

                             MEDICINE LODGE, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  The accompanying unaudited condensed financial statements of Medicine Lodge, Inc. (MLI) include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of MLI's financial position at March 31, 1997 and the results of operations for the three month periods ended March 31, 1997 and 1996. Interim results of operations are not necessarily indicative of the results to be achieved for the full year.

  The accompanying unaudited condensed financial statements and these notes do not include all disclosures required by generally accepted accounting principles for complete financial statements. Accordingly, these statements should be read in conjunction with the financial statements and accompanying notes contained in MLI's audited financial statements for the years ended December 31, 1996 and 1995 included in this Proxy Statement.

2. INVENTORIES

  Inventories consist of the following:

                                                         MARCH 31,  DECEMBER 31,
                                                           1997         1996
                                                        ----------- ------------
                                                        (UNAUDITED)
Raw materials..........................................    $ 67         $ 57
Work-in-process........................................      46           69
Finished goods.........................................      44           38
                                                           ----         ----
Totals.................................................    $157         $164
                                                           ====         ====

3. COMMON STOCK ISSUANCE (UNAUDITED)

  In January 1997, MLI sold and issued 150,000 shares of its common stock. Net proceeds to MLI from the issuance were approximately $228,000.

                                                                        ANNEX I

                           ASSET PURCHASE AGREEMENT

  THIS ASSET PURCHASE AGREEMENT, dated as of February 4, 1997 (this "Agreement"), by and among Innovasive Devices, Inc., a Massachusetts corporation ("Buyer"), Medicine Lodge, Inc., a Delaware corporation (the "Seller") and the shareholders of the Seller who are signatories to this Agreement (the "Shareholders").

  WHEREAS, Seller is engaged in various business activities, including the development and manufacture of orthopaedic medical devices (the "Business") and Buyer wishes to purchase, and Seller wishes to sell, certain of the assets of Seller relating to the Business, for the consideration set forth below and the assumption of certain of Seller's liabilities set forth below, subject to the terms and conditions of this Agreement (the "Purchase").

  WHEREAS, it is intended that the Purchase shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368(a)(1)(C) of the Code;

  WHEREAS, it is intended that the Purchase shall be recorded for accounting purposes as a purchase; and

  WHEREAS, Buyer, Seller and the Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Purchase.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                 THE PURCHASE

  SECTION 1.1 PURCHASED ASSETS. Based on and subject to the representations and warranties contained in this Agreement and the terms and conditions hereof, at the Closing (as hereinafter defined), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's properties and assets (except for those assets described in Schedule 1.1 which Seller shall retain (the "Excluded Assets")), which shall include Seller's properties and assets of every kind, nature and description, whether tangible or intangible, real, personal or mixed and wherever located relating to the Business, including without limitation the following:

  (a) machinery, equipment, furniture, fixtures, leasehold improvements, computer equipment, software, materials and supplies;

  (b) licenses, assignments, patents, patent applications, trademarks, authorizations, permits, trade secrets, proprietary rights, processes, know-how, goodwill, copyrights and other intellectual property, including the Intellectual Property described in Section 4.17 (except that (i) Seller will retain the name "Medicine Lodge" and the registered tradename and logo associated therewith but will license the use of such logo to Buyer to the extent required by Buyer under a fully paid irrevocable license and (ii) Buyer acknowledges that Seller developed, but has no ownership interest in and therefore is not transferring, the TSOG technology previously disclosed to Buyer);

  (c) all financial, accounting and operating data, books, records and accounts, sales and promotional data, advertising materials, credit information, cost and pricing information, correspondence, manuals, customer and supplier lists, business plans, projections, studies or reports or other confidential information relating to the Business;

                                     A1-1

  (d) all rights of Seller under contracts, leases, commitments, purchase and sale orders and other agreements listed on Schedule 4.16(a) hereto but excluding the excluded contracts listed on Schedule 1.1; and

  (e) cash, accounts receivable, inventory and all other current assets, other than $15,000, which shall be retained by the Seller.

  The foregoing are hereinafter referred to collectively as the "Purchased Assets." Notwithstanding the foregoing, Buyer may elect at any time prior to the Purchase, instead of acquiring the Purchased Assets directly, to assign its rights to purchase the Purchased Assets to any directly or indirectly owned subsidiary of Buyer, in which case the parties agree to execute an appropriate amendment to this Agreement to reflect such election or substitution.

                                  ARTICLE II

                          PURCHASE PRICE AND PAYMENT

  SECTION 2.1 PURCHASE PRICE. The purchase price for the Purchased Assets (the "Purchase Price") shall be (a) 1,885,000 shares of fully paid and non-assessable shares of Common Stock, $.0001 par value, of Buyer ("Buyer Common Stock") and (b) the assumption of the Assumed Liabilities, each payable as set forth in Section 2.2 below.

  SECTION 2.2 METHOD OF PAYMENT. The Purchase Price shall be paid as follows:

  (a) On the Closing Date, Buyer shall issue and deliver to Seller a duly authorized and executed stock certificate representing 1,696,500 shares of Buyer Common Stock (the "Closing Shares").

  (b) Buyer shall issue to Seller a duly authorized and executed stock certificate (the "Escrow Certificate") representing 188,500 shares of Buyer Common Stock (the "Escrow Shares") according to the following procedure:

    (i) Buyer shall deposit into escrow (the "Escrow") the Escrow Certificate with an escrow agent to be selected by the parties (the "Escrow Agent") pursuant to the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit 2.2(b)(i) (the "Escrow Agreement");

    (ii) Seller shall deposit with the Escrow Agent five counterparts of a duly endorsed stock transfer power for the Escrow Certificate with the number of shares to be transferred to be left blank; and

    (iii) The Escrow Shares will be held and distributed only in accordance with the terms of this Agreement and the Escrow Agreement.

  (c) Buyer shall assume the Assumed Liabilities pursuant to Section 2.3.

  SECTION 2.3 ASSUMPTION OF LIABILITIES. (a) At the Closing, Buyer shall assume and agree to pay when due, perform and discharge in accordance with the terms thereof, and indemnify and hold Seller and Shareholders harmless from, all of the liabilities, obligations and commitments of Seller (i) that are shown on the balance sheet included in the 1996 Financial Statements (as defined in Section 4.5 below) other than liabilities for Taxes (as defined in
Section 4.11(b) below) which are excluded pursuant to Section 2.3(b), or (ii) that were incurred in the ordinary course of the Seller's business at any time prior to the Closing Date unless specifically excluded pursuant to Section 2.3(b) (collectively, the "Assumed Liabilities").

  (b) Buyer shall not assume or agree to perform, pay or discharge, and Seller and Shareholders shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of Seller other than the Assumed Liabilities (the "Excluded Liabilities"). Without limiting the foregoing, the Assumed Liabilities shall not include and the Excluded Liabilities shall include all of the following liabilities: (i) any liabilities for

                                     A1-2

Taxes (as defined in Section 4.11(b) below) relating to Seller's operations prior to the Closing or the transactions contemplated by this Agreement, (ii) costs incurred by the Seller or the Seller's shareholders in connection with the transactions contemplated hereby which the Seller shall pay prior to Closing, (iii) liabilities with respect to judgments or pending or threatened litigation other than those arising in the ordinary course of the Seller's business and unrelated to the Excluded Liabilities set forth in this Section 2.3(b), (iv) any broker's or finder's fees or commissions incurred by Seller or the Seller's shareholders, (v) any and all debt due to shareholders, employees or affiliates of Seller, (vi) liabilities arising out of any transactions in the equity securities of the Seller or any affiliates of the Seller, including stock issuances, sales, transfers, redemptions, purchases, retirements or grants or issuances of options, warrants or other convertible securities, or (vii) liabilities, obligations and commitments relating to discharged employees of the Seller.

  SECTION 2.4 FURTHER ACTION. If at any time after the Closing Date Buyer shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or, any other things are necessary or desirable to vest, perfect, confirm or record in Buyer the title to the Purchased Assets by reason of, or as a result of, the Purchase, or otherwise to carry out the provisions of this Agreement, the members of the board of directors and officers of the Seller last in office shall, upon Buyer's reasonable request and at its expense, execute and deliver any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in Buyer, and otherwise to carry out the provisions of this Agreement; provided, however, that the Seller and any director or officer called upon to render such assistance shall be entitled to the reimbursement of any costs, fees and expenses incurred upon any request of Buyer.

  SECTION 2.5 ALLOCATION. The allocation of the Purchase Price among the Purchased Assets shall be set forth in a schedule to be agreed upon by the Seller and the Buyer prior to the Closing. Such allocation will be binding on each party for federal and state income tax purposes in connection with the purchase and sale of the Purchased Assets and will be consistently reflected by the parties in their tax returns.

                                  ARTICLE III

                                    CLOSING

  SECTION 3.1 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, promptly following the date on which the last of the conditions set forth in
Article VIII hereof is fulfilled or waived, or at such other time and place as Buyer and the Seller shall agree (the date on which the Closing occurs being the "Closing Date"), but in no event later than June 16, 1997.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER
                             AND THE SHAREHOLDERS

  The Seller represents and warrants to Buyer as follows:

  SECTION 4.1 ORGANIZATION AND QUALIFICATION.

  (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

                                     A1-3

  (b) The Seller is qualified to do business and is in good standing as a foreign corporation in all jurisdictions set forth in Schedule 4.1(b), and to the knowledge of the Seller, such jurisdictions are the only ones in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Seller.

  (c) True, accurate and complete copies of the Seller's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Buyer.

  SECTION 4.2 CAPITALIZATION.

  (a) The authorized capital stock of the Seller consists of 5,000,000 shares of Seller Common Stock, $.01 par value ("Seller Common Stock") and 5,000,000 shares of Seller Preferred Stock $.01 par value ("Seller Preferred Stock"). As of the date of this Agreement, (i) 1,121,349 shares of Seller Common Stock were issued and outstanding and (ii) 1,700,000 shares of Seller Preferred Stock were issued and outstanding, all to the persons listed in Schedule 4.2(a).

  (b) Except as set forth in Schedule 4.2(b) hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Seller or obligating the Seller to grant, extend or enter into any such agreement or commitment.

  SECTION 4.3 SUBSIDIARIES. The Seller has no Subsidiaries. As used in this Agreement, the term "Subsidiary" shall mean any corporation or other entity which a person directly or indirectly controls or of which such person owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. The Seller is not a partner in any partnership or joint venture and will not become one prior to the Closing Date. For the purpose of this Agreement, GCL, L.C. (a Wyoming limited liability company of which E. Marlowe Goble and Alan Chervitz own 100% of its beneficial interests) shall not be considered a Subsidiary of the Seller, nor will the Seller be considered participating in a partnership or joint venture with GCL, L.C.

  SECTION 4.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

  (a) The Seller has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by the Seller of the transactions contemplated hereby, have been duly authorized by the Seller's Board of Directors and shareholders and no other corporate proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement and the consummation by the Seller of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller, and constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to the effect of any bankruptcy, insolvency, fraudulent conveyance, moratorium, or other similar laws affecting the enforcement of creditors' rights and remedies generally and general equitable principles (whether enforcement is considered in a proceeding at law or in equity), including the discretion of the courts in granting equitable relief.

  (b) The execution and delivery of this Agreement by the Seller do not, and the consummation by the Seller of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the

                                     A1-4

Purchased Assets under any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-Laws of the Seller, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Seller or any of its properties or assets, or (iii) except as set forth in Schedule 4.4(b), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Seller is now a party or by which the Seller or any of its properties or assets may be bound or affected.

  (c) To the knowledge of the Seller no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby.

  SECTION 4.5 REPORTS AND FINANCIAL STATEMENTS.

  (a) The Seller has delivered to Buyer a compiled balance sheet and statement of operations for the fiscal year ended December 31, 1994, a reviewed balance sheet and statement of operation for the fiscal year ended December 31, 1995 (the "Annual Financial Statements") and a balance sheet and income statement for the fiscal year ended December 31, 1996 (the "1996 Financial Statements") (the Annual Financial Statements and the 1996 Financial Statements are collectively referred to as the "Seller Financial Statements"). The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of the Seller as of the dates thereof and the results of its operations for the periods then ended. The 1996 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Annual Financial Statements, fairly present the financial condition of the Seller as of December 31, 1996 and for the twelve month period then ended, subject to the absence of notes thereto and normal year-end audit adjustments, none of which is expected to be material, and have been certified by the President of the Seller.

  (b) All of the accounts receivable of the Seller included in the Seller Financial Statements reflect actual transactions, have arisen in the ordinary course of business, will not, to the knowledge of the Seller, be subject to offset or deduction and will, to the knowledge of the Seller, be collectible at the aggregate recorded amounts thereof net of any reserves established in a manner consistent with past practices of the Seller, all as reflected in the Seller Financial Statements.

  (c) The Seller's books, records and accounts fairly and accurately reflect the Seller's transactions and dispositions of assets.

  SECTION 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed on
Schedule 4.6 hereto and except for any liabilities, obligations or contingencies which (i) are not material or (ii) have been discharged or paid in full prior to the date hereof, the Seller did not have at December 31, 1996, and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies which (a) are accrued or reserved against in the Seller Financial Statements or reflected in the notes thereto,
(b) were incurred after December 31, 1996 in the ordinary course of business and consistent with past practices or (c) have been discharged or paid in full prior to the date hereof.

  SECTION 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on
Schedule 4.7 hereto, since December 31, 1996, to the knowledge of the Seller there has not been any material adverse change, or any event which would reasonably be expected to cause a material adverse change, individually or in the aggregate, to the Business or the Purchased Assets.

  SECTION 4.8 LITIGATION. Except as disclosed on Schedule 4.8 hereto, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. Except as

                                     A1-5
disclosed on Schedule 4.8, the Seller is not subject to any material judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator of which it has received notice or has knowledge.

  SECTION 4.9 NO VIOLATION OF LAW. Except as disclosed on Schedule 4.9 hereto, to the knowledge of the Seller, the Seller is not in violation of and has not been given notice or been charged with any violation of, any material law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority. Except as disclosed on Schedule
4.9 hereto, to the knowledge of the Seller, no investigation or review by any governmental or regulatory body or authority is pending, or to the knowledge of the Seller, threatened, nor has the Seller received notice or has knowledge that any governmental or regulatory body or authority indicated an intention to conduct the same. Except as disclosed on Schedule 4.9 hereto, the Seller has all material permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct the Business as presently conducted (collectively the "Seller Permits"). Except as disclosed on Schedule 4.9 hereto, to the knowledge of the Seller, the Seller is not in violation of the terms of any Seller Permit.

  SECTION 4.10 COMPLIANCE WITH AGREEMENTS. To the knowledge of the Seller, the Seller is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under the Certificate of Incorporation, By-Laws, similar organizational document of the Seller or agreements with any of the Seller's shareholders.

  SECTION 4.11 TAXES.

  (a) The Seller has (i) duly and timely filed with the appropriate governmental authorities all Tax Returns (as defined in subsection (c) below) or requests for extensions required to be filed by it, and except as disclosed on Schedule 4.11(a) hereto, the Seller has not filed for an extension to file any Tax Returns and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes (as defined in subsection (b) below) shown to be due on such Tax Returns. Except as disclosed on Schedule 4.11(a) hereto, the Tax Returns referred to in clause (i) hereinabove have been examined by the United States Internal Revenue Service (the "IRS") or the appropriate governmental authority or the period of assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, all deficiencies asserted or assessments made as a result of such examinations have been paid in full or are being contested in good faith, without the imposition of any lien by any taxing authority, and no issues that have been raised by the relevant governmental authority in connection with the examination of any of the Tax Returns referred to in clause (i) hereinabove are currently pending. Except as set forth in Schedule 4.11(a), no claim has been made by any authority in a jurisdiction where the Seller does not file a Tax Return that the Seller is or may be subject to Tax in such jurisdiction. No waiver of statutes of limitation have been given by or requested with respect to any Taxes of the Seller. The Seller has not agreed to any extension of time with respect to any Tax deficiency. The liabilities and reserves for Taxes reflected in the Seller balance sheet as of December 31, 1996 (the "1996 Seller Balance Sheet") are adequate to cover all Taxes for all periods ending on or prior to December 31, 1996 and there are no liens for Taxes upon any property or asset of the Seller, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Seller which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Seller. The Seller is not a party to any agreement providing for the allocation or sharing of Taxes with any entity. The Seller has not, with regard to any assets or property held, acquired or to be acquired by it, filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any

                                     A1-6
employee, independent contractor, creditors, stockholder, or other third party. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement. As a result of the Purchase, neither the Seller nor Buyer will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 28OG of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

  (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholdings, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

  (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

  SECTION 4.12 EMPLOYEE BENEFIT PLANS; ERISA. Except as disclosed on Schedule
4.12 hereto, at the date hereof, the Seller does not maintain or contribute to any employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Seller being referred to as the "Seller Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time ("ERISA") or other similar arrangements for the provision of benefits. The Seller does not have any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Seller Plans or to comply with applicable law.

  SECTION 4.13 CERTAIN AGREEMENTS.

  (a) Except as set forth in Schedule 4.13(a), as of the date hereof, the Seller is not a party to any material oral or written (i) agreement with any executive officer or other key employee of the Seller the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement, (ii) employment or consulting agreement with respect to any employee, director, officer or consultant of the Seller, or (iii) agreement or plan, including any stock option plan or agreement, stock appreciation right plan or agreement, restricted stock plan or agreement, stock purchase plan or agreement, relating to the issuance, redemption or repurchase of any capital stock or securities convertible into, exchangeable for or exercisable for any capital stock of the Seller or with respect to registration rights, pre-emptive rights or rights of first refusal or first offer relating to the Seller's securities. The Seller has furnished Buyer with a true and complete list of every employee and consultant of the Seller and the position, date of hire, rate of salary and other compensation applicable to such employee or consultant.

  (b) Except as set forth in Schedule 4.13(b) hereto, the Seller is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or affiliates indebted for money borrowed from the Seller; nor are there any transactions of a continuing nature between the Seller and any of its officers, directors, or Affiliates (other than by or through the regular employment thereof by the Seller) not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the Seller's assets for personal benefit with or without adequate compensation.

  (c) Except as disclosed on Schedule 4.13(c) hereto, neither the Seller nor, to the knowledge of the Seller or any of the Shareholders, any of the Seller's shareholders, directors, officers, employees or consultants who will become directors, officers, employees or consultants of the Buyer (including without limitation Alan Chervitz,

                                     A1-7

E. Marlowe Goble, Richard B. Caspari, Stephen J. Snyder, T. Wade Fallin and Daniel Justin), is a party to any agreement in the nature of a restriction on competitive activity or any similar restriction which could preclude, restrain or restrict the activities of the Buyer if it conducts the Business as presently conducted or any activities of any such person in his or her capacity as a director, officer, employee or consultant of the Buyer.

  (d) Except as disclosed on Schedule 4.13 (d), the Seller is not a party to any contract or agreement relating to the distribution, sale, manufacturing or marketing by third parties of the Seller's products or products licensed by the Seller or to any agreement pursuant to which the Seller distributes, sells, manufactures or markets products owned or licensed by third parties.

  SECTION 4.14 LABOR CONTROVERSIES. The Seller is not a party to any collective bargaining agreements. There are no controversies pending or, to the knowledge of the Seller, threatened between the Seller and any of its employees. To the knowledge of the Seller, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Seller. To the knowledge of the Seller, it has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes. No person has, to the knowledge of the Seller, asserted that the Seller is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

  SECTION 4.15 ENVIRONMENTAL MATTERS. To the knowledge of the Seller, the Seller is and at all times has been in material compliance with all requirements of Environmental Laws (as defined below) applicable to the Seller in connection with the ownership, operation and conditions of the Business. The Seller has not to its knowledge and is not aware that any other person has, released, transported or arranged for the disposal of any hazardous substance at any facility, location or site. To the knowledge of the Seller no conditions exist or have occurred as a result of any action taken (or the failure to take action) by the Seller which could result in damages, response or remedial costs, fines, penalties, sanctions or equitable relief under any Environmental Laws. As used in this Section 4.15, "Environmental Laws" means any federal, state or local statute, regulation, ordinance, permit, order, judgment, decree or decision relating to health, safety or the environment. "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, active disposal or passive disposal (including the abandonment or discarding of barrels, containers or other closed receptacles containing any hazardous substances). "Hazardous Substance" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, ("CERCLA") and any implementing regulations, (b) any hazardous or toxic substance, waste or material within the meaning of any other federal, state or local statute, regulation, ordinance or decision, (c) any pollutant, contaminant or special waste regulated by any Environmental Laws, or (d) petroleum, crude oil or any fraction thereof.

  SECTION 4.16 CONTRACTS, ETC.

  (a) Schedule 4.16(a) hereto lists all contracts, agreements, commitments and other instruments (whether oral or written) to which the Seller is a party that (i) involve an expenditure by the Seller or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Seller, which in each case, relates to a contract, agreement, commitment or instrument that requires payments in excess of $10,000 per year,
(ii) involve an obligation for the performance of services or delivery of goods by the Seller that cannot, or in reasonable probability will not, be performed within thirty days from the dates as of which these representations are made or (iii) are material contracts not made in the ordinary course of business (collectively, the "Material Contracts").

  (b) All of the Material Contracts are valid and binding upon the Seller and, to the Seller's knowledge, the other parties thereto (subject, in the case of the other parties thereto to the effect of any bankruptcy, insolvency, fraudulent conveyance, moratorium, or other similar laws affecting the enforcement of creditors' rights and remedies generally and general equitable principles (whether enforcement is considered in a proceeding at law or in equity), including the discretion of the courts in granting equitable relief) and are in full force and effect

                                     A1-8
and, to the knowledge of the Seller, enforceable in accordance with their terms. Neither the Seller nor, to the Seller's knowledge, any other party to any such contract, agreement, commitment or other instrument has breached any provision of, and, to the Seller's knowledge, no event has occurred which, with the lapse of time or action by a third party, could result in a default under the terms thereof which, alone or in the aggregate, would provide the basis for a claim against the Seller in excess of $10,000.

  SECTION 4.17 INTELLECTUAL PROPERTY RIGHTS.

  (a) Schedule 4.17(a) hereto sets forth a complete and correct list and summary description of all trademarks, tradenames, service marks, service names, brand names, registrations thereof and applications therefor, owned or licensed by the Seller or used in the Business, together with a complete list of all licenses granted by or to the Seller with respect to any of the above. All such trademarks, tradenames, service marks, service names and brand names listed on Schedule 4.17(a) are owned by the Seller, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. The Seller is not currently in receipt of any written or, to its knowledge, oral notice of any violation or infringement of any trademark, tradename, service mark, copyright, patent, trade secret, know-how or other intangible asset. The Seller is not knowingly violating or infringing the rights of others in any trademark, tradename, service mark, copyright, patent, trade secret, know-how or other intangible asset.

  (b) (i) Schedule 4.17(b)(i) contains a complete and accurate list which, without extensive or revealing descriptions, sets forth the Seller's owned or licensed intellectual property, including without limitation all inventions, patents, patent applications, copyrights, trade secrets, know-how, computer software programs and routines and other technical data (collectively, the "Intellectual Property"). The specific location of substantially all of the Intellectual Property's documentation and its complete description, specifications, charts, procedures and other material relating to it are also set forth in Schedule 4.17(b)(i). The documentation relating to each item of Intellectual Property pertaining to an existing product (as distinguished from products or technologies under development) is in all material respects current, accurate and sufficient in detail and content to identify and describe such item of Intellectual Property to a reasonable extent and to allow its full and proper use by an individual experienced in the manufacture of orthopaedic devices, after a reasonable training period, to use the same in all material respects. The Seller is not, knowingly, nor has it received written or, to its knowledge, oral notice of a claim that it is infringing upon or otherwise acting in contravention of any known right or claimed right of any person under or with respect to any inventions, patents, copyrights, trade secrets, know how, computer software programs and routines and other technical data or other intellectual property rights of any such person with respect to the Intellectual Property. To the knowledge of the Seller, all of the Intellectual Property is currently protectable and is not part of the public knowledge or literature, nor has it been used, divulged or appropriated for the benefit of any past or present employees or other persons, or to the detriment of the Seller except as disclosed on Schedule 4.17(b)(i). To the knowledge of the Seller, the Seller is the sole owner or licensee of each item of Intellectual Property, free and clear of any liens, charges or encumbrances (including without limitation any legal or equitable claims of others), except as disclosed on Schedule 4.17(b)(i). The Seller has taken reasonable measures to protect the secrecy, confidentiality and value of the Intellectual Property. The status of the Seller's U.S. patents and corresponding foreign cases are described on Schedule 4.17(b)(i) hereto. Except as disclosed on
Schedule 4.17(b)(i) hereto, the Seller has not filed patent applications in any other jurisdictions and the Seller has not filed for copyright registrations in the United States or in any other jurisdiction. To the Seller's knowledge, except pursuant to the patent application process in the U.S., and corresponding foreign applications, no item of Intellectual Property has been put into the public domain. Except as disclosed on Schedule 4.17(b)(i), the Seller does not have knowledge of, and has not received written notice that, any past or present employee or other person claims any right to the Intellectual Property.

  (ii) The transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Intellectual Property or impair Buyer's or the Seller's ability to use the Intellectual Property subsequent to the Closing Date in the same manner as such Intellectual Property is currently being used by the Seller.

                                     A1-9

  SECTION 4.18 CUSTOMERS. Schedule 4.18 attached hereto sets forth a true and correct list of each customer of the Seller that, within the preceding twelve months, accounted for an aggregate amount of the Seller's gross revenues equal to 10% or more of the Seller's gross revenues. Except as disclosed on
Schedule 4.18, the Seller has not received any written or, to its knowledge, oral notice that any such customer of the Seller intends to terminate its relationship with the Seller.

  SECTION 4.19 BROKERS AND FINDERS. The Seller has not employed any investment banker, broker, finder, consultant, or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  SECTION 4.20 INSURANCE. Schedule 4.20 hereto sets forth a true and correct list of all insurance policies covering the Purchased Assets or the Business (indicating the insurer, type, amount and term of coverage) and additional named insureds with respect to each such policy and identifies all claims pending under any of such insurance policies. All of these policies are in full force and effect and all premiums due thereon have been paid or accrued and there are no retroactive experience-based premium adjustment features in any policy, except as disclosed on Schedule 4.20.

  SECTION 4.21 DISCLOSURE. No statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished to Buyer pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

  SECTION 4.22 PURCHASED ASSETS. There are no claims, liabilities, liens, pledges, charges, licenses or encumbrances (collectively, "Encumbrances") of any kind affecting the Purchased Assets except for those set forth on Schedule
4.22 attached hereto and other Encumbrances incidental to the conduct of the Business or the Purchased Assets which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not materially detract from the value of the Purchased Assets or materially affect the use thereof in the operation of the Business (the "Permitted Encumbrances"). Seller is, and at the Closing will be, the sole and lawful owner of the Purchased Assets, and has and will convey to Buyer good and marketable title and all proprietary rights and interests in and to the Purchased Assets, free and clear of all Encumbrances of any kind (including claims for taxes) except for the Permitted Encumbrances. The Seller will convey to the Buyer good and marketable title to the Purchased Assets, free and clear of all Encumbrances of any kind or nature whatsoever, except for the Permitted Encumbrances. The Purchased Assets include all assets owned by the Seller which are currently used in the Business or necessary for the operation of the Business as currently conducted and include all assets reflected on the 1996 Financial Statements, except materials and supplies consumed and accounts receivable paid in the ordinary course of business, and other than the Excluded Assets. All Purchased Assets owned or leased by Seller are in the possession or under the control of Seller.

  SECTION 4.23 FIXED PURCHASED ASSETS. All buildings, machinery and equipment of Seller are in working order and good repair (normal wear and tear excepted), have been properly maintained, in accord with industry practice, to the knowledge of the Seller conform with all applicable ordinances, regulations and zoning and other applicable laws, and there is no pending or, to the knowledge of Seller, threatened condemnation of any of the Purchased Assets.

  SECTION 4.24 LEASEHOLD PROPERTY. Except as provided on Schedule 4.24, the leases described on Schedule 4.24 (the "Leases") demising the premises identified therein (the "Leasehold Property"), together with all of the right, title and interest of Seller in and to all buildings, facilities, fixtures and other improvements located on the Leasehold Property and all other privileges, easements and appurtenances appertaining to the Leases, the Leasehold Property or to any of the improvements located thereon, constitute all of the real property occupied by Seller in connection with the conduct of the Business. Seller does not own or lease any other real property. To the knowledge of the Seller, Seller has maintained the Leasehold Property in accordance with and made all necessary repairs to the Leasehold Property required under the Leases and is in compliance with all of the terms and provisions of the Leases. Seller enjoys peaceful and undisturbed possession under all of the Leases.

  SECTION 4.25 INVENTORY. Schedule 4.25 hereto sets forth a complete and accurate list of all inventory (the "Inventory") owned by Seller as of December 31, 1996. To the knowledge of the Seller, except as set forth in
Schedule 4.25, the Inventory does not include any items obsolete or of a quality or quantity not useable or saleable in the normal course of the Business. The amount of the Inventory is sufficient to conduct the Business consistent with Seller's past practices.

  SECTION 4.26 WARRANTIES. Except as set forth in Schedule 4.26 there are no existing or, to the knowledge of Seller, threatened claims against Seller alleging breach of warranty or other problems with respect to services rendered or products sold by Seller, or alleging any failure of any such product to meet specifications other than those occurring in the ordinary cause of business at normal and customary levels consistent with industry experience. Schedule 4.26 also sets forth a true and correct copy of any and all express warranties or guaranties made by Seller to customers in connection with the sale of products.

  SECTION 4.27 SELLER'S INVESTMENT. With respect to the Closing Shares and Escrow Shares, Seller represents and warrants as follows:

  (a) Except as required by law, the Closing Shares and the Escrow Shares to be acquired by Seller and to be distributed to the Shareholders upon the liquidation of the Seller pursuant to this Agreement are being acquired by Seller solely for its own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution, other than the distribution by the Seller to Shareholders and any distribution effected pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Act") or an exemption from the provisions of the Act.

  (b) Seller is able to bear the economic risk of an investment in the Closing Shares and the Escrow Shares acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of the Closing Shares and the Escrow Shares.

  (c) Seller understands that the Closing Shares and the Escrow Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 (the "Act") and any state securities laws, or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Closing Shares and the Escrow Shares or an available exemption from registration, the Closing Shares and the Escrow Shares may be required to be held indefinitely. Seller is aware that the Closing Shares and the Escrow Shares to be issued hereunder may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Buyer. Seller represents that, in the absence of an effective registration statement covering the Closing Shares and the Escrow Shares, it shall sell, transfer or otherwise dispose of the Closing Shares and the Escrow Shares only in a manner consistent with the representations set forth herein.

  Each Shareholder represents and warrants to Buyer, only as to himself, as follows:

  SECTION 4.28 SHAREHOLDER AUTHORITY; NON-CONTRAVENTION. He has full power and authority to execute and deliver this Agreement and the Registration Rights Agreement (as referred to in Section 8.1(c) below) and to perform all of his obligations contained herein and therein, and to execute, deliver and perform all of the obligations contained in all other instruments or agreements required hereby or incident or collateral hereto. This Agreement and the Registration Rights Agreement constitute, and each other instrument, agreement

                                     A1-11
and obligation to be executed and delivered by such Shareholder in accordance herewith will constitute, the valid and legally binding obligation of such Shareholder and will be enforceable against such Shareholder in accordance with their respective terms. The execution, delivery and performance by such Shareholder of this Agreement, the Registration Rights Agreement and the agreements and instruments provided for herein, and the consummation by such Shareholder of the transactions contemplated hereby and thereby, will not, with or without the giving of notice and/or the passage of time, (i) violate the provisions of any law, rule or regulation applicable to such Shareholder;
(ii) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (iii) conflict with or result in a breach, modification or termination of any term or provision of, or constitute a default under, or cause any acceleration under, any indenture, mortgage, lease, order, judgment, decree, license, permit, or deed or any other instrument or agreement to which such Shareholder is a party or by which such Shareholder may be bound, or to such Shareholder's knowledge, any rule or regulation of any court or governmental or regulatory body.

  SECTION 4.29 SHAREHOLDERS' INVESTMENT. With respect to the Closing Shares and Escrow Shares which may be distributed to the Shareholders, each Shareholder represents and warrants as to himself only as follows:

  (a) Except as required by law, the Closing Shares and the Escrow Shares to be acquired by the Shareholder upon the liquidation of the Seller are being acquired by the Shareholder solely for his own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of them in connection with a distribution, other than the distribution by the Shareholder to Shareholders and any distribution effected pursuant to an effective registration statement filed under the Act.

  (b) Shareholder is able to bear the economic risk of an investment in the Closing Shares and the Escrow Shares acquired by him upon liquidation of the Seller and can afford to sustain a total loss on such investment and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his own interests in connection with the purchase of the Closing Shares and the Escrow Shares.

  (c) Shareholder understands that the Closing Shares and the Escrow Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 (the "Act") and any state securities laws, or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Closing Shares and the Escrow Shares or an available exemption from registration, the Closing Shares and the Escrow Shares may be required to be held indefinitely. Shareholder is aware that the Closing Shares and the Escrow Shares to be issued hereunder may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Buyer. Shareholder represents that, in the absence of an effective registration statement covering the Closing Shares and the Escrow Shares, he shall sell, transfer or otherwise dispose of the Closing Shares and the Escrow Shares only in a manner consistent with the representations set forth herein.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

  Buyer represents and warrants to the Seller and the Shareholders as follows:

  SECTION 5.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Buyer is qualified to do business and is in good standing as a foreign corporation in all jurisdictions

                                     A1-12
set forth in Schedule 5.1, and to the knowledge of the Buyer, such jurisdictions are the only ones in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Buyer on a consolidated basis. True, accurate and complete copies of Buyer's Articles of Organization and By-laws, as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Seller.

  SECTION 5.2 CAPITALIZATION.

  (a) The authorized capital stock of Buyer consists of (i) 15,000,000 shares of Buyer Common Stock of which 7,265,405 shares are issued and outstanding as of the date of this Agreement and (ii) 1,000,000 shares of preferred stock, $.01 par value per share, of which none is issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights. Buyer Common Stock is listed on the Nasdaq National Market.

  (b) Schedule 5.2 lists all written or oral outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Buyer or obligating the Buyer to grant, extend or enter into any such agreement or commitment.

  SECTION 5.3 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

  (a) Buyer has full corporate power and authority to enter into this Agreement and subject to receipt of the approval of the Buyer's stockholders referred to in Section 8.2(m), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation by Buyer of the transactions contemplated hereby, have been duly authorized and approved by Buyer's Board of Directors, and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby other than such stockholder approval. This Agreement has been duly and validly executed and delivered by Buyer, and constitutes a valid and binding agreement of Buyer enforceable against it in accordance with its terms.

  (b) Except as disclosed on Schedule 5.3(b) hereto, the execution and delivery of this Agreement by Buyer do not, and the consummation by Buyer of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Buyer under any of the terms, conditions or provisions of (i) Buyer's Articles of Organization or By-Laws, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Buyer or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Buyer is now a party or by which Buyer or any of its properties or assets may be bound.

  (c) Except for (i) filings with any state blue sky authorities, and (ii) filings with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market (the filings referred to in clauses (i) and (ii) are collectively referred to as the "Buyer Required Statutory Filings"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

                                     A1-13

  SECTION 5.4 REPORTS AND FINANCIAL STATEMENTS. Since June 6, 1996, Buyer has filed with the SEC, all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act and the Exchange Act and the respective rules and regulations thereunder. Since June 6, 1996, there have been no stoppages in trading of Buyer Common Stock on the Nasdaq National Market. Buyer has previously delivered to the Seller copies of its (a) Prospectus dated June 6, 1996 (the "Buyer Prospectus") as filed with the SEC, and (b) Buyer's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996 and September 30, 1996 (the "Buyer 10-Qs") (the documents referred to in clauses (a) and (b) are collectively referred to as the "Buyer SEC Reports"). As of their respective dates, the Buyer SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Buyer included in such reports (the "Buyer Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial condition of Buyer as of the dates thereof and the results of Buyer's operations and changes in financial condition for the periods then ended, subject, in the case of the unaudited interim financial statements, to the absence of notes thereto and normal year-end and audit adjustments and any other adjustments described therein, which are not expected to be material.

  SECTION 5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed on
Schedule 5.5 hereto or in the Buyer Prospectus or the Buyer 10-Qs, or as expressly disclosed and described in any of the schedules hereto, Buyer did not have at September 30, 1996, and has not incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, (a) except liabilities, obligations or contingencies
(i) which are accrued or reserved against in the Buyer Financial Statements or reflected in the notes thereto or (ii) which were incurred after September 30, 1996 and were incurred in the ordinary course of business and consistent with past practices and (b) except for any liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Buyer on a consolidated basis or (ii) have been discharged or paid in full prior to the date hereof.

  SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on any of the schedules hereto, from September 30, 1996 through the date hereof, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Buyer.

  SECTION 5.7 BROKERS AND FINDERS. Except for the fees and expenses payable to Piper Jaffray, Inc., which fees and expenses will be paid by Buyer, Buyer has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

  SECTION 5.8 BUYER COMMON STOCK. The Closing Shares and the Escrow Shares have been duly authorized, and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

  SECTION 5.9 NO VIOLATION OF LAWS. Except as disclosed in the reports and financial statements referred to in Section 5.4, the business of Buyer is not and has not been conducted in violation of any law, ordinance or regulation of any governmental entity or authority, except for violations which, individually, or in the aggregate, would not have a material adverse effect on the business of Buyer taken as a whole. As of the date hereof, to the knowledge of Buyer, no investigation of any governmental entity with respect to Buyer is pending or threatened which would, in the aggregate, have a material adverse effect on Buyer.

  SECTION 5.10 LITIGATION. Except as disclosed on Schedule 5.10 hereto, the Buyer Prospectus or the Buyer 10-Qs, or as expressly disclosed and described in any of the Schedules hereto, there are no claims, suits,

                                     A1-14
actions or proceedings pending or, to the knowledge of Buyer, threatened against Buyer, before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. Except as disclosed as aforesaid, Buyer is not subject to any judgment, decree, commission, agency, instrumentality or authority or any arbitrator of which it has received notice.


                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE CLOSING

  SECTION 6.1 CONDUCT OF BUSINESS BY THE SELLER PENDING THE PURCHASE. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Seller shall:

  (a) maintain its corporate existence and conduct the Business only in the ordinary and usual course of business and consistent with past practice except as set forth on Schedule 6.1(a);

  (b) not (i) amend or propose to amend its Certificate of Incorporation or By-Laws, (ii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (iii) spin-off any assets or businesses, (iv) engage in any transaction for the purpose of effecting a recapitalization of the Seller or (v) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing; provided, however, that current holders of the Seller's preferred stock may convert such stock to the Seller's Common Stock in accordance with applicable conversion terms and conditions and the Seller may issue such Common Stock as is necessary to honor such conversion;

  (c) except pursuant to the exercises of currently outstanding stock options for the purchase of Seller's securities, not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of the Seller's capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing except to issue shares upon exercise of presently outstanding options;

  (d) not (i) incur any indebtedness for borrowed money, issue any debt securities, make any voluntary prepayment on indebtedness for borrowed money, make any loans or advances to any person or entity or assume, guarantee or endorse or otherwise become responsible for the obligation of any other person or entity except in the ordinary course of business consistent with past practice, and except for borrowings from the Buyer as set forth in the Seller's financial plan (the "Financial Plan") attached hereto as
Exhibit 6.1(d), which borrowings will be made from the Buyer to the Seller at a rate of Prime plus 1% and on other prevailing commercially reasonable terms and conditions, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, (iii) take or fail to take any action which action or failure to take action would cause the Seller or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Purchase, (iv) make any acquisition of any assets or businesses except for capital expenditures made in accordance with the Financial Plan, (v) sell any assets or businesses, or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

  (e) use all reasonable efforts to preserve intact its business organization and goodwill, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with the Seller and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

  (f) confer on a regular basis with one or more representatives of Buyer to report on material operational matters and the general status of ongoing operations;

                                     A1-15

  (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers, consultants or employee or terminate the services of any present employee, consultant or agent except for good cause shown;

  (h) not increase the rate of remuneration payable to any of its directors, officers, employees, shareholders, consultants or other representatives, or agree to do so;

  (i) Except as set forth on Schedule 6.1(i), not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

  (j) use best efforts to keep in working condition and good order and repair all of its material equipment, fixtures, inventory and other properties, normal wear and tear excepted;

  (k) maintain its books, accounts and records in its usual, regular and ordinary manner and post all entries therein in compliance with accepted practice and applicable law;

  (l) pay and discharge when due all taxes, assessments and governmental charges imposed upon it or any of its properties, or upon the income or profit therefrom, except for those being contested in good faith;

  (m) operate in such a manner as to assure that the representations and warranties of Seller set forth in this Agreement will be true and correct in all material respects as of the Closing Date;

  (n) not change its method of management or operations;

  (o) not modify, amend, cancel or terminate any Material Contract (or waive any material rights thereunder), including the making of any substantial prepayment on any existing obligation, except in the ordinary and usual course of such business consistent with past practice;

  (p) not make any material change in the accounting methods or practices employed by Seller, as at the date hereof;

  (q) not settle or compromise any suit or claim or threatened suit or claim relating to the transactions contemplated hereby;

  (r) other than as permitted by subsection (d) above, not enter into or commit to enter into any contract, agreement, arrangement or understanding having a term longer than six months unless such contract, agreement, arrangement or understanding may be cancelled by the Seller without penalty on not more than thirty days' notice or is not described in the Financial Plan; and

  (s) not use any device in human clinical trials or in commercial sales based upon a regulatory exemption promulgated by the Federal Drug Administration (the "FDA") unless and until such Seller's practice has been approved by the Buyer or FDA or Institutional Review Board clearance has been obtained.

  SECTION 6.2 CONDUCT OF BUSINESS BY THE BUYER PENDING THE PURCHASE.

  Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Seller shall otherwise consent in writing, which consent shall not be unreasonably withheld, the Buyer shall:

  (a) except pursuant to the exercises of currently outstanding stock options for the purchase of Seller's securities, not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of the Seller's capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the

                                     A1-16
terms and conditions of any of the foregoing except to issue shares upon exercise of presently outstanding options, except for options to purchase up to 225,000 shares of Buyer Common Stock which may be granted under the Buyer's 1996 Omnibus Stock Plan and the 1996 Non- Employee Director Stock Option Plan; and

  (b) not increase the rate of remuneration payable to any of its directors, officers, employees, shareholders, consultants or other representatives, or agree to do so;

  SECTION 6.3 ACQUISITION TRANSACTIONS. After the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Buyer shall otherwise agree in writing, the Seller shall not initiate, solicit, negotiate, encourage, enter into or provide confidential information to facilitate, and the Seller shall cause any officer, director or employee of, or any attorney, accountant or other agent retained by, the Seller not to initiate, solicit, negotiate, encourage, enter into or provide confidential information to facilitate, any proposal, agreement or offer to acquire all or any substantial part of the Business or Purchased Assets, or capital stock of the Seller, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (such transactions being referred to herein as "Acquisition Transactions").

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

  SECTION 7.1 ACCESS TO INFORMATION. The Seller shall afford to Buyer and its respective accountants, counsel, financial advisors and other representatives (the "Buyer Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of the properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of the Seller and, during such period, shall furnish promptly such information concerning the Seller's business, properties and personnel as Buyer shall reasonably request at Buyer's expense; provided, however, that, no investigation pursuant to this Section 7.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby. All non-public documents and information furnished to Buyer or to the Seller, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received pursuant to and shall be subject to the provisions of the Confidentiality Agreement, except that Buyer and the Seller may disclose such information as may be necessary in connection with the Buyer Required Statutory Filings. The Seller shall promptly advise Buyer and Buyer shall promptly advise the Seller in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of the Seller or Buyer, as the case may be, on a consolidated basis.

  SECTION 7.2 EXPENSES. Subject to Section 9.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, provided that the costs and expenses related to this transaction of the Seller and of the Shareholders shall be paid by the Seller.

  SECTION 7.3 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the consummation of the Purchase.

  SECTION 7.4 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to obtaining written consent of the

                                     A1-17
other party, provided, however, that if the Seller has had an opportunity to review any proposed press release or written public statement proposed to be released by the Buyer as the result of any applicable law, rule, regulation or policy of the SEC or the Nasdaq National Market and the Seller has failed to approve or comment on such release or public statement in a timely way so as to avoid a violation of such law, rule, regulation or policy by the Buyer, the Buyer may release such press release or written public statement without the Seller's consent.

  SECTION 7.5 MAINTENANCE OF INSURANCE. From and after the date hereof and until the Closing Date, the Seller shall maintain in full force and effect all of its presently existing insurance coverage or insurance comparable to such existing coverage.

  SECTION 7.6 BOARD REPRESENTATION. So long as the Seller or its current shareholders own in the aggregate at least 10% but less than 15% of the issued and outstanding shares of Buyer Common Stock, the Seller (or, if the Closing Shares have been distributed, the Seller's shareholders owning a majority of the Closing Shares and the Escrow Shares) shall have the right to nominate one member of the Board of Directors of the Buyer (the "Board"). If the Seller or its current shareholders own in the aggregate 15% or more of the issued and outstanding shares of Buyer Common Stock, the Seller or such shareholders as the case may be shall have the right to nominate two members of the Board. In no event shall this Agreement entitle the Seller or such shareholders to nominate more than two members of the Board. As of the Closing Date, the Seller shall have the right to nominate two such members, who shall be Richard Caspari and Alan Chervitz. Dr. Caspari shall be nominated for an initial term of three years and Alan Chervitz shall be nominated for an initial term of two years, for election at the Buyer's 1997 annual meeting of its stockholders. The Buyer will use its best efforts to cause the nominees of the Seller or its shareholders, as the case may be, to be elected to the Board at the Buyer's 1997 annual meeting of its stockholders and for so long as the Seller or shareholders have the right to nominate directors of the Buyer pursuant to this Section 7.6. The compensation of the nominees to the Board designated by the Seller or the shareholders of the Seller, as the case may be, shall be commensurate with that afforded to other non-employee members of the Board.

  SECTION 7.7 PROXY STATEMENT/STOCKHOLDERS MEETING. As promptly as practicable after the execution of this Agreement, Buyer shall prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary form of a proxy statement (the "Proxy Statement") and other proxy materials related thereto in connection with a special meeting of the Buyer's stockholders to be held to approve the Purchase. The Proxy Statement shall include the recommendation of the Board of Directors of Buyer in favor of the Purchase. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by Seller and Buyer of all information required by such comments to be contained therein, Buyer shall call and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of voting upon the approval of the Purchase. Buyer shall use reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Purchase, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Massachusetts law to obtain such approvals. Seller and Shareholders will cooperate with Buyer in providing any required information to be included in the Proxy Statement which relates to Seller or Shareholders.

  SECTION 7.8 CERTAIN MATTERS RELATING TO EMPLOYEES. For the purpose of the Buyer's vacation policies, any of Seller's employees who are employed by the Buyer after the Closing will be credited with their employment period with the Seller as set forth on Schedule 7.8. For the purposes of the Buyer's 40l(k) plan and stock option policies, any of Seller's employees who are employed by the Buyer after the Closing will be treated as new employees of the Buyer. To the extent permitted by the Buyer's health insurance policies, the employees of the Seller who are employed by the Buyer after the Closing shall be entitled to health insurance coverage from the date of their employment by the Buyer.

  SECTION 7.9 MONTHLY REPORTS. During the period prior to the Closing, Seller shall furnish to Buyer as soon as available but in any event no later than 30 days after the end of each monthly accounting period financial statements of Seller including a balance sheet as at the end of such accounting period and a statement of income for such accounting period, prepared in reasonable detail and in accordance with generally accepted principles consistently applied.

                                     A1-18

  SECTION 7.10 NON-COMPETITION. Seller agrees that it will not, for a period of four (4) years from the Closing Date, directly or indirectly (i) own, operate or perform services (as advisor or otherwise) for any person, firm, corporation, business or other organization or enterprise engaged, directly or indirectly, in the development, manufacture or sale of devices used in sports medicine or arthroscopy, or (ii) interfere with, disrupt or attempt to disrupt the relationship between the Buyer or any of its affiliates and any of their respective licensees, customers or suppliers with respect to the Business. Seller expressly waives any right to assert inadequacy of consideration as a defense to enforcement of the non-competition provisions of this Section 7.10 should such ever become necessary.

  SECTION 7.11 USE OF NAME. Seller agrees that neither it nor any of its affiliates will use the name "Medicine Lodge" and the registered tradename and logo associated therewith in the fields of sports medicine and arthroscopy.

  SECTION 7.12 LICENSING. Except pursuant to the agreements described on
Schedule 7.12 attached hereto, to the extent a Shareholder is an inventor of any of the technology described on Schedule 4.17(b)(i) attached hereto, such Shareholder and the Seller agree not to license such technology to any other person or entity other than to the Buyer.

                                 ARTICLE VIII

                                  CONDITIONS

  SECTION 8.1 CONDITIONS TO OBLIGATIONS OF THE SELLER TO EFFECT THE
PURCHASE. Unless waived by the Seller, the obligation of the Seller to effect the Purchase shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

  (a) Buyer shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date); and the Seller shall have received a certificate of the President or Vice President of Buyer to that effect;

  (b) The Seller shall have received an opinion from Choate, Hall & Stewart, counsel to Buyer, dated the Closing Date, substantially in the form of Exhibit 8.1(b) hereto;

  (c) Buyer and the Shareholders shall have entered into a Registration Rights Agreement in substantially the form attached hereto as Exhibit 8.1(c);

  (d) Buyer shall have issued and delivered the Closing Shares, issued the Escrow Shares and delivered the Escrow Shares to the Escrow Agent;

  (e) Buyer shall have entered into Stock Option Agreements in the forms set forth in Exhibit 8.1(e) hereto with certain employees and consultants of the Seller named in Exhibit 8.1(e) who are to become employees of or consultants to the Buyer following the Purchase;

  (f) All consents, orders, and approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date without any material limitations or conditions;

  (g) Seller and its shareholders shall have received an opinion of Choate, Hall & Stewart, Counsel to the Buyer, to the effect that the Purchase will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(C) of the Code, to be based upon customary representations of the Seller, the Seller's shareholders, and the Buyer.

                                     A1-19

  (h) No change shall have occurred or be threatened which, nor shall Seller have become aware of any fact that, would reasonably be expected to have a material adverse effect on the business or financial condition of the Buyer, taken as a whole;

  (i) The Agreement and the Purchase shall have been approved by the requisite vote of the stockholders of the Buyer;

  (j) A lease in the form of Exhibit 8.1(j) hereto shall have been entered into by the Buyer as Tenant with respect to the real property currently occupied by the Seller at 152 South 600 West, Logan, UT; and

  (k) The Buyer shall have either (i) assumed the Seller's outstanding debt to Zions Credit Corporation as reflected on the Seller's 1996 Financial Statements and secured the release of the personal guarantees on such debt by Dr. and Mrs. Goble or (ii) repaid such debt in full.

  SECTION 8.2 CONDITIONS TO OBLIGATIONS OF BUYER TO EFFECT THE
PURCHASE. Unless waived by Buyer, the obligations of Buyer to effect the Purchase shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

  (a) The Seller and Shareholders shall have performed in all material respects their respective agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Seller and the Shareholders contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date); and Buyer shall have received a Certificate of the President or of a Vice President of the Seller and the Shareholders to that effect;

  (b) Buyer shall have received an opinion from Parsons, Behle & Latimer, counsel to the Seller, dated the Closing Date, substantially in the form of
Exhibit 8.2(b) hereto;

  (c) Buyer shall have received an opinion from Williams, Mullen, Christian & Dobbins, counsel to the Seller, dated the Closing Date, substantially in the form of Exhibit 8.2(c) hereto;

  (d) All consents, orders, and approvals legally or contractually required for the consummation of the transactions contemplated hereby shall have been obtained and be in effect at the Closing Date without any material limitations or conditions;

  (e) The Seller shall have furnished to Buyer such additional certificates as Buyer may have reasonably requested as to any of the conditions set forth in this Section 8.2;

  (f) The employees of the Seller identified in Schedule 8.2(f1) hereto by Buyer shall have executed Employment Agreements in form and substance attached hereto as Exhibit 8.2(f2) and all existing agreements between the Seller and such employees shall have been cancelled or terminated;

  (g) The consultants to the Seller identified in Schedule 8.2(g1) hereto by Buyer shall have executed Consulting Agreements in form and substance attached hereto as Exhibit 8.2(g2) and all existing agreements between the Seller and such consultants shall have been cancelled or terminated;

  (h) The Seller shall have obtained and delivered to Buyer a Phase I Environmental Report ("Phase I Reports") for each facility or property on which the Seller or any of its affiliates owns or operates, prepared by a reputable environmental consultant; and such Phase I Reports shall indicate that there is no evidence that any Releases have occurred;

  (i) A lease in the form of Exhibit 8.1(j) hereto shall have been entered into by GCL, L.C. as Lessor with respect to the real property currently occupied by the Seller at 152 South 600 W. Logan, UT;

                                     A1-20

  (j) To the extent required by Buyer, Seller shall have obtained and delivered to Buyer tax clearance certificates from the Department of Revenue of the State of Utah and tax lien waivers from all other jurisdictions in which Purchased Assets are located and which provide tax lien waivers; at Closing Seller may deliver a certificate executed by its President certifying the absence of tax liens, with tax lien waivers to be delivered as soon as practicable thereafter;

  (k) No change shall have occurred or be threatened which, nor shall Buyer have become aware of any fact that, would reasonably be expected to have a material adverse effect on the Purchased Assets or the Business, taken as a whole;

  (l) The Agreement and the Purchase shall have been approved by the requisite vote of the stockholders of the Buyer;

  (m) All of the outstanding stock options and warrants issued by the Seller shall have terminated or been exercised;

  (n) The Seller shall have delivered to the Buyer audited financial statements of the Seller for the fiscal years ended December 31, 1995 and 1996; and

  (o) The shareholders of the Seller who are not signatories to this Agreement shall have delivered to the Buyer a certificate confirming to the Buyer the representations and warranties set forth in Section 4.28 and 4.29 of this agreement.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

  SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

  (a) by mutual consent of Buyer and the Seller;

  (b) by either Buyer or the Seller, so long as such party has not breached its obligations hereunder (except for such breaches as are clearly immaterial), after June 16, 1997, if the Purchase shall not have been consummated on or before June 16, 1997 (the "Termination Date");

  (c) by either Buyer or the Seller if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Purchase and such order, decree, ruling or other action shall have become final and nonappealable;

  (d) unilaterally by Buyer or the Seller (i) if the other (A) fails to perform any covenant or agreement in this Agreement in any material respect, and does not cure the failure, in all material respects within fifteen business days after the terminating party delivers written notice specifically enumerating the alleged failure or (B) fails to fulfill or complete a condition to the obligations of that party (which condition is not waived) by reason of a breach by that party of its obligations hereunder or (ii) if any condition to the obligations of that party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and the condition is not satisfied prior to July 15, 1997.

  SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or the Seller, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either the Seller, Buyer or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 7.1 (with respect to confidential and non-public information), 7.4, and 9.5 which shall survive such termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

                                     A1-21

  SECTION 9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto and in compliance with applicable law.

  SECTION 9.4 WAIVER. At any time prior to the Closing Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document to be delivered by the other party pursuant thereto and (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed by such party.

  SECTION 9.5 EXPENSE REIMBURSEMENT; DAMAGES. Except as provided below, whether or not the Purchase is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, provided that the costs and expenses of the Seller and of the Shareholders related to this transaction shall be paid by the Seller provided, however, that the Seller and the Shareholders agree that the Seller shall not pay for any costs and expenses which relate to personal matters of its shareholders including estate or tax planning for the shareholders. In the event that this Agreement is unilaterally terminated by Buyer or the Seller pursuant to Sections 9.1(c)(i)(A) or (B), hereof, the nonperforming or breaching party shall promptly pay all reasonable documented costs and expenses of the other party incurred in connection with the negotiation and performance of this Agreement, which payment shall be in addition to any other legal or equitable remedies that may be available to the nonbreaching or performing party.

                                   ARTICLE X

                            INDEMNIFICATION; ESCROW

  SECTION 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement shall survive the Purchase for a period of one (1) year from and after the Closing Date, provided, however, that (a) the representation and warranty contained in Section 4.11 shall survive until the expiration of the statute of limitations for the final tax return of the Seller covering periods ending on and prior to the Closing Date and (b) any claims based upon common law fraud shall expire at the time the applicable statute of limitations expires.

  SECTION 10.2 SELLER INDEMNIFICATION. Subject to the procedures and limitations set forth in this Article X, the Seller agrees to indemnify and hold harmless Buyer and its respective officers, directors, employees and controlling persons ("Buyer Indemnitees"), from and against any and all actions, suits, claims, proceedings, costs, losses, damages, judgments, amounts paid in settlement in accordance with Section 10.7 and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) (hereinafter collectively referred to as a "Buyer Loss" or "Buyer Losses") suffered or incurred by Buyer or the Buyer Indemnitees to the extent relating to or arising out of any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or agreements made by the Seller or the Shareholders ("Seller Breaches"), or the failure of the Seller to discharge the Excluded Liabilities of the Seller referred to in
Section 2.3(b).

  SECTION 10.3 BUYER INDEMNIFICATION. Subject to the procedures and limitations set forth in this Article X, the Buyer agrees to indemnify and hold harmless Seller and its respective officers, directors, employees and controlling persons and all of the Seller's shareholders ("Seller Indemnitees"), from and against any and all actions, suits, claims, proceedings, costs, losses, damages, judgments, amounts paid in settlement in accordance with Section 10.7 and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) (hereinafter collectively referred to as a "Seller Loss" or "Seller Losses") suffered or incurred by Seller or the Seller Indemnitees to the extent relating to or arising out of (i) any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or agreements made by the Buyer, or
(ii) the failure of Buyer to discharge the Assumed Liabilities from and after the Closing Date.

                                     A1-22

  SECTION 10.4 LIMITATIONS ON INDEMNIFICATION. Notwithstanding any provision contained in this Article X to the contrary, Buyer and Buyer Indemnitees may seek to recover from the Seller Buyer Losses arising from Seller Breaches only if such Buyer Losses exceed $150,000, and only such Buyer Losses exceeding $150,000 shall be recoverable from Seller. Nothing contained in this Section
10.4 shall limit the Buyer's right to recover Buyer Losses arising out of the Seller's failure to discharge the Excluded Liabilities.

  SECTION 10.5 ESCROW. Upon consummation of the Purchase, ten (10%) percent of the shares of Buyer Common Stock issuable to the Seller in the Purchase shall be deposited into the Escrow with the Escrow Agent in accordance with the Escrow Agreement set forth in Exhibit 2.2(b)(i) hereto and shall be available to Buyer and the Buyer Indemnitees to satisfy indemnified claims pursuant to this Article X. The Escrow shall terminate and the shares remaining on deposit therein shall be remitted to Seller at the end of the one-year survival period described in Section 10.1, except to the extent necessary to resolve claims made by Buyer and the Buyer Indemnitees in writing prior to the end of such survival period.

  SECTION 10.6 INDEMNIFICATION LIMITATION. Except as hereinafter set forth in this Section 10.6, all Buyer Losses will be paid out of the Escrow, and the Seller and the Seller's shareholders shall have no liability to Buyer or Buyer Indemnitees for any Buyer Losses that exceed the Escrow. In the event of any Buyer Loss arising as the result of a breach of the representation or warranty set forth in Section 4.11 or as a result of common law fraud which occurs after the termination of the Escrow, the Buyer and Buyer Indemnitees shall have the right to recover indemnification from the Seller so long as a claim is made in writing to the Seller prior to the expiration of the applicable survival period. Notwithstanding anything to the contrary herein, Buyer Losses arising from the Seller's failure to discharge Excluded Liabilities shall be payable out of the Escrow to the extent that the Escrow is not required to be used for Buyer Losses arising out of Seller Breaches and thereafter shall be recoverable directly from the Seller or its shareholders.

  SECTION 10.7 NOTICE OF INDEMNIFIABLE LOSS. Each indemnified party (the "Indemnified Party") shall provide written notice to the indemnifying party (the "Indemnifying Party") of any claim with respect to which it seeks indemnification promptly after the discovery by the Indemnified Party of any matters giving rise to a claim for indemnification, provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under this Article X, except if and to the extent the Indemnifying Party has been materially prejudiced thereby. Provided that the Indemnifying Party has agreed to indemnify the Indemnifying Party with respect to the noticed claim, the Indemnified Party shall have the control of all litigation for which indemnity is available pursuant to this
Article X. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, which shall not be unreasonably withheld, settle or compromise any action, suit, claim or proceeding to which an Indemnified Party is a party or consent to entry of any judgment in respect thereof. The Indemnifying Party further agrees that it will not, without the Indemnified Party's prior written consent, settle or compromise any claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes unconditional release of the Indemnified Party or Parties from all liability arising out of such action, suit, claim or proceeding.

  SECTION 10.8 VALUATION OF ESCROWED SHARES. In the event that the Buyer has made a written claim for indemnification pursuant to this Article X, the Escrow Agent shall, pursuant to the Escrow Agreement, reserve a number of Escrowed Shares equal to the estimated Buyer Loss incurred by the Buyer or Buyer Indemnitees as set forth in Buyer or Buyer Indemnitees' indemnification claim based on the value of the Escrowed Shares at the time that the claim is made. For the purpose of this Section 10.8, the value of each Escrowed Share at the time a claim is made shall be equal to the average closing price of the Buyer's Common Stock for the 30 trading days preceding the date of the claim. Notwithstanding the foregoing, the Company may make adjustments to such claim upon receipt of additional facts and the Company may submit an amended claim notice requesting the Escrow Agent to reserve additional Reserved Shares to satisfy any increases in the amount of such claim, which shares the Escrow Agent shall reserve. At the time a claim is resolved, the number of reserved Escrowed Shares that shall be deemed to resolve the claimed Buyer Loss shall be determined based on the value of the reserved Escrowed Shares as of the date the claim is resolved, with each reserved Escrowed Share having a value equal

                                     A1-23
to the average closing price of the Buyer's Common Stock for the 30 trading days preceding the date the claim is resolved. Notwithstanding the foregoing, the number of Escrowed Shares deemed necessary to resolve a Buyer Loss shall in no event exceed the number of Escrowed Shares actually reserved by the Escrow Agent with respect to such Buyer Loss at the time the claim relating to such Buyer Loss is made or amended in accordance with this section. If a Buyer Loss relates to an Excluded Liability, the number of shares to be reserved shall be determined immediately prior to the termination of the Escrow after determining how many Escrowed Shares remain available to satisfy Buyer Losses after reservation for Buyer Losses arising from Seller Breaches.

  SECTION 10.9 RIGHTS AND OBLIGATIONS OF THE SHAREHOLDERS. In the event that the Seller distributes the Closing Shares to the Seller's shareholders, whether or not in a liquidating transaction, the rights and the obligations of the Seller hereunder shall inure to the benefit of and be an obligation of such shareholders. Notwithstanding the foregoing, in no event will the amount indemnifiable by any particular such shareholder for Buyer Losses arising from Seller Breaches exceed an amount equal to the value of the number of Escrowed Shares allocable to the account of such shareholder based upon such shareholder's pro rata equity interest in the Seller, except for claims of common law fraud. The amount indemnifiable by the shareholders of the Seller for Buyer Losses arising out of the failure of the Seller to discharge Excluded Liabilities shall be allocated among the Seller's shareholders based upon their pro rata equity interest in the Seller.

                                  ARTICLE XI

                                  DEFINITIONS

  (a) The following terms are first defined in the sections indicated below:

Annual Financial Statements: 4.5(a)

Business: preamble

Buyer Common Stock: 2.2(a)

Buyer: preamble

Buyer Common Stock: 3.1(a)

Buyer Financial Statements: 5.4

Buyer Indemnitees: 10.2

Buyer Prospectus: 5.4

Buyer Required Statutory Filings: 5.3(c)

Buyer Representatives: 7.1

Buyer SEC Reports: 5.4

Buyer 10-Qs: 5.4

CERCLA: 4.15

Closing: 3.1

Closing Date: 3.1

Closing Shares: 2.2(a)

Code: 4.11(a)

Encumbrances: 4.24

Environmental Laws: 4.15

ERISA: 4.12

Escrow: 2.2(b)(i)

                                     A1-24

Escrow Agent: 2.2(b)(i)

Escrow Agreement: 2.2(b)(i)

Escrow Certificate: 2.2(b)

Escrow Shares: 2.2(b)

Financial Plan: 6.1(d)

Hazardous Substance: 4.15

Intellectual Property: 4.17(b)

IRS: 4.11(a)

Loss or Losses: 10.2

Material Contracts: 4.16(a)

1996 Financial Statement: 4.5(a)

Permitted Encumbrances: 4.24

Purchase: preamble

1996 Seller Balance Sheet: 4.11(a)

Phase I Reports: 8.2(g)

Release: 4.15

SEC: 5.3(c)

Seller: preamble

Seller Breaches: 10.2

Seller Common Stock: 4.2(a)

Seller Permits: 4.9

Seller Plans: 4.12

Seller Preferred Stock: 4.2(a)

Subsidiary: 4.3

Taxes: 4.11(b)

Termination Date: 9.1(b)

  (b) For the purposes of this Agreement, the term "knowledge" shall mean information actually known or which reasonably should have been known after due inquiry. The "knowledge of the Seller" or words of similar import shall mean the knowledge of Richard B. Caspari, Alan Chervitz, T. Wade Fallin and E. Marlowe Goble.

  (c) For the purposes of this Agreement, a matter shall be deemed to be "material" if (i) it involves or could be reasonably expected to involve a loss or payment of $5,000 or more and (ii) it has not occurred in the ordinary course of a party's business consistent with past practice, or, in the case of the Seller, is inconsistent with the Seller's Financial Plan.

                                     A1-25

                                  ARTICLE XII

                            POST-CLOSING AGREEMENTS

  SECTION 12.1 PROPRIETARY INFORMATION. Subsequent to the Closing, all confidential or proprietary information furnished by either party pursuant to the Purchase and the other transactions contemplated hereby shall be kept in strict confidence and shall not be used or disclosed by the receiving party or any recipient, and the receiving party shall cause each such recipient to return to disclosing party all copies of documents or records furnished hereunder; provided, however, that the restriction on disclosure and use of such confidential or proprietary information shall not apply to information which (a) is lawfully and independently obtained by the receiving party from a third party or is disclosed or used by the receiving party only to the extent permitted by restrictions imposed by such third party, (b) was known by the receiving party prior to its disclosure by disclosing party, (c) is in the public domain or enters into the public domain through no fault of the receiving party, or (d) is independently developed by the receiving party without reference to information provided by disclosing party. No investigation or findings of either party shall diminish or affect the representations and warranties of either party in this Agreement or relieve either party of any of its obligations hereunder.

  SECTION 12.2 BANK ACCOUNTS. Following the Closing, at Buyer's election, Seller shall cooperate with Buyer in causing any funds held in any Seller bank accounts (including without limitation with respect to escrow and deposits) existing as of the Closing to be transferred to such accounts as Buyer shall direct and to cause such existing bank accounts to be closed out. Seller shall cooperate with Buyer in causing all obligors of Seller in connection with the Business and the Purchased Assets to make payments after the Closing Date to such accounts as Buyer shall direct. Seller hereby authorizes Buyer to endorse Seller's name on and collect for Buyer's account any checks received in payment of any accounts included in the Purchased Assets. If payments for any such amounts are received by Seller, it will promptly turn over the same to Buyer.

  SECTION 12.3 COOPERATION IN LITIGATION. Each party hereto will fully cooperate with the others in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business in the ordinary course prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement or litigation arising out of or in connection with the Excluded Liabilities). The party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation (including the time charges for any persons who are not employees of the cooperating party who provide assistance to the requesting party at its request), but shall not be responsible to reimburse the party providing such cooperation for time spent in such cooperation by its employees while assisting in the defense or prosecution of any such litigation or proceeding.

  SECTION 12.4 FURTHER ASSURANCES. At any time and from time to time after the Closing, upon request and without further consideration, either party promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as may reasonably requested to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Purchased Assets, to put Buyer in actual possession and operating control thereof, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

  SECTION 12.5 BOOKS AND RECORDS. Buyer shall retain after the Closing Date all books and records pertaining to the Business, except Seller's minute books, stock records and tax returns (with respect to which Buyer's duly authorized representatives shall have access during normal operating hours and upon reasonable notice following the Closing). After the Closing, Seller's duly authorized representatives shall be entitled at all reasonable times to have access to and to make copies of all such books and records to the extent necessary in connection with the preparation and filing of Seller's tax returns or in connection with the Excluded Liabilities. In the event Buyer desires to destroy within two years after Closing any of such books and records that may be required in connection with the preparation or audit of the tax returns of Seller, Buyer shall first give Seller 90 days' written notice and Seller shall within 90 days of such notice have the right to remove and retain said books and records, and any books and records not so removed by Seller may thereafter be destroyed by Buyer.

                                     A1-26

  SECTION 12.6 INSURANCE. Following the Closing, Seller, shall cooperate with Buyer in causing (to the extent requested by Buyer) all existing insurance policies of Seller insuring the Purchased Assets or the Business to be transferred to Buyer as permitted under the policies and, prior to such transfer, Seller shall not cancel or permit to be terminated or lapse any of the Insurance Policies. Seller shall immediately notify Buyer if Seller receives a notice of cancellation or termination with respect to any such Insurance Policy or that the insurer under any such policy is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. To the extent that there is available insurance under policies maintained by Seller or Shareholders in respect of claims brought pursuant to Article 11, Seller or Shareholders, as the case may be, shall (i) submit such claims to the insurer under such policies, (ii) attempt in good faith to recover the maximum amount available under such policies and apply the proceeds to the payment of such claims and (iii) use best efforts to cause the insured under such policies to perform its obligations thereunder. To the extent that after the Closing there is available insurance under policies maintained by Buyer in respect of claims brought pursuant to Article 11, the Buyer shall (i) submit such claims to the insurer under such policies, (ii) attempt in good faith to recover the maximum amount available under such policies and apply the proceeds to the payment of such claims and (iii) use best efforts to cause the insured under such policies to perform its obligations thereunder. To the extent that Buyer shall become liable or suffer any damage with respect to any matter which was covered by insurance maintained by the Seller on or prior to the Closing Date, Seller agrees that the Buyer shall be and hereby is, to the extent permitted under such policies and to the extent consistent with Article 11 hereof, subrogated to the rights of the Seller under such insurance coverage.

                                     A1-27

                                 ARTICLE XIII

                              GENERAL PROVISIONS

  SECTION 13.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) If to Buyer to:

    Innovasive Devices, Inc.
    734 Forest Street
    Marlborough, MA 01752-3032
    Attn: Richard Randall
    Fax: 508-460-8997

  with a copy to:

    Choate, Hall & Stewart
    Exchange Place
    53 State Street
    Boston, Massachusetts 02109
    Attention: Roslyn G. Daum, Esq.
    Fax: (617) 248-4000

  (b) if to the Seller, to:

    Medicine Lodge, Inc.
    152 South 600 West
    Logan, UT 84321
    Attn: Alan Chervitz
    Fax: 801-753-7698

  with a copy to:

    Williams, Mullen, Christian & Dobbins
    P.O. Box 1320
    Richmond, Virginia 23210-1320
    Attention: Theodore L. Chandler, Jr., Esq.
    Fax: (804) 783-5456

  SECTION 13.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 13.3 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) shall not be assigned by operation of law or otherwise; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of The Commonwealth of Massachusetts (without giving effect to the provisions thereof relating to conflicts of law).

  SECTION 13.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                                     A1-28

  SECTION 13.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  [The rest of this page has been left blank intentionally and the signature pages follow.]

                                     A1-29

  IN WITNESS WHEREOF, the Shareholders, and Buyer and Seller by their respective officers thereunto duly authorized, have caused this Agreement to be signed as of the date first written above.

                                          INNOVASIVE DEVICES, INC

                                            s/Richard Randall
                                          By: _________________________________
                                            Richard Randall
                                            President

                                          MEDICINE LODGE, INC

                                            s/Alan Chervitz
                                          By: _________________________________
                                            Alan Chervitz
                                            President

                                          SHAREHOLDERS:

                                          s/E. Marlowe Goble, M.D.
                                          _____________________________________

                                          s/Alan Chervitz
                                          _____________________________________

                                          s/T. Wade Fallin
                                          _____________________________________

                                          s/Richard B. Caspari, M.D.
                                          _____________________________________

                                          s/Judith B. Caspari
                                          _____________________________________

                                          s/Stephen J. Snyder, M.D.,
                                           individually
                                          _____________________________________

                                          s/Stephen J. Snyder, as Trustee of
                                          the Stephen J. Snyder and Lee Ann
                                          Snyder Family Trust
                                          _____________________________________


                                     A1-30

                                                                       ANNEX II

                                          PIPER JAFFRAY COMPANY


                                          Piper Jaffray Companies, Inc.
                                          222 South Ninth Street
                                          Minneapolis, MN 55402-3804
                                          612-342-6000

February 4, 1997

The Board of Directors
Innovasive Devices, Inc.
734 Forest Street
Marlborough, MA 01752

Attention:Richard D. Randall
     President and Chief Executive Officer

Members of the Board:

In connection with the proposed purchase transaction ("Transaction") whereby Innovasive Devices, Inc. ("Innovasive Devices") will acquire substantially all of the assets (the "Purchased Assets") and liabilities related to the orthopedic medical device business (the "Business") of MedicineLodge, Inc. ("MedicineLodge") pursuant to an Asset Purchase Agreement (the "Agreement") by and between Innovasive Devices, MedicineLodge, and the shareholders of MedicineLodge, you have requested our opinion as to the fairness, from a financial point of view, to Innovasive Devices of the consideration to be paid by Innovasive Devices in the Transaction. As more specifically detailed in the Agreement, Innovasive Devices shall issue 1,885,000 shares of its Common Stock, par value $.0001 per share, and shall assume certain operating liabilities and other obligations of MedicineLodge, as specified in the Agreement, in exchange for the Purchased Assets in a tax free transaction under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

Piper Jaffray Inc., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. For our services in rendering this opinion, Innovasive Devices will pay us a fee and indemnify us against certain liabilities. The fee is not contingent upon the consummation of the Transaction. Piper Jaffray makes a market in the Common Stock of Innovasive Devices and also provides research coverage for Innovasive Devices. Piper Jaffray acted as co-manager of the initial public offering of Innovasive Devices' Common Stock in 1996. In the ordinary course of its business, we and our affiliates may actively trade securities of Innovasive Devices for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed (i) a draft of the Agreement dated January 28, 1997, (ii) certain proprietary information relative to MedicineLodge and the Purchased Assets, (iii) certain internal financial information of MedicineLodge on a stand-alone and "as combined" basis resulting from the Transaction prepared for financial planning purposes and furnished by the management of MedicineLodge, (iv) to the extent publicly available, the financial terms of certain acquisition transactions involving companies operating in industries deemed similar to that in which the Business operates, (v) certain publicly available information relative to Innovasive Devices, (vi) certain internal financial information of

                                     A2-1

Innovasive Devices and the combined company resulting from the Transaction (the "Combined Company") prepared for financial planning purposes and furnished by the management of Innovasive Devices, and (vii) certain financial and securities data of Innovasive Devices and companies deemed similar to Innovasive Devices. We had discussions with members of the management of (a) Innovasive Devices concerning the financial condition, current operating results and business outlook for Innovasive Devices and the Combined Company and Innovasive Devices' plans relating to the Combined Company, and (b) MedicineLodge concerning the financial condition, current operating results and business outlook for MedicineLodge and the Combined Company.

We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by Innovasive Devices, MedicineLodge or otherwise made available to us, and have not assumed responsibility independently to verify such information. We have relied further upon the assurances of the managements of Innovasive Devices and MedicineLodge that the information provided to us as set forth above by Innovasive Devices and MedicineLodge has been prepared on a reasonable basis, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. For purpose of this opinion, we have assumed that neither Innovasive Devices nor MedicineLodge is a party to any pending transaction including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or the ordinary course of business. We have assumed that the transactions contemplated by the Agreement will constitute a "reorganization" within the meaning of Section 368(a)(l)(c) of the Code. We have also assumed that the Purchased Assets include all assets which are used in the Business or necessary for the operation of the Business as conducted by MedicineLodge.

In arriving at our opinion, with your consent, our analyses of MedicineLodge have assumed that the Purchased Assets and Assumed Liabilities represent substantially all of the operations of MedicineLodge as a going concern. Accordingly, such analyses did not undertake to consider specific assets or liabilities of MedicineLodge, but rather involved consideration of the business of MedicineLodge as a whole on a going concern basis. Without limiting the generality of the foregoing, we have not performed any appraisals or valuations of the Purchased Assets or any specific assets or liabilities of Innovasive Devices or MedicineLodge, and we express no opinion regarding the liquidation value of any entity or assets.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof, events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Innovasive Devices Common Stock have traded or may trade at any future time.

This opinion is directed to the Board of Directors of Innovasive Devices and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction. This opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the consideration proposed to be paid by Innovasive Devices in the Transaction is fair, from a financial point of view, to Innovasive Devices as of the date hereof.

Sincerely,

/s/ Piper Jaffray Inc.
PIPER JAFFRAY INC.


                                     A2-2

                                                                      ANNEX III

                           INNOVASIVE DEVICES, INC.

                            1996 OMNIBUS STOCK PLAN

                               ----------------

  1. Purpose. This 1996 Omnibus Stock Plan (the "Plan") of Innovasive Devices, Inc. (the "Company") is intended to provide incentives (a) to the officers and other employees of the Company, its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted hereunder ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); and
(c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company ("Restricted Stock"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code.

  2. Administration of the Plan. (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee (the "Committee") of two or more of its members to administer this Plan. In the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each member of the Committee shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and each shall be an "outside director" within the meaning of Section 162(m) of the Code. Subject to ratification of the grant of each Option or Restricted Stock by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to
(i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Restricted Stock) to whom Non-Qualified Options or Restricted Stock may be granted; (ii) determine the time or times at which Options or Restricted Stock may be granted; (iii) determine the option price of shares subject to each Option, which price with respect to ISOs shall not be less than the minimum specified in paragraph 7, and the purchase price of Restricted Stock; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and to Restricted Stock, and the nature of such restrictions, if any; (vii) establish, amend and waive the terms and conditions of individual options and purchase authorizations granted hereunder, including, without limitation, terms and conditions relating to vesting, exercisability and effect of termination of employment by the Company; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under
Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or authorization or agreement for Restricted Stock granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock granted under it.

  (b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing

                                     A3-1
by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if there is no Committee so appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter directly administer the Plan.

  3. Eligible Employees and Others. ISOs may be granted to any officer or other employee of the Company or any Related Corporation. Those directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and Restricted Stock may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration an optionee's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option or Restricted Stock. Granting of any Option or Restricted Stock to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options or Restricted Stock.

  4. Stock. The stock subject to Options and Restricted Stock shall be authorized but unissued shares of Common Stock of the Company, par value $.0001 per share (the "Common Stock"), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 800,000 plus such additional number of shares as may become available due to the forfeiture of options granted under the 1992 MinVasive Devices Stock Option Plan, subject to adjustment as provided in paragraph 14. Any such shares may be issued as ISOs, Non-Qualified Options or Restricted Stock so long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if any Restricted Stock shall be reacquired by the Company by exercise of its repurchase option, the shares subject to such expired or terminated Option and reacquired shares of Restricted Stock shall again be available for grants of Options or Restricted Stock under the Plan.

  5. Individual Participant Limitation. Any other provision of this Plan notwithstanding, the number of shares of Common Stock for which options or purchase authorizations may be granted in any single fiscal year of the Company to any participant shall not exceed 250,000 shares (the "Individual Limit"). For purposes of the foregoing limitation, if any option or purchase authorization is cancelled, the cancelled option or purchase authorization shall continue to be counted against the Individual Limit; if after grant the exercise price of an option or purchase authorization is modified, the transaction shall be treated as the cancellation of the option or purchase authorization and the grant of a new option or purchase authorization. In any such case, both the option or purchase authorization that is cancelled and the option or purchase authorization deemed to be granted shall be counted against the Individual Limit.

  6. Grants Under the Plan. Options or Restricted Stock may be granted under the Plan at any time on or after April 2, 1996 and prior to April 2, 2006. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the Option; provided, however, that such date shall not be prior to the date of award. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

  7. Minimum Option Price: ISO Limitations. (a) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value of Common Stock on the date of grant.

  (b) In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

                                     A3-2

  (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean
(i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange; or
(ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market or on a national securities exchange. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

  8. Option Duration. Subject to earlier termination as provided in paragraphs 10 and 11, each Option shall expire on the date specified by the Committee, but not more than ten years from the date of grant and in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, not more than five years from date of grant. Subject to earlier termination as provided in paragraphs 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

  9. Exercise of Option. Subject to the provisions of paragraphs 10 through 13, each Option granted under the Plan shall be exercisable as follows:

  (a) The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

  (b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

  (c) Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

  (d) The Committee shall have the right to accelerate the date of exercise of any installment; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in
Section 422(d) of the Code, which provides generally that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all plans of the Company and any Related Corporation) shall not exceed $100,000.

  10. Termination of Employment. If an ISO optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability as provided in paragraph 11, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 90 days from the date of termination of his employment, but in no event later than on their specified expiration dates except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to

                                     A3-3
reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of any Option or Restricted Stock the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine. Notwithstanding the provisions in this paragraph 10, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a participant's termination of employment by the Company.

  11. Death; Disability; Dissolution. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any Option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the Option's specified expiration date or one year from the date of the optionee's death.

  If an optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any Option held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the Option's specified expiration date or one year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall have the meaning assigned to it in Section 22(e)(3) of the Code or any successor statute.

  In the case of a partnership, corporation or other entity holding a Non-Qualified Option, if such entity is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity, such Option shall terminate immediately.

  12. Assignability. Unless otherwise approved by the Board, no Non-Qualified Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the lifetime of the Optionee each Option shall be exercisable only by him. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the Optionee each Option shall be exercisable only by him.

  13. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 hereof and may contain such other provisions as the Committee deems advisable that are not inconsistent with the Plan, including transfer and repurchase restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

  14. Adjustments. Upon the happening of any of the following described events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

  (a) In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clauses (iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) the Board

                                     A3-4
may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; or (iii) all outstanding options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each such holder thereof shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or (iv) all outstanding options may be cancelled by the Board as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or (v) the Board may provide for the cancellation of all outstanding options and for the payment to the holders thereof of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

  (b) In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such Option and the date of its exercise.

  (c) Notwithstanding the foregoing, any adjustments made pursuant to subparagraph (a) or (b) shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments with respect to ISOs will constitute a "modification" of such ISOs as that term is defined in Section 424 of the Code, or cause any adverse tax consequences for the holders of such ISOs. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

  (d) No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (d), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

  (e) Upon the happening of any of the foregoing events described in subparagraphs (a) or (b) above, the class and aggregate number of shares set forth in paragraph 4 hereof which are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events specified in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 14, and subject to paragraph 2, its determination shall be conclusive.

  15. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor (i) in United States dollars in cash or by check, (ii) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option,
(iii) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (iv) at the discretion of the Committee, by delivery to the Company of irrevocable instructions to a broker to (a) either sell the shares subject to the option or purchase authorization being exercised or hold such shares as collateral for a margin loan and (b) promptly deliver to the Company the amount of the sale or loan proceeds required to pay the exercise price or purchase price, as the case may be, or (v) at the discretion of the Committee, by any combination of (i), (ii), (iii)

                                     A3-5
and (iv) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses
(ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 14 with respect to change in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

  16. Conversion of ISOs into Non-Qualified Options: Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

  17. Restricted Stock. Each grant of Restricted Stock under the Plan shall be evidenced by an instrument (a "Restricted Stock Agreement") in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

  (a) The Committee shall determine the number of shares of Common Stock to be issued to an eligible person pursuant to the grant of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

  (b) Shares issued pursuant to a grant of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution or as otherwise determined by the Committee in the Restricted Stock Agreement, for such period as the Committee shall determine, from the date on which the Restricted Stock is granted (the "Restricted Period"). The Company will have the option to repurchase the Common Stock at such price as the Committee shall have fixed in the Restricted Stock Agreement, which option will be exercisable (i) if the Participant's continuous employment or performance of services for the Company and the Related Corporations shall terminate prior to the expiration of the Restricted Period, (ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such repurchase option, the Participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such Restricted Stock or (iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee in the Restricted Stock Agreement. Each certificate for shares issued as Restricted Stock shall bear an appropriate legend referring to the foregoing repurchase option and other restrictions; shall be deposited by the stockholder with the Company, together with a stock power endorsed in blank; or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such shares in contravention of the foregoing repurchase option and other restrictions shall be null and void and without effect. If shares issued as Restricted Stock shall be repurchased pursuant to the repurchase option described above, the stockholder, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the shares, accompanied by such instrument of transfer, if

                                     A3-6
any, as may reasonably be required by the Secretary of the Company. If the repurchase option described above is not exercised by the Company, such repurchase option and the restrictions imposed pursuant to the first sentence of this subparagraph (b) shall terminate and be of no further force and effect.

  (c) If a person who has been in continuous employment or performance of services for the Company or a Related Corporation since the date on which Restricted Stock was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability or by reason of early, normal or deferred retirement under an approved retirement program of the Company or a Related Corporation (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Restricted Stock was granted to him and prior to the end of the Restricted Period, the Committee may determine to cancel the repurchase option (and any and all other restrictions) on any or all of the shares of Restricted Stock; and the repurchase option shall become exercisable at such time as to the remaining shares, if any.

  18. Term and Amendment of Plan. This Plan was adopted by the Board on April 2, 1996 and approved by the stockholders of the Company on April 23, 1996. The Plan shall expire on April 1, 2006 (except as to Options and Restricted Stock outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that any amendment that (a) increases the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 14); (b) changes the class of persons eligible to participate in the Plan, or (c) materially increases the benefits to participants under the Plan, shall be subject to approval by stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing amendments, and shall be null and void if such approval is not obtained. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under any Option or Restricted Stock previously granted to him.

  19. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options and Restricted Stock authorized under the Plan shall be used for general corporate purposes.

  20. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

  21. (a) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver shares of Common Stock upon exercise of an option or purchase authorization, in whole or in part, shall be subject to the participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The participant may satisfy the obligation, in whole or in part, by electing to (1) have the Company withhold shares of Common Stock or (2) deliver to the Company already-owned shares of Common Stock having a value equal to the amount required to be withheld; provided, however, that participants who are subject to the requirements of Section 16 of the Exchange Act ("Section 16 Persons") shall not have the benefit of the foregoing election but rather the Company shall, in all cases where tax withholding is required with respect to such participants, withhold shares of Common Stock having a value equal to such withholding obligations. The value of shares to be withheld or delivered shall be based on the fair market value of the shares on the date the amount of tax to be withheld is to be determined (the "Tax Date"). The election by a participant who is not a Section 16 Person to have shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the Tax Date, (2) the election must be irrevocable and (3) the election will be subject to the disapproval of the Committee.

  (b) Withholding of Additional Income Taxes. The Company may, in accordance with the Code, upon exercise of a Non-Qualified Option or the purchase of Common Stock for less than its fair market value or the lapse of restrictions on Restricted Stock or the making of a Disqualifying Disposition (as defined in paragraph 22), require the employee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income.

                                     A3-7

  22. Notice to Company of Disqualifying Disposition. Each employee who receives ISOs shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

  23. Governing Laws; Construction. The validity and construction of the Plan and the instruments evidencing Options and Restricted Stock shall be governed by the laws of the Commonwealth of Massachusetts. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


                                     A3-8

                                                                       ANNEX IV

                           INNOVASIVE DEVICES, INC.

                 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  1. Purpose. This 1996 Non-Employee Director Stock Option Plan (hereinafter, the "Plan") is intended to promote the interests of Innovasive Devices, Inc., a Massachusetts corporation (the "Company"), by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

  2. Available Shares. The total number of shares of Common Stock, par value $.0001 per share, of the Company (the "Common Stock") for which options may be granted under the Plan shall not exceed 150,000 shares, subject to adjustment in accordance with paragraph 10 of the Plan. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

  3. Administration. The Plan shall be administered by the Board or by the Compensation Committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to establish, amend and waive the terms and conditions of individual options and purchase authorizations granted hereunder, including, without limitation, terms and conditions relating to vesting, exercisability, and effect of termination of employment by the Company, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

  Effective on and after June 6, 1996, the date the Company first registered its Common Stock under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), the selection of any director of the Company to whom Options may be granted pursuant to the Plan, the determination of the number of shares of Common Stock which may be covered by Options granted to any such director pursuant to the Plan, the specification of the price at which shares of Common Stock may be purchased pursuant to Options granted to any such director pursuant to the Plan and the time or times at which Options may be granted to any such director pursuant to the Plan shall be made solely by (i) a committee of two or more non-employee directors (as defined in Rule 16b-3(b)(3)(i) under the Exchange Act as adopted by the Securities and Exchange Commission effective as of August 15, 1996 or as effective from time to time thereafter) or (ii) the Board.


  4. Granting of Options.

  (a) Annual Grants. At each annual meeting of the Board and during the term of the Plan, each person who is then serving on the Board and who is not a current employee or officer of the Company shall automatically be granted an option to purchase 2,500 shares of Common Stock, subject to the availability of shares under the Plan, provided that such person has not received at such annual meeting a grant pursuant to Section 4(b).

  (b) Initial Grants. Each new director who is not a current employee or officer of the Company shall receive upon his initial election to the Board of Directors an option to purchase 10,000 shares of Common Stock.

  Except for the specific options referred to above, no other options shall be granted under the Plan.

                                     A4-1

  5. Option Price. The purchase price of the stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of the Plan. For purposes of the Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market or on a national securities exchange. If, at the time an option is granted under the Plan, the Company's stock is not publicly traded, "fair market value" shall be the fair market value on the date the option is granted as determined by the Board in good faith.

  6. Period of Option. Unless sooner terminated in accordance with the provisions of paragraph 8 of the Plan, an option granted hereunder shall expire on the date which is ten (10) years after the date of grant of the option.

  7. Vesting of Shares and Non-transferability of Options.

  (a) Vesting. Options granted under the Plan shall not be exercisable until they become vested. Options granted under the Plan shall vest in the Optionee and thus become exercisable by the Optionee in four annual installments of 25% each on the first, second, third and fourth anniversaries of the date of grant.

  (b) Legend on Certificates. The certificates representing such shares shall carry such appropriate legend and such written instructions shall be given to the Company's transfer agent as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

  (c) Non-transferability. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and shall be exercisable during the optionee's lifetime only by him or her.

  8. Termination of Option Rights.

  (a) In the event an optionee ceases to be a member of the Board for any reason, including death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 180 days of the date the optionee ceased to be a member of the Board, or, in the event of death or permanent disability, within one year of the date of death or permanent disability; and all options shall terminate after the 180-day or one year period, as the case may be, has expired.

  (b) Notwithstanding the provisions in this paragraph 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a participant's termination of employment by the Company.

  9. Exercise of Option. Subject to the terms and conditions of the Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company at its principal office address, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such

                                     A4-2
restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 5 or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificates(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

  10. Adjustments Upon Changes in Capitalization and Other Matters. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

  (a) Stock Dividends. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such Option and the date of its exercise.

  (b) Merger; Consolidation; Liquidation; Sale of Assets. In the event the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clauses (iii),
(iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; or (ii) the Board may waive any discretionary limitations imposed with respect to the exercise of the option so that all options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; or (iii) all outstanding options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option, and each such holder thereof shall have the right to exercise such option in full (without regard to any discretionary limitations imposed with respect to the option) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or (iv) all outstanding options may be cancelled by the Board as of the date of any such merger, consolidation, liquidation or sale, provided that notice of such cancellation shall be given to each holder of an option and each such holder thereof shall have the right to exercise such option but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the option prior to the effective date of such merger, consolidation, liquidation or sale; or (v) the Board may provide for the cancellation of all outstanding options and for the payment to the holders thereof of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such option.

  (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                                     A4-3

  (d) No Fractional Shares. No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (d), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

  (e) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in paragraph 2 of the Plan that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.

  11. Restrictions on Issuance of Shares. Notwithstanding the provisions of paragraphs 4 and 9 of the Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

    (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

    (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

  12. Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

  13. Option Agreement. Each option granted under the provisions of the Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf for the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the officer executing it.

  14. Term and Amendment of Plan. The Plan was adopted by the Board on April 2, 1996 and approved by the stockholders of the Company on April 2, 1996. Options may no longer be granted under the Plan after April 1, 2006, and the Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the stockholders, (a) increase the maximum number of shares for which options may be granted under the Plan (except by adjustment pursuant to Section 11), (b) materially modify the requirements as to eligibility to participate in the Plan, (c) materially increase benefits accruing to option holders under the Plan or (d) amend the Plan in any manner which would cause Rule 16b-3 to become inapplicable to the Plan; and provided further that the provisions of the Plan specified in Rule 16b-3(d) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

  15. Compliance with Regulations. It is the Company's intent that the Plan comply with all respects with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor or amended version thereof) and any

                                     A4-4
applicable Securities and Exchange Commission interpretations thereof. If any provision of the Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

  16. Governing Law. The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

                                     A4-5